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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Zep Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1310 Seaboard Industrial Blvd., NW Atlanta, Georgia 30318-2825

May 26, 2015

Dear Fellow Stockholder:

        You are cordially invited to attend a Special Meeting of the Stockholders (the "special meeting") of Zep Inc. to be held at 1420 Seaboard Industrial Blvd., NW, Atlanta, Georgia 30318-2825, on June 25, 2015, at 9:00 AM local time.

        At the special meeting, our stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of April 7, 2015 (as it may be amended from time to time, the "merger agreement"), by and among Zep Inc., NM Z Parent Inc. ("Parent") and NM Z Merger Sub Inc. ("Merger Sub"), pursuant to which Merger Sub will merge with and into Zep Inc. (the "merger") and each share of our common stock outstanding immediately prior to the effective time of the merger (other than certain shares as set forth in the merger agreement) will be cancelled and converted into the right to receive $20.05 in cash, without interest and less any applicable withholding taxes. If the merger is completed, we will become a wholly owned subsidiary of Parent, an entity which will be indirectly owned by funds advised by New Mountain Capital, L.L.C.

        After careful consideration, our board of directors unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of our stockholders, (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (iii) resolved to recommend the approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger, by our stockholders, and (iv) directed that the merger agreement be submitted for consideration of our stockholders at the special meeting.

        Our board of directors unanimously recommends that stockholders vote "FOR" the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger.

        At the special meeting, stockholders will also be asked to vote on (i) an advisory (non-binding) proposal to approve compensation that will or may become payable to our named executive officers in connection with the merger and (ii) a proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement. Our board of directors unanimously recommends that stockholders vote "FOR" each of these proposals.

        The enclosed proxy statement describes the merger, the merger agreement and related agreements, and provides specific information concerning the special meeting. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission. We urge you to, and you should, read the entire proxy statement carefully, including the annexes and the documents incorporated by reference therein, as it sets forth the details of the merger agreement and other important information related to the merger.

        Your vote is very important. The merger cannot be completed unless holders of a majority of the outstanding shares of our common stock vote in favor of the proposal to approve and adopt the merger agreement. If you fail to vote on the approval and adoption of the merger agreement, the effect will be the same as a vote against the approval and adoption of the merger agreement.

        Although stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the special meeting. Accordingly, we have enclosed a proxy card and provided other methods, including a toll-free telephone number and use of the Internet, that will enable your shares to be voted on the matters to be considered at the special meeting even if you are unable to attend. We have provided instructions on the proxy card for authorizing your shares to be voted by telephone or the Internet. Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card or vote by telephone or the Internet to ensure that your shares will be represented at the special meeting if you are unable to attend.

        If you hold your shares in "street name" through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the proposal to approve and adopt the merger agreement.

        If you have any questions or need assistance in voting your shares, or if you need to obtain copies of the accompanying proxy statement, proxy cards, election forms or other documents incorporated by reference in the proxy statement, please contact our proxy solicitor, Georgeson Inc., toll-free at 866-431-2076.

        Thank you for your continued support.

Very truly yours,
JOHN K. MORGAN Chairman, President, and Chief Executive Officer

        Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

        The attached proxy statement is dated May 26, 2015 and is first being mailed to stockholders on or about May 27, 2015.

1310 Seaboard Industrial Blvd., NW Atlanta, Georgia 30318-2825

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Zep Inc.:

        NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders (the "special meeting") of Zep Inc. ("we," "our" or "us") will be held at 1420 Seaboard Industrial Blvd., NW, Atlanta, Georgia 30318-2825, on June 25, 2015, at 9:00 AM local time, to consider and vote on a proposal:

  1.
  to approve and adopt the Agreement and Plan of Merger, dated as of April 7, 2015 (as it may be amended from time to time, the "merger agreement"), by and among Zep Inc., NM Z Parent Inc., and NM Z Merger Sub Inc., and thereby approve the transactions contemplated by the merger agreement, including the merger of NM Z Merger Sub Inc. with and into Zep Inc. (the "merger");

  2.
  to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the merger; and

  3.
  to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

        The holders of record of our common stock, par value $0.01 per share, at the close of business on May 22, 2015, the record date for the special meeting, are entitled to notice of and to vote at the special meeting or at any adjournment or postponement thereof. All stockholders are cordially invited to attend the special meeting in person.

        After careful consideration, our board of directors unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of our stockholders, (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (iii) resolved to recommend the approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger, by our stockholders, and (iv) directed that the merger agreement be submitted for consideration of our stockholders at the special meeting.

        Our board of directors unanimously recommends that stockholders vote "FOR" the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, "FOR" the advisory (non-binding) proposal to approve compensation that will or may become payable to our named executive officers in connection with the merger and "FOR" the proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

        Your vote is important, regardless of the number of shares of common stock you own. The approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, requires the affirmative vote of holders of a majority of the outstanding shares of common stock and is a condition to the consummation of the merger. The advisory (non-binding) proposal to approve compensation that will or may become payable to our named executive officers in connection with the merger, as well as the proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement, each requires the affirmative vote of holders of a majority of the shares of common stock voted on each such proposal at the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card or vote your shares of common stock by telephone or the Internet to ensure that your shares of common stock will be represented at the special meeting if you are unable to attend. A failure to vote your shares of common stock or an abstention from voting will have the same effect as a vote against the proposal to approve and adopt the merger agreement.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of (i) the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) the advisory (non-binding) proposal to approve compensation that will or may become payable to our named executive officers in connection with the merger, and (iii) the proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement. If you fail to attend the special meeting in person or submit your proxy, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the proposal to approve and adopt the merger agreement, but will not affect the advisory (non-binding) vote to approve compensation that will or may become payable to our named executive officers in connection with the merger or the vote to adjourn the special meeting, if necessary or appropriate to, among other things, solicit additional proxies.

        You may revoke your proxy at any time before the vote on the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger, at the special meeting by following the procedures described in the accompanying proxy statement.

By order of the Board of Directors,
JILL A. GILMER Corporate Secretary

Dated May 26, 2015

i

Agreement and Plan of Merger	Annex A
Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated	Annex B
Section 262 of the Delaware General Corporation Law	Annex C

ii

SUMMARY

        This summary discusses material information contained elsewhere in this proxy statement, including with respect to the merger agreement, the merger and the other agreements entered into in connection with the merger. We encourage you to read carefully this entire proxy statement, its annexes and the documents incorporated by reference herein, as this summary does not contain all of the information that may be important to you. The items in this summary include page references directing you to a more complete description of that topic in this proxy statement.

        Unless stated otherwise or the context otherwise requires, in this proxy statement all references to:

  •
  the "Company," "we," "our," or "us" refer to Zep Inc., a Delaware corporation;

  •
  the "merger agreement" refer to the Agreement and Plan of Merger, dated as of April 7, 2015, as it may be amended from time to time, by and among the Company, Parent and Merger Sub, a copy of which is included as Annex A to this proxy statement; and

  •
  the "merger" refer to the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation.

The Parties to the Merger Agreement (page 21)

  Zep Inc.

        We are a leading consumable chemical packaged goods company, providing a wide variety of high-performance chemicals and related products and services that help professionals maintain, clean and protect their assets. Additional information about us is contained in our public filings with the Securities and Exchange Commission ("SEC"), which are incorporated by reference herein. See "The Parties to the Merger Agreement—Zep Inc." and "Where You Can Find Additional Information."

        Our common stock is currently listed on the New York Stock Exchange (the "NYSE") under the symbol "ZEP."

  NM Z Parent Inc. and NM Z Merger Sub Inc.

        NM Z Parent Inc. ("Parent") is a Delaware corporation formed by New Mountain Partners IV, L.P. ("New Mountain Partners IV"), a fund affiliated with and advised by New Mountain Capital, L.L.C. ("New Mountain Capital"). NM Z Merger Sub Inc. ("Merger Sub") is a Delaware corporation and a wholly owned subsidiary of Parent. Both Parent and Merger Sub were formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Neither Parent nor Merger Sub has engaged in any business except for activities incidental to their formation and as contemplated by the merger agreement. See "The Parties to the Merger Agreement—NM Z Parent Inc. and NM Z Merger Sub Inc."

The Special Meeting (Page 22)

        The special meeting will be held at 1420 Seaboard Industrial Blvd., NW, Atlanta, Georgia 30318-2825, on June 25, 2015, at 9:00 AM local time.

Proposals to be Voted on at the Special Meeting (page 22)

        At the special meeting, you will be asked to consider and vote upon the following proposals:

  •
  to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger;

  •
  to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the merger; and

  •
  to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

The Merger (Page 27)

        The merger agreement provides that at the effective time of the merger Merger Sub will be merged with and into us. We will be the surviving corporation in the merger (the "surviving corporation"). At the effective time of the merger, each outstanding share of our common stock, par value $0.01 per share ("common stock"), other than shares owned by the Company, Parent or holders who are entitled to, and who properly exercise, appraisal rights under Delaware law, will be converted into the right to receive $20.05 in cash (the "merger consideration"), without interest and less any applicable withholding taxes, and each share of Merger Sub's common stock will be converted into one share of common stock of the surviving corporation. As a result, following the merger we will be a privately held company, wholly owned by Parent, and our common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The terms and conditions of the merger are contained in the merger agreement, a copy of which is attached to this proxy statement as Annex A.

Record Date and Quorum (Page 23)

        The holders of record of our common stock as of the close of business on May 22, 2015 (the "record date" for determining those stockholders entitled to notice of and to vote at the special meeting), are entitled to receive notice of and to vote at the special meeting. As of the close of business on the record date, there were 23,305,951 shares of common stock outstanding.

        The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding as of the close of business on the record date will constitute a quorum. Under our amended and restated by-laws, in the absence of a quorum at the special meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

Required Vote (Page 23)

        To complete the merger, under Delaware law, stockholders holding at least a majority of the shares of common stock outstanding at the close of business on the record date must vote "FOR" the proposal to approve and adopt the merger agreement. In addition, under the merger agreement, the receipt of this vote is a condition to the consummation of the merger. A failure to vote your shares of common stock or an abstention from voting your shares will have the same effect as a vote against the proposal to approve and adopt the merger agreement.

        The proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the merger, as well as the proposal to approve the proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement, each require the affirmative vote of holders of a majority of the shares of common stock voted on each such proposal at the special meeting.

Conditions to the Merger (Page 79)

        Each party's obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the approval and adoption of the merger agreement by the required vote of the stockholders;

  •
  the absence of any restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the merger; and

  •
  the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

        The obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction (or waiver if permissible under applicable law) of the following additional conditions:

  •
  the accuracy of our representations and warranties (subject to materiality, material adverse effect and other qualifications specified in the merger agreement);

  •
  our having not breached in any material respect, or failed to perform in all material respects, our obligations under the merger agreement required to be performed by us at or prior to the effective time of the merger;

  •
  since the date of the merger agreement, there having not been any circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Company material adverse effect and that is continuing; and

  •
  the delivery of an officer's certificate by the Company certifying that the conditions in the three bullets above have been satisfied.

        Our obligation to complete the merger is subject to the satisfaction (or waiver if permissible under applicable law) of the following additional conditions:

  •
  the accuracy of the representations and warranties of Parent and Merger Sub (subject to materiality, material adverse effect and other qualifications specified in the merger agreement);

  •
  Parent having not breached in any material respect, or failed to perform in all material respects, the material obligations under the merger agreement required to be performed by it at or prior to the effective time of the merger; and

  •
  the delivery of an officer's certificate by Parent certifying that the conditions in the two bullets above have been satisfied.

When the Merger Becomes Effective (Page 63)

        We anticipate completing the merger late in the second calendar quarter of 2015, subject to the approval and adoption of the merger agreement by our stockholders as specified herein and the satisfaction of the other closing conditions.

Recommendation of Our Board of Directors (Pages 22 and 40)

        After careful consideration, our board of directors unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of our stockholders, (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (iii) resolved to recommend the approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger, by our stockholders, and (iv) directed that the merger agreement be submitted for consideration by our stockholders at the special meeting. Our board of directors unanimously recommends that stockholders vote "FOR" the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, "FOR" the proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the merger, and "FOR" the proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

        For a description of the reasons considered by our board of directors in deciding to recommend approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger, by our stockholders, see "The Merger (Proposal 1)—Reasons for the Merger."

Opinion of Our Financial Advisor (Page 40 and Annex B)

        In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("BofA Merrill Lynch"), our financial advisor, delivered to our board of directors a written opinion, dated April 7, 2015, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of our common stock. The full text of the written opinion, dated April 7, 2015, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to our board of directors (in its capacity as such) for the benefit and use of our board of directors in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the merger, and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to us or in which we might engage or as to our underlying business decision to proceed with or effect the merger. BofA Merrill Lynch's opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the merger or any related matter.

Treatment of Our Equity-Based Awards (Page 65)

        Stock Options.    Each stock option, whether or not vested or exercisable, that is outstanding at the effective time of the merger will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any stock option an amount in cash equal to the product of (i) the excess, if any, of the merger consideration over the exercise price per share of common stock subject to the stock option and (ii) the total number of shares of common stock subject to the stock option (assuming full vesting of the stock option). Each stock option having an exercise price per share of common stock subject to the stock option equaling or exceeding the merger consideration will be cancelled without payment of any amounts in connection with the cancellation.

        Restricted Stock.    Each award of restricted stock outstanding at the effective time of the merger, whether or not vested, will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any award of restricted stock an amount in cash equal to (i) the product of the merger consideration and the number of shares of common stock subject to such award, plus (ii) all dividends, if any, accrued but unpaid as of the effective time of the merger with respect to such award.

        Restricted Stock Units.    Each award of restricted stock units outstanding at the effective time of the merger, whether or not vested, will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any award of restricted stock units an amount in cash equal to (i) the product of the merger consideration and the number of shares of common stock subject to such award, plus (ii) all dividend equivalents, if any, accrued but unpaid as of the effective time of the merger with respect to the number of shares of common stock underlying such award.

        Performance Stock.    Each award of performance stock outstanding at the effective time of the merger, whether or not vested and whether or not the performance criteria have been achieved, will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any award of performance stock an amount in cash equal to (i) the product of the merger consideration and the number of shares of common stock that would have been earned at the target level under the terms of the award agreement for such award, plus (ii) all dividends, if any, accrued but unpaid as of the effective time of the merger with respect to the shares of common stock that would have been earned at the target level under the terms of the award agreement for such award.

        Performance Stock Units.    Each award of performance stock units outstanding at the effective time of the merger will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any award of performance stock units an amount in cash equal to (i) the product of the merger consideration and the number of shares of common stock that would have been earned at the target level under the terms of the award agreement for such award, plus (ii) all dividend equivalents, if any, accrued but unpaid as of the effective time of the merger with respect to the shares of common stock that would have been earned at the target level under the terms of the award agreement for such award.

Interests of Our Directors and Executive Officers in the Merger (Page 53)

        In considering the recommendation of our board of directors with respect to the proposal to approve and adopt the merger agreement, you should be aware that some of our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. Interests of officers and directors that may be different from or in addition to the interests of our stockholders include, among others:

  •
  the merger agreement provides for the accelerated vesting and cash-out of all outstanding Company equity awards upon the consummation of the merger;

  •
  our Amended and Restated Supplemental Deferred Savings Plan (the "Deferred Savings Plan") provides for the accelerated vesting and lump sum distribution of the account of any participant who terminates employment (other than in a termination by us for cause) within two years following a change in control, and, as required by the Deferred Savings Plan, the merger agreement provides that the Deferred Savings Plan will not be terminated or amended to reduce, suspend or eliminate any benefits or participation under the Deferred Savings Plan for a period of two years following the consummation of the merger. The merger agreement further provides that, at the effective time of the merger, each amount credited to an account under the Deferred Savings Plan in shares (or deemed shares) of common stock will instead be credited as an amount of cash equal to the product of the merger consideration and the number of such shares (or deemed shares) of common stock;

  •
  under our Amended and Restated Nonemployee Director Deferred Compensation Plan (the "Director Plan"), at or as soon as practicable after the consummation of the merger, subject to any applicable withholding taxes, we will make a cash payment to each accountholder under the Director Plan equal to (i) the product of the merger consideration and the number of deferred stock units credited to such accountholder's account, plus (ii) the amount, if any, credited to such accountholder's account that is deemed to be invested in the bookkeeping account established under the Director Plan;

  •
  under change in control and severance agreements, our executive officers are entitled to separation payments and benefits in the event of a termination of employment under certain conditions at the time of or within a period following the consummation of the merger; and

  •
  our directors and executive officers, including our named executive officers, are entitled to continued indemnification and insurance coverage following the consummation of the merger under indemnification agreements and the merger agreement.

        These interests are discussed in more detail in the section entitled "The Merger (Proposal 1)—Interests of Our Directors and Executive Officers in the Merger." Our board of directors was aware of the different or additional interests set forth herein and considered such interests along with other matters in approving the merger agreement and the transactions contemplated thereby, including the merger.

Financing (Page 49)

        Parent estimates that the total amount of funds required to complete the merger and related transactions and pay related fees and expenses will be approximately $730 million. Parent expects this amount to be funded through a combination of the following:

  •
  debt financing in an aggregate principal amount of up to approximately $360.0 million through a first lien senior secured term loan facility, and a $42.5 million first lien senior secured cash flow revolving credit facility, on terms and conditions set forth in the debt commitment letter (as described in "The Merger (Proposal 1)—Financing"); and

  •
  a cash equity investment by New Mountain Partners IV in Parent of up to $382.5 million.

        The consummation of the merger is not subject to a financing condition (although the funding of the debt and cash equity financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided).

Limited Guaranty (Page 52)

        Concurrently with the execution of the merger agreement, New Mountain Partners IV also executed and delivered a limited guaranty in our favor (the "limited guaranty"), pursuant to which New Mountain Partners IV agreed, subject to the terms and conditions of the limited guaranty, to guarantee the due and punctual observance, performance, discharge and payment when due of:

  •
  the obligation of Parent under the merger agreement to pay a reverse termination fee of $33.75 million if the merger agreement is terminated under specified circumstances which are described in "The Merger Agreement—Termination Fees;" and

  •
  certain additional amounts, including certain reimbursement and indemnification obligations of Parent under the merger agreement.

        New Mountain Partners IV's obligations under the limited guaranty are subject to an aggregate cap equal to the amount of (i) the reverse termination fee, plus (ii) certain expense reimbursement and indemnification obligations specified in the merger agreement.

Material U.S. Federal Income Tax Consequences of the Merger (Page 58)

        The receipt of cash in exchange for shares of common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should consult your tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Regulatory Approvals (Page 61)

        Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice ("Antitrust Division") and the Federal Trade Commission ("FTC") and all statutory waiting period requirements have been satisfied or early termination has been granted by the applicable agencies. On April 16, 2015, we and Parent each filed our respective Notification and Report Forms with the Antitrust Division and the FTC. On April 24, 2015, the FTC granted early termination of the waiting period under the HSR Act.

Solicitation of Other Offers (Page 72)

  Go-Shop Period

        From the date of the merger agreement until 11:59 p.m. New York City time on May 7, 2015, which period we refer to as the "go-shop period," we and our subsidiaries and our respective representatives were permitted to, directly or indirectly:

  •
  solicit, initiate, facilitate and encourage proposals relating to certain alternative transactions, including by providing access to non-public information relating to us and our subsidiaries pursuant to an acceptable confidentiality agreement (as defined in "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals"), as long as we promptly provide the same non-public information to Parent that was not previously provided to Parent, and

  •
  enter into and maintain or continue discussions or negotiations with respect to potential acquisition proposals (as defined in "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals") or otherwise cooperate with, or assist or participate in, or facilitate, any such inquiries, proposals, discussions or negotiations.

        At the end of the go-shop period:

  •
  within forty-eight hours following the end of the go-shop period, we were required to provide Parent with (i) a written list identifying each "excluded party" (as defined in "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals"), if any, and (ii) a copy of the acquisition proposal submitted by each excluded party; and

  •
  we were required to immediately cease and terminate any existing activities, discussions or negotiations with, any third party (other than excluded parties) relating to any acquisition proposal.

See "The Merger (Proposal 1)—Background of the Merger" for information regarding the results of the go-shop process.

  No-Shop Period

        Except as otherwise provided in the merger agreement, from and after 12:00 a.m. New York City time on May 8, 2015 until the effective time of the merger, or if earlier, the termination of the merger agreement in accordance with its terms, we and our affiliates and our respective representatives may not:

  •
  solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of an acquisition proposal;

  •
  enter into, engage or participate in any discussions or negotiations with or furnish any information relating to us or any of our subsidiaries or afford access to the business, properties, assets, books or records of us or any of our subsidiaries to, any third party in connection with or for the purpose of facilitating or encouraging an acquisition proposal;

  •
  except for an acceptable confidentiality agreement, enter into any agreement in principle, letter of intent, memorandum of understanding, merger agreement, acquisition agreement, option agreement or other similar agreement relating to an acquisition proposal;

  •
  grant any waiver, amendment or release under any state takeover statutes or our existing stockholder rights plan; or

  •
  grant any waiver, amendment or release under any standstill or confidentiality agreement; provided that we may waive, amend, release or fail to enforce any provision of any confidentiality, "standstill" or similar obligation of any person if our board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law.

        Notwithstanding the foregoing restrictions, if, prior to obtaining the required vote of our stockholders to approve and adopt the merger agreement, (i) we receive an unsolicited acquisition proposal from a third party that in the good faith judgment of our board of directors, after consultation with outside legal and financial advisors, constitutes, or would reasonably be expected to lead to, a "superior proposal" (as defined in "The Merger Agreement—Restrictions on Solicitation of Acquisition Proposals") and (ii) other than with respect to taking actions with an excluded party (for so long as such person remains an excluded party), our board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then we may take the following actions:

  •
  provide non-public information to the third party and its representatives after entering into an acceptable confidentiality agreement, as long as we promptly provide the same non-public information to Parent;

  •
  engage in discussions or negotiations with a third party and its representatives with respect to the acquisition proposal; and

  •
  take any non-appealable, final action that any court of competent jurisdiction orders we take.

  Adverse Recommendation Changes; Superior Proposal

        Under the merger agreement, generally, our board of directors may not:

  •
  (i) recommend, adopt or approve, or publicly propose to recommend, adopt or approve, any acquisition proposal, (ii) fail to make, withdraw or modify in a manner adverse to Parent or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub) the recommendation of our board of directors contained in this proxy statement that our stockholders approve and adopt the merger agreement (or recommend an acquisition proposal or authorize the Company to enter into acquisition proposal documentation (as defined below), other than an acceptable confidentiality agreement), (iii) fail to include in this proxy statement the recommendation of our board of directors that our stockholders approve and adopt the merger agreement, or (iv) publicly recommend any acquisition proposal (we refer to any of the foregoing actions as an "adverse recommendation change"); or

  •
  execute, or allow us or any of our subsidiaries to execute, any letter of intent, memorandum of understanding or definitive agreement with respect to any acquisition proposal (other than an acceptable confidentiality agreement), which we refer to as "acquisition proposal documentation."

        Notwithstanding the foregoing restrictions, subject to our compliance with our obligations under the merger agreement, including providing Parent with advance notice and giving Parent an opportunity to make revisions to the merger agreement, at any time prior to the approval and adoption of the merger agreement by our stockholders, our board of directors may:

  •
  make an adverse recommendation change if there is an event, change, occurrence, condition, development, state of facts or circumstance that was unknown to our board of directors as of the date of the merger agreement and subsequently becomes known to our board of directors, or, if known, the consequences of which were not reasonably foreseeable to our board of directors as of the date of the merger agreement (which such event, change, occurrence, condition, development, state of facts or circumstance we refer to as an "intervening event"), and our board of directors determines in good faith (after consultation with its outside legal counsel and financial advisor) that the failure to make such adverse recommendation change would be reasonably likely to be inconsistent with the directors' fiduciary duties under applicable law; or

  •
  make an adverse recommendation change and/or authorize the termination of the merger agreement in order to enter into a definitive agreement with respect to an acquisition proposal if our board of directors determines in good faith (after consultation with our outside legal counsel and our financial advisor) that such acquisition proposal constitutes a superior proposal, provided that we may enter into such definitive agreement and terminate the merger agreement only if we pay to Parent the applicable termination fee under the merger agreement prior to or concurrently with such termination (as described in more detail below under "The Merger Agreement—Termination of the Merger Agreement").

Termination (Page 81)

        We and Parent may terminate the merger agreement by mutual written consent at any time before the effective time of the merger. In addition, either we or Parent may terminate the merger agreement if:

  •
  the effective time of the merger has not occurred on or before October 6, 2015 (the "end date"), and the party seeking to terminate the merger agreement has not breached any provision of the merger agreement in any manner that was a principle cause of, or resulted in, the failure of the merger to be consummated by such time;

  •
  any permanent injunction or other order has been issued by any court of competent jurisdiction preventing, prohibiting or making illegal the consummation of the merger and such injunction or other order has become final and non-appealable; or

  •
  our stockholders fail to approve and adopt the merger agreement after the conclusion of a stockholder meeting (including any adjournments, postponements, or recess thereof) held for that purpose.

        We may terminate the merger agreement:

  •
  if, at any time prior to receiving the stockholder approval, our board of directors authorizes us to enter into a definitive agreement with respect to a superior proposal to the extent permitted by, and subject to our compliance with, the applicable terms and conditions of the merger agreement, provided that (i) we pay to Parent the applicable termination fee and (ii) concurrently enter into such definitive agreement with respect to a superior proposal;

  •
  if Parent or Merger Sub has breached any of their respective representations or warranties or failed to perform any covenants or other agreements contained in the merger agreement and such breach or failure would result in a closing condition not being satisfied, and such condition is incapable of being satisfied by the end date or, if curable, such breach is not cured by Parent prior to the earlier of (i) the twentieth business day after Parent's receipt from us of written notice of such breach or (ii) the end date; or

  •
  if (i) the marketing period to syndicate the debt financing (as defined and described in "The Merger (Proposal 1)—Financing") prior to the closing date has ended, all of the conditions to Parent's and Merger Sub's obligation to consummate the merger have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing, each of which is then capable of being satisfied if the closing were to occur), (ii) we have notified Parent and Merger Sub in writing that we are ready and willing to consummate the merger, and (iii) Parent and Merger Sub fail to consummate the merger within two business days following the later of (x) the date the closing should have occurred pursuant to the merger agreement, and (y) our delivery of such notice (a "Parent Failure to Close Termination").

        Parent may terminate the merger agreement:

  •
  if our board of directors takes an action that constitutes an adverse recommendation change; or

  •
  if we have breached any of our representations or warranties or failed to perform any covenants or other agreements contained in the merger agreement and such breach or failure would result in a closing condition not to be satisfied, and such condition is incapable of being satisfied by the end date or, if curable, such breach is not cured prior to the earlier of (i) the twentieth business day after our receipt of written notice of such breach from Parent, or (ii) the end date.

Termination Fees (Page 82)

        The merger agreement provides that, upon termination of the merger agreement by Parent as a result of an adverse recommendation change by our board of directors or by us to accept a superior proposal, we will be required to pay Parent a termination fee of (i) $8.75 million if such termination occurs during the go-shop period in respect of a superior proposal or if such termination is due to our acceptance of a superior proposal from an excluded party within a specified period of time after the go-shop period, or (ii) in all other circumstances, $17.5 million.

        Upon termination of the merger agreement by us or Parent under specified circumstances, Parent will be required to pay us a termination fee of $33.75 million.

Reimbursement of Expenses (Page 82)

        If the merger agreement is terminated under specified circumstances, we will be required to reimburse Parent and its affiliates for all expenses and out-of-pocket costs incurred by Parent, Merger Sub or their respective affiliates in connection with the merger agreement and the transactions contemplated by the merger agreement, including the financing, up to a maximum amount of $5 million. If we subsequently become obligated to pay a termination fee to Parent, any such expense reimbursement paid by us will reduce the amount of any termination fee payable to Parent.

Appraisal Rights (Page 90 and Annex C)

        Under Delaware law, holders of our common stock who do not vote in favor of the approval and adoption of the merger agreement, who properly demand appraisal of their shares of common stock and who otherwise comply with all the requirements of Section 262 ("Section 262") of the General Corporation Law of the State of Delaware (the "DGCL") will be entitled to seek appraisal for, and obtain payment in cash for the judicially determined fair value of, their shares of common stock in lieu of receiving the merger consideration if the merger is completed. This value could be more than, the same as, or less than the merger consideration. Any holder of common stock intending to exercise appraisal rights, among other things, must submit a written demand for appraisal to us prior to the vote on the proposal to approve and adopt the merger agreement, must not vote in favor of the proposal to approve and adopt the merger agreement, and must otherwise strictly comply with all of the procedures required by Delaware law. A copy of Section 262 is included as Annex C to this proxy statement. You are encouraged to read these provisions carefully and in their entirety. If you hold your shares of common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. Moreover, due to the complexity of the procedures for exercising the right to seek appraisal, stockholders who are considering exercising such rights are encouraged to seek the advice of legal counsel. Failure to strictly comply with these provisions will result in the loss of appraisal rights.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers address briefly some questions you may have regarding the special meeting, the merger agreement and the merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference herein.

Q:
Why am I receiving this proxy statement?

A:
On April 7, 2015, the Company entered into the merger agreement providing for the merger of Merger Sub, a wholly owned subsidiary of Parent, with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Parent. We are sending you this proxy statement and the accompanying materials in connection with the solicitation of proxies by our board of directors and to help you decide how to vote your shares of common stock with respect to the matters to be considered at the special meeting. The merger cannot be completed unless holders of a majority of the outstanding shares of our common stock vote in favor of the proposal to approve and adopt the merger agreement.

Q:
What is the proposed transaction?

A:
The proposed transaction is the merger of Merger Sub with and into the Company pursuant to the merger agreement. Following the effective time of the merger, we will be a privately held company, wholly owned by Parent, and our common stock will be delisted from the NYSE and deregistered under the Exchange Act.

Q:
What will I receive in the merger?

A:
If the merger is completed, unless you properly exercise your appraisal rights under Delaware law, you will be entitled to receive $20.05 in cash, without interest and less any applicable withholding taxes, for each share of our common stock that you own. For example, if you own 100 shares of common stock, you will be entitled to receive $2,005 in cash in exchange for your shares of common stock, less any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q:
What will happen to the preferred stock purchase rights attached to my common stock?

A:
Prior to the execution of the merger agreement, we amended our existing stockholder rights plan to render the rights plan inapplicable to the merger and the other transactions contemplated by the merger agreement and to provide that the rights plan will expire at the effective time of the merger. As a result, if the merger in consummated, all of the rights to purchase our participating preferred stock will be cancelled in connection with the expiration of the rights plan without any consideration therefor.

Q:
Where and when is the special meeting?

A:
The special meeting will take place at 1420 Seaboard Industrial Blvd., NW, Atlanta, Georgia 30318-2825, on June 25, 2015, at 9:00 AM, local time.

Q:
What matters will be voted on at the special meeting?

A:
You will be asked to consider and vote on the following proposals:

•
to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger;

  •
  to approve, on an advisory (non-binding) basis, compensation that will or may be become payable to our named executive officers in connection with the merger; and

  •
  to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

Q:
Who is entitled to vote at the special meeting? How many votes do I have?

A:
The holders of our common stock as of the close of business on May 22, 2015, the record date for the special meeting, are entitled to receive notice of and to vote (in person or by proxy) at the special meeting and any adjournment or postponement thereof. You are entitled to one vote for each share of common stock that you owned as of the close of business on the record date.

Q:
What vote of our stockholders is required to approve the proposal to approve and adopt the merger agreement?

A:
Under Delaware law, stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date must vote "FOR" the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger. In addition, under the merger agreement, the receipt of this vote is a condition to the consummation of the merger. A failure to vote your shares of common stock or an abstention from voting your shares will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement, including the merger.

As of the close of business on the record date for the special meeting, there were 23,305,951 shares of common stock outstanding.

Q:
How will our directors and executive officers vote on the proposal to approve and adopt the merger agreement?

A:
Our directors and executive officers, including our named executive officers, have informed us that, as of the date of this proxy statement, they intend to vote in favor of the proposal to approve and adopt the merger agreement.

As of the close of business on the record date for the special meeting, our directors and executive officers owned, in the aggregate, approximately 3.3% of our outstanding common stock.

Q:
How does our board of directors recommend that I vote?

A:
Our board of directors approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of our stockholders. Our board of directors unanimously recommends that our stockholders vote "FOR" the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger. Our board of directors also unanimously recommends that our stockholders vote, "FOR" the proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the merger and "FOR" the proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

Q:
Do any of our directors or executive officers have interests in the merger that may differ from, or be in addition to, my interests as a stockholder?

A:
Yes. In considering the recommendation of our board of directors with respect to the proposal to approve and adopt the merger agreement, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of, and considered, these differing interests, among other matters, in evaluating and negotiating the merger agreement and the merger, and in unanimously recommending that the merger agreement be approved and adopted by our stockholders. See "The Merger (Proposal 1)—Interests of Our Directors and Executive Officers in the Merger."

Q:
What vote of our stockholders is required to approve the other matters to be presented at the special meeting?

A:
The proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the merger, as well as the proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement, each requires the affirmative vote of holders of a majority of the shares of common stock voted on each such proposal at the special meeting.

Q:
What is a quorum?

A:
A quorum will be present if holders of a majority of the shares of common stock outstanding as of the close of business on the record date are present in person or represented by proxy at the special meeting. Under our amended and restated by-laws, if a quorum is not present at the special meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for purpose of determining whether a quorum is present at the special meeting.

If your shares are held in "street name" by your broker, bank or other nominee and you do not tell the nominee how to vote your shares, these shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.

Q:
What effects will the merger have on the Company?

A:
Our common stock is currently registered under the Exchange Act and quoted on the NYSE under the symbol "ZEP." As a result of the merger, the Company will cease to be a publicly traded company and will be a wholly owned subsidiary of Parent. Following the consummation of the merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated. In addition, our common stock will no longer be listed on any stock exchange or quotation system, including the NYSE.

Q:
What happens if the merger is not consummated?

A:
If the merger agreement is not approved by our stockholders, or if the merger is not consummated for any other reason, our stockholders will not receive any payment for their shares. Instead, we will remain a public company and shares of our common stock will continue to be listed and traded on the NYSE, and we will continue to file periodic reports with the SEC.

  Under specified circumstances, we may be required to reimburse certain of Parent's expenses incurred in respect of the transactions contemplated by the merger agreement or pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the merger agreement. See "The Merger Agreement—Termination Fees."

Q:
What will happen if stockholders do not approve the advisory (non-binding) proposal on executive compensation that will or may become payable to our named executive officers in connection with the merger?

A:
The approval of this proposal is not a condition to the completion of the merger. SEC rules require us to seek approval on an advisory (non-binding) basis of certain payments that will or may become payable to our named executive officers in connection with the merger. The vote on this proposal is an advisory vote and will not be binding on us or on Parent. If the merger agreement is adopted by our stockholders and the merger is completed, the merger-related compensation may be paid to our named executive officers even if stockholders fail to approve this proposal.

Q:
What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes and the documents incorporated by reference herein, and to consider how the merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in "street name," please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Your vote is important. A failure to vote your shares of common stock will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement.

Q:
How do I vote my shares of common stock?

A:
If you are a stockholder of record (that is, if your shares of common stock are registered in your name with American Stock Transfer and Trust Company, Inc., our transfer agent), there are four ways to vote:

•
by completing, dating, signing and returning the enclosed proxy card by mail using the accompanying postage-paid envelope;

•
by calling the toll-free number listed on your proxy card (within U.S. or Canada);

•
by submitting a proxy via the Internet, at the address provided on your proxy card; or

•
by attending the special meeting and voting in person.

If you hold your shares in "street name" through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the proposal to approve and adopt the merger agreement.

Q:
What should I do if I want to attend the special meeting and vote in person?

A:
All holders of shares of common stock as of the close of business on the record date for the special meeting, including stockholders of record and beneficial owners of common stock registered in the "street name" of a bank, broker or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.

  Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in "street name," because you are not a stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid "legal" proxy from your bank, broker or other nominee.

Q:
Can I revoke my proxy?

A:
Yes. You can revoke your proxy at any time before the vote is taken at the special meeting. If you are a stockholder of record, you may revoke your proxy by notifying our Corporate Secretary in writing at Zep Inc., Attn: Corporate Secretary, 1310 Seaboard Industrial Blvd., NW, Atlanta, Georgia 30318-2825, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the special meeting and voting in person (simply attending the special meeting will not cause your proxy to be revoked). Please note that if you hold your shares in "street name" and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions.

Q:
What happens if I do not vote?

A:
The vote required to approve and adopt the merger agreement is based on the total number of shares of common stock outstanding as of the close of business on the record date, not just the shares that are voted. If you do not vote, it will have the same effect as a vote against the proposal to approve and adopt the merger agreement.

If the merger is completed, whether or not you voted at the special meeting, you will be entitled to receive the merger consideration for your shares of common stock upon completion of the merger, unless you properly exercise your appraisal rights under Delaware law.

Q:
If my shares held in "street name" by my broker, bank or other nominee, will my broker, banker or other nominee vote my shares for me?

A:
Your broker, bank or other nominee will not vote your shares on your behalf unless you provide instructions on how to vote. You should follow the directions provided by your broker, bank or other nominee regarding how to instruct it to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting "AGAINST" the proposal to approve and adopt the merger agreement, but will have no effect on the advisory (non-binding) proposal to approve compensation that will or may become payable to our named executive officers in connection with the merger or the proposal to adjourn the special meeting, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

Q:
Will my shares held in "street name" or another form of record ownership be combined for voting purposes with shares I hold of record?

A:
No. Because any shares you may hold in "street name" will be deemed to be held by a different stockholder than any shares you hold of record, any shares so held will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q:
What happens if I sell my shares of common stock before completion of the merger?

A:
If you transfer your shares of common stock before completion of the merger, you will have transferred your right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares of common stock through completion of the merger.

The record date for stockholders entitled to vote at the special meeting is earlier than the date on which the merger will be consummated. Consequently, if you transfer your shares of common stock after the record date but before the special meeting, you will have transferred your right to receive the merger consideration in the merger, but retained the right to vote at the special meeting.

Q:
How will I receive merger consideration for my shares?

A:
After the merger is completed, you will receive detailed written instructions for exchanging your shares of common stock for the merger consideration. If your shares of common stock are held in "street name" by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your "street name" shares in exchange for the merger consideration.

Q:
Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of common stock?

A:
If you comply with all the requirements of Section 262 (including by not voting in favor of the approval and adoption of the merger agreement), you are entitled to have the "fair value" (as determined pursuant to Section 262) of your shares of common stock determined by the Court of Chancery of the State of Delaware and to receive payment based on that valuation instead of receiving the merger consideration. The ultimate amount you would receive in an appraisal proceeding may be more than, the same as or less than the amount you would have received under the merger agreement. To exercise your appraisal rights, you must comply with the requirements of the DGCL. See "Appraisal Rights" and the text of the Delaware appraisal rights statute, Section 262, which is reproduced in its entirety as Annex C to this proxy statement

Q:
Will I have to pay taxes on the merger consideration I receive?

A:
The receipt of cash in exchange for shares of common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. You should consult your tax advisor regarding the particular tax consequences to you of the exchange of shares of common stock for cash pursuant to the merger in light of your particular circumstances (including the application and effect of any state, local or foreign income and other tax laws).

Q:
What does it mean if I get more than one proxy card or voting instruction card?

A:
If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:
Who can help answer my other questions?

A:
If you have more questions about the merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitation agent in connection with the merger:

Georgeson Inc.
480 Washington Boulevard, 26th Floor
Jersey City, NJ 07310

Shareholders, Banks and Brokers

Call Toll-Free: 866-431-2076
Email: zep@georgeson.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents herein incorporated by reference, include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time and which could cause the actual results to differ materially from such forward-looking statements. In some cases, you can identify forward-looking statements by words such as "believe," "expect," "may," "could," "should," "plan," "project," "anticipate," "intend," "estimate," "will," "contemplate," "would" and the negative of these terms and other similar expressions that contemplate future events. Such forward-looking statements include statements about the expected completion and timing of the merger and other information relating to the merger. Although we believe that the expectations reflected in forward-looking statements contained in or incorporated by reference into this proxy statement are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on our business or operations. The forward-looking statements contained in or incorporated by reference into this proxy statement speak only as of the date on which such statements were made, and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise. Important factors that could cause actual results to differ materially from those indicated by any forward-looking statements contained in or incorporated by reference in this proxy statement include:

  •
  the inability to consummate the merger within the expected time period, or at all, for any reason, including due to the failure to obtain the stockholder approval of the merger and the merger agreement or failure to satisfy the other conditions to the completion of the merger (including the receipt of required regulatory approvals);

  •
  the occurrence of any event, change or other circumstance that could result in the termination of the merger agreement, whether or not resulting in the payment of a termination fee by us or Parent;

  •
  the failure of Parent to obtain the equity or debt financing contemplated by the financing commitments entered into in connection with the merger agreement, or alternative financing if necessary, or the failure of any such financing to be sufficient to consummate the merger and the other transactions contemplated by the merger agreement;

  •
  the diversion of management and employee attention from our ongoing business operations due to the pendency of the merger;

  •
  the effect of the announcement of the merger on our ability to retain and hire key personnel and maintain relationships with our customers, suppliers, and others with whom we do business, or on our operating results and business generally;

  •
  changes in general economic conditions or the economic conditions of the industries and markets within which we operate;

  •
  the nature, cost and outcome of any pending or future legal proceedings against us or others relating to the transactions contemplated by the merger agreement;

  •
  the effect of the costs, fees, expenses and charges related to the transactions contemplated by the merger agreement;

  •
  declines in our stock price which may occur if the merger is not completed within the expected time frame or at all;

  •
  the fact that receipt of the all-cash merger consideration would be taxable to our stockholders that are treated as U.S. persons for U.S. federal income tax purposes; and

  •
  other risks detailed in our filings with the SEC, including those discussed in the sections titled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Information" in our most recent filings on Forms 10-K and 10-Q.

        Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, you should not place undue reliance on forward-looking statements, which reflect management's views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

 THE PARTIES TO THE MERGER AGREEMENT

Zep Inc.

        Zep Inc. is a Delaware corporation with principal executive offices located at 1310 Seaboard Industrial Blvd., NW, Atlanta, GA 30318-2825. With fiscal year 2014 net sales of approximately $700 million, we are a leading consumable chemical packaged goods company selling a wide variety of high-performance chemicals that help professionals and prosumers clean, maintain and protect their assets. We are focused on the attractive industry dynamics of the transportation market and the industrial maintenance and repair operation market, which together now comprise approximately 63% of our revenue with the balance derived from sales into the facilities maintenance vertical. We market these products and services under well recognized and established brand names, such as Zep®, Zep Commercial®, Zep Professional®, Zep Automotive®, Enforcer®, Misty®, TimeMist®, TimeWick™, Country Vet®, Original Bike Spirits®, Blue Coral®, Black Magic®, Rain-X®, Niagara National™, FC Forward Chemicals®, Rexodan®, Mykal™, and a number of private label brands. Founded in 1937, some of our brands have been in existence since 1896. A detailed description of our business is contained in our Annual Report on Form 10-K for the fiscal year ended August 31, 2014, which is incorporated by reference into this proxy statement. See "Where You Can Find Additional Information."

NM Z Parent Inc. and NM Z Merger Sub Inc.

        NM Z Parent Inc. is a Delaware corporation formed by New Mountain Partners IV, a fund affiliated with and advised by New Mountain Capital. NM Z Merger Sub Inc. is a Delaware corporation and a wholly owned subsidiary of Parent. Both Parent and Merger Sub were formed solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. Neither Parent nor Merger Sub has engaged in any business except for activities incidental to their formation and as contemplated by the merger agreement. The principal executive offices of both Parent and Merger Sub are located at 787 Seventh Avenue, 49th Floor, New York, NY 10019.

 THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

        This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held at 1420 Seaboard Industrial Blvd., NW, Atlanta, Georgia 30318-2825, on June 25, 2015, at 9:00 AM, local time, or at any adjournment or postponement thereof.

Purpose of the Special Meeting

        The purpose of the special meeting is for our stockholders to consider and vote upon the merger agreement. Our stockholders must approve and adopt the merger agreement for the merger to occur. If our stockholders fail to approve the proposal to approve and adopt the merger agreement, the merger will not occur. A copy of the merger agreement is attached as Annex A to this proxy statement and the material provisions of the merger agreement are described under "The Merger Agreement."

        In addition, in accordance with Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that may be paid or become payable to our named executive officers in connection with the merger, the value of which is disclosed in "The Merger (Proposal 1)—Interests of Our Directors and Executive Officers in the Merger." This advisory (non-binding) vote on compensation is a vote separate and apart from the vote to approve the merger. Accordingly, a stockholder may vote to approve the compensation that may be paid or become payable to our named executive officers in connection with the merger and still vote not to approve and adopt the merger agreement, or vice versa. Because the vote is advisory, it will not be binding on us or Parent. Accordingly, if the merger is approved, we intend to pay the disclosed compensation to our named executive officers in accordance with our existing contractual obligations regardless of the outcome of the advisory (non-binding) vote on the compensation that may be paid or become payable to our named executive officers in connection with the merger.

        Our stockholders are also being asked to approve the proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

Recommendation of Our Board of Directors

        After careful consideration, our board of directors unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of our stockholders, (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (iii) resolved to recommend the approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger, by our stockholders, and (iv) directed that the merger agreement be submitted for consideration of our stockholders at the special meeting. Certain factors considered by our board of directors in reaching its decision to approve the merger and the merger agreement can be found in the section entitled "The Merger (Proposal 1)—Reasons for the Merger."

        Our board of directors unanimously recommends that stockholders vote "FOR" the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, "FOR" the proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the merger, and "FOR" the proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

Record Date and Quorum

        The holders of record of our common stock as of the close of business on May 22, 2015, the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting and any adjournment thereof. As of the close of business on the record date, 23,305,951 shares of common stock were outstanding.

        The presence at the special meeting, in person or by proxy, of the holders of a majority of shares of common stock outstanding as of the close of business on the record date will constitute a quorum, permitting us to conduct business at the special meeting. Under our amended and restated by-laws, in the absence of a quorum at the special meeting, the chairman of the meeting may adjourn the meeting to another place, date or time.

        Once a share is present, either in person or by proxy, at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date for the special meeting is set by our board of directors, then a new quorum will have to be established. Proxies received, but marked as abstentions, will be included in the calculation of the number of shares considered to be present at the special meeting.

Required Vote

        To complete the merger, under Delaware law, stockholders holding a majority of the shares of common stock outstanding at the close of business on the record date must vote "FOR" the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger. In addition, under the merger agreement, the receipt of this vote is a condition to the consummation of the merger. The failure to vote your shares of common stock or an abstention from voting your shares will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement.

        The proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the merger, as well as the proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement, each require the affirmative vote of holders of a majority of the shares of common stock voted on each such proposal at the special meeting. As a result, abstentions and failures to vote will have no effect on the outcome of these proposals.

Voting by Our Directors and Executive Officers

        At the close of business on the record date, our directors and executive officers were entitled to vote 761,980 shares of common stock, or approximately 3.3% of the shares of common stock outstanding on the record date. Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote in favor of the proposal to approve and adopt the merger agreement.

Voting; Proxies; Revocation

  Attendance

        All holders of shares of common stock as of the close of business on the record date for voting at the special meeting, including stockholders of record and beneficial owners of common stock registered in the "street name" of a bank, broker or other nominee, are invited to attend the special meeting. If you are a stockholder of record, please be prepared to provide proper identification, such as a driver's license. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or voting instruction form provided by your bank, broker or other nominee or other similar evidence of ownership, along with proper identification.

  Voting in Person

        Stockholders of record will be able to vote in person at the special meeting. If you are not a stockholder of record, but instead hold your shares in "street name" through a bank, broker or other nominee, you must provide a "legal" proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the special meeting. You should contact your bank, broker or other nominee if you wish to request a "legal" proxy.

  Submitting a Proxy or Providing Voting Instructions

        To ensure that your shares are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting in person.

        Shares Held by Record Holder.    If you are a stockholder of record, you may provide voting instructions by proxy using one of the methods described below.

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  Submit a Proxy by Telephone or via the Internet.  This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

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  Submit a Proxy Card.  If you complete, sign, date and return the enclosed proxy card by mail so that it is received in time for the special meeting, your shares will be voted in the manner directed by you on your proxy card. If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of (i) the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, (ii) the proposal to approve, on an advisory (non-binding) basis, compensation that will or may become payable to our named executive officers in connection with the merger and (iii) the proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement. If you fail to return your proxy card, unless you attend the special meeting and vote in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement. Failure to return your proxy card will not affect the vote on the proposal to approve, on an advisory (non-binding) basis, the compensation payable to our named executive officers in connection with the merger or the proposal to adjourn the special meeting, if necessary or appropriate to, among other things, solicit additional proxies in favor of the proposal to approve and adopt the merger agreement.

        Shares Held in Street Name.    If your shares are held by a bank, broker or other nominee on your behalf in "street name," your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.

        Broker Non-Votes.    In accordance with the applicable rules, banks, brokers and other nominees who hold shares of common stock in "street name" for their customers do not have discretionary authority to vote the shares with respect to any of the proposals to be acted on at the special meeting.

If you hold your shares in "street name" the failure to instruct your broker, bank or other nominee on how to vote your shares will result in a broker non-vote, and each broker non-vote will count as a vote "AGAINST" the proposal to approve and adopt the merger agreement, but will not affect the vote on the proposal to approve, by advisory (non-binding) vote, compensation that will or may become payable to our named executive officers in connection with the merger or the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meetings to approve the proposal to approve and adopt the merger agreement.

Revocation of Proxies

        Any person giving a proxy pursuant to this solicitation has the power to revoke and change it any time before it is voted. If you are a stockholder of record, you may revoke your proxy at any time before the vote is taken at the special meeting by:

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  submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail;

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  attending the special meeting and voting in person; or

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  delivering to our Corporate Secretary of the Company a written notice of revocation c/o Zep Inc., 1310 Seaboard Industrial Blvd., NW, Atlanta, Georgia 30318-2825.

        Please note, however, that only your last-dated proxy will count. Attending the special meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation, you should insure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by us before the special meeting.

        If you hold your shares in street name through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions

        An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. Abstentions will be included in the calculation of the number of shares of common stock represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote "AGAINST" the proposal to approve and adopt the merger agreement, but will not affect the vote on the proposal to approve, on an advisory (non-binding) basis, compensation payable to our named executive officers in connection with the merger or the proposal to adjourn the special meeting, if necessary or appropriate to, among other things, solicit additional proxies in favor of the proposal to approve and adopt the merger agreement.

Adjournments and Postponements

        Our stockholders are being asked to approve a proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies in favor of the proposal to approve and adopt the merger agreement. If this proposal is approved, the special meeting could be adjourned to any date for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve and adopt the merger agreement. If there is not a quorum present at the special meeting, under our amended and restated by-laws, the special meeting may be adjourned by the chairman of the meeting. In addition, our board of directors could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons.

        Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Solicitation of Proxies

        Our board of directors is soliciting your proxy, and we will bear the cost of soliciting proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. Georgeson Inc., a proxy solicitation firm, has been retained to assist us in the solicitation of proxies for the special meeting. As of the record date, we have paid Georgeson Inc. approximately $15,000 for the solicitation of proxies in connection with the special meeting and other advisory work and will pay for other miscellaneous expenses as incurred in connection with the solicitation of proxies. Proxies may be solicited by mail, personal interview, e-mail, telephone, or via the Internet by Georgeson Inc. or, without additional compensation, by certain of our directors, officers and employees.

Other Information

        You should not return your stock certificate or send documents representing common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of common stock for the merger consideration.

 THE MERGER (PROPOSAL 1)

Certain Effects of the Merger

        If the merger agreement is adopted by our stockholders and the other conditions to the closing of the merger specified in the merger agreement are either satisfied or waived, Merger Sub will be merged with and into us, and we will continue as the surviving corporation in the merger.

        Upon the consummation of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger (other than shares we own or shares owned by Parent or by holders who are entitled to, and who properly exercise, appraisal rights under Delaware law) will be converted into the right to receive $20.05 in cash.

        Our common stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol "ZEP." As a result of the merger, we will cease to be a publicly traded company and will be wholly owned by Parent. Following the consummation of the merger, the registration of our common stock and our reporting obligations under the Exchange Act will be terminated. In addition, upon the consummation of the merger, our common stock will no longer be listed on any stock exchange or quotation system, including the NYSE.

Background of the Merger

        The following chronology summarizes material key events and contacts that led to the signing of the merger agreement. It does not purport to catalogue every conversation among our board of directors, members of our management or our representatives and other parties with respect to the merger.

        As part of the ongoing evaluation of our business, our board of directors and members of senior management periodically review and assess our business, operations and financial performance and industry and market conditions as they may impact our long-term strategic goals and plans, including the assessment of potential opportunities to maximize stockholder value.

        Over the past two years, in view of industry and market conditions, our business and financial performance, the complexities in the distribution channels and supply chain associated with our business, and the relatively limited trading volume of our stock, our board of directors focused on and considered potential strategic alternatives presented or available to us, as well as the opportunities and risks associated with our continuing to operate as an independent company. Alternatives reviewed included a return of capital to stockholders, business combinations, acquisitions, dispositions, internal restructurings and large-scale investments into our business to reduce complexities in our business model and our supply chain.

        At a June 20, 2013 meeting, our board of directors first discussed the possibility of exploring strategic alternatives, including a potential sale of the Company.

        At a July 1, 2013 meeting of our board of directors, Mr. John K. Morgan ("Mr. Morgan"), our President and Chief Executive Officer, summarized the discussions of our board of directors over the previous year regarding our strategic direction and position in the industry. Our board of directors unanimously agreed to proceed with certain initial steps related to exploring our strategic alternatives, including a potential sale of the Company. Our board of directors determined to appoint two members of our board of directors, Mr. Sidney J. Nurkin ("Mr. Nurkin") and Mr. Joseph Squicciarino ("Mr. Squicciarino"), to be directly involved in the oversight of the review of strategic alternatives and to update all members of our board of directors on a regular basis, as appropriate.

        Also, on July 1, 2013, Mr. Nurkin and Mr. Squicciarino, in their capacity as representatives of our board of directors, met with Mr. Morgan and our then general counsel to consider the engagement of a financial advisor to advise us in our consideration of strategic alternatives to maximize stockholder value. Following discussion, it was concluded that our board of directors should invite a number of investment banking firms to present their credentials to our full board of directors.

        Following the July 1, 2013 board meeting, Mr. Nurkin and Mr. Squicciarino, members of the Company's management and representatives from King & Spalding LLP ("King & Spalding"), legal counsel to the Company, conducted introductory discussions with representatives of BofA Merrill Lynch and three other investment banks.

        At an August 20, 2013 meeting of our board of directors, the Company's management provided our board of directors with a detailed review of the upcoming fiscal 2014 plan and a review of the expected results from fiscal 2013, including a comparison of our expected results with planned results for fiscal 2013. Both the fiscal 2013 information and the fiscal 2014 plan were discussed at length by our board of directors. For a portion of the meeting, our board of directors invited representatives of BofA Merrill Lynch and two other investment banks to give presentations regarding each firm's qualifications, including each firm's knowledge of our business and our industry, each firm's preliminary views regarding our company and the merits of, and considerations involved in, pursuing various strategic alternatives. Following the presentations and subsequent discussion, based on its view of the opportunities and potential value that could reasonably be expected from the successful implementation of the fiscal 2014 plan and the then current trading price of our stock, our board of directors concluded that it was not an appropriate time to explore strategic alternatives or engage a financial advisor, but that we should instead continue to focus on our business and financial performance, including planned cost-reduction measures, our fiscal 2013 fourth quarter performance and our execution of the fiscal 2014 plan.

        In the latter part of 2013, in light of the positive movement in the trading price of our stock (which our board of directors believed could position the Company to receive a higher price in connection with a potential transaction involving the Company), the Company's financial performance which was below expectations, and the recognition of the significant investment of resources and time necessary to reduce the complexities in the Company's distribution channels and supply chain, various members of our board of directors engaged in a number of informal conversations regarding the possibility of commencing a review of strategic alternatives.

        On January 7 and January 8, 2014, our board of directors held meetings. At this meeting, among other things, the Company's management updated our board of directors on business developments and discussed with our board of directors potential divestitures of certain of our products. After additional discussions of our business, our recent results of operations and, at the request of our board of directors, a market update presented by representatives of BofA Merrill Lynch, our board of directors met in executive session and concluded that it was timely to revisit the previously discussed exploration of strategic alternatives.

        Following the January 2014 board meetings, Mr. Nurkin and Mr. Squicciarino, as board representatives, continued discussions with representatives of BofA Merrill Lynch regarding their qualifications to advise us.

        At a January 28, 2014 board meeting, our board of directors discussed our year to date performance, our anticipated performance against the fiscal year 2014 plan and various factors that could impact our future performance. Following discussions, our board of directors decided to engage in a process to consider strategic alternatives. Our board of directors specifically focused on the anticipated increased revenue in the second half of fiscal year 2014, our overhead structure as a public company, the challenges of a company of our size in sourcing raw materials at competitive pricing, the complexity of our distribution channels, the relatively limited trading volume of our stock, our capital structure and the capital that would be needed to support investments, including investments with respect to our supply chain and distribution channels and acquisitions. Following such discussions, our board of directors unanimously approved an engagement letter with BofA Merrill Lynch providing for

BofA Merrill Lynch to act as our financial advisor in connection with reviewing our strategic alternatives. Our board of directors also agreed that Mr. Nurkin and Mr. Squicciarino, as well as Mr. Timothy M. Manganello ("Mr. Manganello", and together with Mr. Nurkin and Mr. Squicciarino, the "Board Representatives"), each as independent directors, would be directly involved in the oversight of the process and would update our full board of directors on a regular basis, as appropriate.

        On January 31, 2014, the Board Representatives, together with Mr. Morgan and representatives of BofA Merrill Lynch, met to review and discuss the various strategic alternatives available to us. The Board Representatives discussed with representatives of BofA Merrill Lynch certain financial matters, including recent mergers and acquisitions activity both in the industry and more generally. The Board Representatives also discussed next steps for considering our strategic alternatives and the timing of those steps moving forward.

        During the next several weeks in February 2014, the Company's management prepared marketing materials in anticipation of the process launch that could be shared with potential buyers. Our board of directors also reviewed and discussed with representatives of BofA Merrill Lynch and King & Spalding a list of potential buyers to invite to meetings with our management.

        On February 25, 2014, the Board Representatives, together with members of the Company's management and representatives of BofA Merrill Lynch and King & Spalding, reviewed the marketing materials and a list of potential buyers of the Company, and discussed next steps in respect of a potential sale process. At the meeting, the Board Representatives discussed certain financial matters, including an overview of market and business conditions, investment highlights, our historical and projected financial data and a revised fiscal year 2014 forecast prepared by the Company's management. The Board Representatives discussed and considered the assumptions, risks and key drivers underlying the revised forecast. The Board Representatives and the Company's management also discussed and considered the nature and size of investments in organic sales growth, the reduction in complexity of, and transformation of, our supply chain that would be required to attain such projected results, the challenges associated with financing such investment, and the execution risks associated with such investments.

        At a February 27, 2014 board meeting, our board of directors, together with members of the Company's management and representatives of BofA Merrill Lynch and King & Spalding, reviewed steps taken to date in connection with the review of strategic alternatives. Our board of directors considered preliminary and illustrative financial aspects of a potential transaction, including stockholder value and the potential cost savings associated with a transaction. During these discussions, the Company's management emphasized the existence of potential cost savings as a result of a transaction for potential buyers who could reconfigure our supply chain, eliminate public company costs and eliminate corporate and shared services costs. Our board of directors discussed the list of potential buyers and the desire to conduct the process in a way that would most effectively maximize stockholder value. Our board of directors unanimously approved moving forward with next steps, including contacting the potential buyers on the list discussed by our board of directors, executing confidentiality agreements with such parties and conducting meetings with such parties.

        During the next several weeks, BofA Merrill Lynch, at the direction of our board of directors, contacted fifty potential buyers (comprising twenty-eight strategic buyers and twenty-two financial buyers, including financial buyers who owned businesses similar to our businesses), and we executed confidentiality agreements with a number of the potential buyers. Each of the confidentiality agreements included employee non-solicitation provisions and a customary "standstill" provision, including a "don't ask to waive" provision. Members of the Company's management and, at the direction of our board of directors, representatives of BofA Merrill Lynch met with prospective buyers to discuss the Company's business and a potential transaction.

        During the first weeks of March 2014, BofA Merrill Lynch, at the direction of our board of directors, continued to communicate with potential buyers and to regularly provide the Board Representatives with updates with respect to a potential transaction. One of the financial buyers contacted during such time was New Mountain Capital. We entered into a confidentiality agreement with New Mountain Capital on March 19, 2014. On March 20, 2014, management delivered the marketing materials and held an introductory meeting with representatives of New Mountain Capital.

        On March 25 and March 26, 2014, our board of directors held meetings at which the Company's management reported on our business and recent financial performance. Our board of directors discussed the potential sale process with representatives of BofA Merrill Lynch and King & Spalding. The Board Representatives, the Company's management and, at the request of our board of directors, representatives of BofA Merrill Lynch provided an update on the potential sale process, including communications with potential buyers, since the last meeting of our board of directors, and our board of directors engaged in a general discussion regarding the potential sale process, including a discussion of next steps.

        On March 27, 2014, at the direction of our board of directors, BofA Merrill Lynch distributed a first round process letter, which informed potential buyers that non-binding preliminary indications of interest would be due no later than April 14, 2014. Over the next few weeks, BofA Merrill Lynch, at the direction of our board of directors, continued communications with potential buyers to assess interest in a potential transaction and provide information, and the Company's management continued to meet with prospective buyers. In all, twenty-five potential buyers informed us that they were not interested in pursuing a potential transaction and declined to enter into a confidentiality agreement with us, and twenty-five potential buyers executed confidentiality agreements with us, received a copy of the marketing materials and/or met with the Company's management. While New Mountain Capital received the marketing materials and the first round process letter, it decided at the time not to submit a preliminary indication of interest.

        On April 14, 2014, five parties, comprising four financial buyers and one strategic buyer, submitted preliminary and non-binding indications of interest. The bids received in the preliminary indications of interest ranged from $20.00 per share to $22.00 per share. The Board Representatives reviewed the indications of interest as well as recent progress in the potential sale process.

        On April 16, 2014, our board of directors held a meeting in which members of the Company's management, representatives of BofA Merrill Lynch and King & Spalding joined, to review the preliminary indications of interest and the potential sale process. Our board of directors reviewed the five preliminary indications of interest that had been received. After further discussion, our board of directors determined to continue the process with the parties who had submitted preliminary indications of interest.

        Over the next few weeks, the Company's management gathered information that was to be included in the electronic data room and held internal meetings to prepare for in-depth management presentations with the interested parties. Moreover, two additional parties, comprising one financial party ("Party X") and one strategic party ("Party Y"), contacted representatives of BofA Merrill Lynch on an unsolicited basis to inquire about the process.

        On May 7, 2014, access to an electronic data room containing diligence materials was made available to the five parties who submitted preliminary indications of interest to that point and these parties engaged in extensive due diligence investigations of our business. As part of this process, in the first half of May 2014, the Company's management met with certain of these parties and provided presentations to them about our business.

        On May 9, 2014, Party X submitted a preliminary and non-binding indication of interest to BofA Merrill Lynch, increasing the number of preliminary indications of interest received by us as of such date to six. The bid submitted by Party X ranged from $21.50 to $23.00 per share. However, on

May 14, 2014, prior to receiving access to the electronic data room or meeting with the Company's management, Party X informed representatives of BofA Merrill Lynch that it was no longer interested in pursuing a potential transaction with the Company.

        On May 20, 2014, Party Y submitted a preliminary and non-binding indication of interest, bringing the total number of preliminary indications of interest received by us to seven. The indication of interest submitted by Party Y ranged from $19.50 to $20.50 per share. Access to the electronic data room was subsequently made available to Party Y and the Company's management met with Party Y and provided a presentation about our business.

        On May 22, 2014, a draft of the merger agreement was distributed to the six remaining bidders (Party X having withdrawn from the process on May 14, 2014) that had submitted preliminary indications of interest.

        On May 23, 2014, there was a fire at our aerosol manufacturing facility in Marietta, Georgia. The fire, and its impact on our business, added significant uncertainty to our on-going discussions with the interested parties.

        Over the next few weeks, five of the remaining six interested parties communicated to representatives of BofA Merrill Lynch that they were unable to proceed with the process due to concerns regarding valuation and, in some cases, the interested parties' own internal initiatives and strategic priorities. The sixth remaining interested party declined to respond to BofA Merrill Lynch's communications regarding a potential transaction.

        On June 19, 2014, the Board Representatives held a meeting which included other members of our board of directors, the Company's management and representatives from BofA Merrill Lynch and King & Spalding. The Board Representatives and other members of our board of directors were informed that each of the seven parties that submitted a preliminary indication of interest had expressed concerns regarding valuation and believed that they could not pay the prices indicated in their preliminary indications of interest. During this meeting, the Board Representatives considered that five of the remaining six interested parties had communicated that they were unable to proceed with the process due to concerns regarding valuation and, in some cases, the interested parties' own internal initiatives and strategic priorities and that a sixth interested party was no longer responding to BofA Merrill Lynch's communications regarding a potential transaction. The Board Representatives also considered that, based upon BofA Merrill Lynch's discussions with the interested parties, the interested parties recognized the opportunity to achieve potential cost savings, but the complexity and nature of these potential cost savings and the requisite related investments made the interested parties unwilling to give us full credit for these potential cost savings in their valuations.

        At a June 26, 2014 meeting of our board of directors, based on the lack of buyer interest and the uncertainty surrounding the impact of the fire at our aerosol manufacturing facility in Marietta, Georgia, our board of directors decided to terminate the process to explore potential strategic alternatives at that time and to continue to focus on our business and financial performance.

        During the process conducted during the first half of 2014, given that all of the parties that had signed confidentiality agreements had abandoned or withdrawn from the process, our board of directors authorized letters to be delivered to those parties waiving the "don't ask to waive" provisions in their respective confidentiality agreements, and permitting those parties to make confidential proposals to acquire the Company. As a result, following the termination of the process, no party was subject to a "don't ask to waive" provision or prohibited from making confidential acquisition proposals to the board of directors of the Company. After the termination of the 2014 potential sale process and prior to the signing of the merger agreement with New Mountain Capital, we did not receive any inquiries or proposals to acquire the Company (other than from New Mountain Capital as further described below), but instead received occasional inquiries from third parties regarding our interest in their providing minority PIPE ("private investment in public equity") financing.

        In the second half of 2014, our board of directors and management focused on our business and our Company's business plan, including addressing the impact on our aerosol business, completing our fiscal year 2015 plan and focusing on fiscal year 2014 performance.

        In early February 2015, New Mountain Capital contacted representatives of BofA Merrill Lynch and requested a meeting. On February 10, 2015, New Mountain Capital met with representatives of BofA Merrill Lynch and expressed its interest in discussions with the Company regarding a potential transaction. On February 19, 2015, New Mountain Capital delivered an unsolicited indication of interest to the Company to acquire us for a per share price of $19.25. The indication of interest was supported by a highly confident financing letter from Jefferies Finance LLC, contained a request for a forty-five day exclusivity period and contemplated a "go-shop" period following the signing of any definitive merger agreement.

        On February 23, 2015, our board of directors, together with representatives of BofA Merrill Lynch and King & Spalding, met to discuss New Mountain Capital's indication of interest. Our board of directors discussed the indication of interest, including the proposed per share price, the request for exclusivity and the offer to include a "go shop" provision in any definitive merger agreement. Our board of directors reviewed and discussed the advantages and disadvantages of various potential alternatives, including continuing to operate on a standalone basis and investing in a supply chain transformation project, pursuing a potential transaction with New Mountain Capital on an exclusive basis combined with a "go-shop" provision in the merger agreement, contacting a select group of potential buyers, and conducting a broad process to explore a potential sale of the Company. As part of these discussions, our board of directors reviewed the impact and distractions on our business associated with the 2014 potential sale process and emphasized the importance of limiting any distractions that might be associated with pursuing another potential sale of the Company. After further discussion, our board of directors concluded that it would consider granting New Mountain Capital a thirty day exclusivity period if New Mountain Capital raised its offer price and confirmed that a "go-shop" provision would be included in any potential definitive merger agreement.

        On February 24, 2015, at the direction of our board of directors, representatives of BofA Merrill Lynch communicated to New Mountain Capital that our board of directors might be willing to consider granting New Mountain Capital a thirty day exclusivity period if New Mountain Capital raised its offer price and confirmed that a "go-shop" provision would be included in any potential definitive merger agreement. On February 26, 2015, New Mountain Capital delivered a revised indication of interest reflecting an increased per share price of $20.05, and indicated that this was the highest price it was willing to offer. As part of its submission of the revised indication of interest, New Mountain Capital again requested a forty-five day exclusivity period (and contemplated a countersignature by the Company), and reiterated that it would be willing to accept a "go-shop" provision in any definitive merger agreement.

        On February 26, 2015, our board of directors met, together with representatives of BofA Merrill Lynch and King & Spalding, to review New Mountain Capital's revised indication of interest. Our board of directors discussed and considered the fact that New Mountain Capital was not prepared to move forward in its evaluation of a potential transaction with us without an exclusivity agreement. Our board of directors also considered the fact that New Mountain Capital was unwilling to further increase its indicative price above $20.05 per share at this time. Our board of directors discussed at length the potential strategic alternatives available to the Company, including remaining as a standalone company. Our board of directors also considered again the importance of limiting any distractions that might be associated with pursuing another potential sale of the Company. After further deliberation regarding the potential advantages and disadvantages of a sale of the Company and consideration of the opportunities and risks associated with remaining a standalone company, our board of directors determined to move forward with negotiations with New Mountain Capital regarding the proposed sale of the Company. In view of the increased offer price, the commitment by New Mountain Capital to include a "go-shop" provision in any potential definitive merger agreement and the other considerations described above, our board of directors determined that it would be willing to offer to New Mountain Capital an exclusivity period of approximately thirty days. Our board of directors also determined not to form a transaction committee because the full board would remain actively involved in overseeing the negotiations with New Mountain Capital.

        On February 27, 2015, we signed an agreement with New Mountain Capital extending the term of the confidentiality provision, the "standstill" provision and the employee non-solicitation provision in our original confidentiality agreement with them as well as providing for an exclusivity period with New Mountain Capital through March 31, 2015.

        On March 2, 2015, we granted New Mountain Capital access to the electronic data room that had been populated with due diligence documentation during the 2014 potential sale process. Pursuant to the instruction of our board of directors, BofA Merrill Lynch asked New Mountain Capital to confirm its offer price after reviewing the due diligence materials. Over the next few weeks, New Mountain Capital requested additional information, and the Company's management provided this information and updated the electronic data room in response to these requests. New Mountain Capital and their representatives and advisors reviewed the contents of the electronic data room, including our fiscal year 2015 plan and an updated fiscal year 2015 forecast.

        Throughout March 2015, the Company's management (including Mr. Morgan) participated in various in-person due diligence meetings with New Mountain Capital and hosted New Mountain Capital on multiple site visits to the Company's facilities. During these meetings, the Company's management discussed with New Mountain various aspects of our business and prospects, including our business plan and potential initiatives.

        On March 13, 2015, New Mountain Capital communicated that the $20.05 per share offer price was New Mountain Capital's "best and final" offer. New Mountain Capital also indicated a willingness to work expeditiously towards the signing of a definitive merger agreement by April 15, 2015 and requested an extension of its exclusivity period through that date. Subsequently, on March 15, 2015, New Mountain Capital indicated that it would accelerate its due diligence process and requested that the exclusivity period be extended through April 7, 2015.

        On March 16, 2015, our board of directors met, together with representatives of BofA Merrill Lynch and King & Spalding, to discuss the status of the discussions with New Mountain Capital. At this meeting, at the request of our board of directors, representatives of BofA Merrill Lynch, reviewed and discussed with our board of directors, on a preliminary basis, certain financial matters. Our board of directors also discussed our recent financial performance and our business on a standalone basis, including the opportunities, risks and capital investment associated with transforming our supply chain. Our board of directors also reviewed the progress with New Mountain Capital and the recent discussions with New Mountain Capital, including New Mountain Capital's request to extend the exclusivity period. After further discussion, based upon progress in negotiations with New Mountain Capital and New Mountain Capital's reiteration that any definitive merger agreement would contain a "go-shop" provision, our board of directors authorized an extension of exclusivity with New Mountain Capital through April 7, 2015, which extension letter was signed on March 18, 2015.

        On March 18, 2015, a draft merger agreement was delivered to New Mountain Capital and its advisors. The draft merger agreement included, among other terms, a "go-shop" provision permitting us to solicit alternative acquisition proposals for sixty days after signing the merger agreement, and the draft agreement permitted us to terminate the merger agreement in order to accept a superior offer from another potential buyer.

        On March 24, 2015, our board of directors reviewed again the opportunities, risks and investment associated with transforming our supply chain. After further discussion, our board of directors determined not to proceed with an investment in a supply chain transformation project due to execution risk and resource constraints, and decided to continue discussions with New Mountain Capital.

        On March 29, 2015, we received a revised draft of the merger agreement from New Mountain Capital. Among other things, the revised merger agreement reduced the "go-shop" period from sixty days to thirty days. During the week of March 30, 2015, we engaged in a series of negotiations with New Mountain Capital and its advisors regarding the provisions the merger agreement, including negotiations regarding the terms of the "go-shop" and "no-shop" provisions (including the length of the "go-shop" period), our ability to consider alternative proposals, the size of the termination fees and circumstances under which termination fees would be payable, representations and warranties, pre-closing conduct of business covenants, and conditions to closing. In addition, we negotiated the terms of other agreements relating to the proposed transaction, including the debt commitment letter, equity commitment letter and limited guaranty.

        As negotiations of the merger agreement continued into April, at the direction of our board of directors, both Mr. Morgan and representatives of BofA Merrill Lynch separately approached New Mountain Capital in an effort to negotiate an increase in the $20.05 per share offer price. New Mountain Capital reiterated its previous position that the $20.05 per share price offer was New Mountain Capital's "best and final" offer.

        On April 6, 2015, our board of directors met, together with members of the Company's management and representatives of BofA Merrill Lynch and King & Spalding, to consider the proposed transaction with New Mountain Capital. At this meeting, at the request of our board of directors, representatives of BofA Merrill Lynch reviewed and discussed with our board of directors certain financial matters, including the financial analyses of the merger consideration. The board of directors considered these financial matters with reference to the price proposed by New Mountain Capital in connection with the proposed transaction. In so doing, our board of directors took into account its understanding that New Mountain Capital's offer price of $20.05 per share was, in fact, the highest and best price New Mountain Capital was willing to pay for the Company. In addition, representatives of King & Spalding reviewed the terms of the draft merger agreement and other transaction documents, including the debt and equity commitment letters relating to the proposed transaction. In connection with this review, King & Spalding discussed with the board remaining open issues in the merger agreement, including the terms of the "go-shop" provision and the size of the termination fees. Our board of directors was advised that New Mountain Capital continued to insist on a thirty day "go-shop" period, a go-shop termination fee of $10 million, a termination fee following the end of the go-shop period of $20 million and a reverse termination fee payable by New Mountain Capital of $30 million. Our board of directors engaged in discussions regarding the materials presented at the meeting and the proposed transaction. At the end of the meeting, our board of directors instructed the Company's advisors to proceed to finalize the merger agreement on as favorable terms as possible to the Company.

        Following the April 6, 2015 board meeting, representatives of King & Spalding continued to negotiate the final terms of the merger agreement with New Mountain Capital's advisors. New Mountain Capital expressed its willingness to agree to the Company's proposal that the go-shop termination fee be limited to $8.75 million, that the termination fee following the end of the go-shop period be limited to $17.5 million and that the reverse termination fee payable by New Mountain Capital be $33.75 million. However, although New Mountain Capital was willing to provide additional time following the go-shop period to permit the Company to negotiate with respect to potential superior proposals arising during the go-shop period, New Mountain Capital insisted that it was unwilling to increase the length of the go-shop period beyond thirty days.

        On April 7, 2015, our board of directors met again, together with members of the Company's management and representatives of BofA Merrill Lynch and King & Spalding, to discuss and review the transaction documents and to consider approval of the proposed transaction with New Mountain

Capital. Representatives of King & Spalding reviewed the key provisions of the merger agreement, and discussed with our board of directors the negotiations with New Mountain Capital with respect to the key remaining issues, including the length of the "go-shop" provision and the size of the termination fees. After taking into account (a) the robust process conducted in the first half of 2014, (b) the fact that the Company did not receive any acquisition proposals other than from New Mountain Capital since the termination of the 2014 process, (c) the ability of the Company to promptly initiate a go-shop process especially in view of the prior 2014 process and (d) New Mountain Capital's willingness to agree to the Company's proposals regarding the size of the termination fees, our board of directors was willing to accept a thirty day "go-shop" period. Also at this meeting, our board of directors reviewed with BofA Merrill Lynch the financial analyses of the merger consideration and BofA Merrill Lynch delivered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated April 7, 2015, to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken, as described in its opinion, the merger consideration to be received by our holders of common stock was fair, from a financial point of view, to such holders. Following discussion, our board of directors unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of our stockholders and the Company, and our board of directors resolved to recommend that our stockholders approve the adoption of the merger agreement.

        Following the meeting of our board of directors, the parties executed the merger agreement and the related transaction documents and issued a press release announcing the transaction on the morning of April 8, 2015.

        Under the merger agreement, during the "go-shop period" that began on the date of the merger agreement and continued until 11:59 p.m., New York City time, on May 7, 2015, we and our subsidiaries and our respective representatives were permitted to, directly or indirectly, solicit, initiate, facilitate and encourage proposals relating to certain alternative transactions, including by providing access to non-public information relating to us and our subsidiaries pursuant to an acceptable confidentiality agreement, and to enter into and maintain or continue discussions or negotiations with respect to potential acquisition proposals. Representatives of BofA Merrill Lynch commenced the go-shop process on our behalf on April 8, 2015. During the go-shop process, representatives of BofA Merrill Lynch contacted a total of fifty-eight parties (including potential strategic and financial buyers) regarding each such party's interest in exploring a transaction with us. As of the end of the go-shop period, none of the parties contacted during the go-shop process had submitted a competing acquisition proposal to us or our representatives, and no such party remained engaged in discussions or negotiations with us or our representatives with respect to a potential acquisition proposal.

Reasons for the Merger

        In evaluating the merger agreement and the merger, our board of directors consulted with our management and our outside legal and financial advisors and, in reaching its unanimous decision to approve the merger agreement and the merger and to recommend that our stockholders approve and adopt the merger agreement, our board of directors considered a variety of factors, including the following:

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  the review of our business, current and projected financial condition, current earnings and earnings prospects;

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  the execution risks of our standalone strategic plan, including the implementation of the possible supply chain transformation project, resource constraints limiting the Company's ability to make investments and acquisitions, and our ability to execute on short-term and long-term opportunities;

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  our board of directors' belief that, after a thorough review of our current and historical financial condition, results of operations, prospects, business strategy, competitive position, industry, properties and assets, including the potential impact of those factors on the trading price of our common stock, and discussions with our management and outside legal counsel and financial advisors, and taking into consideration the projections prepared by our management (see "—Projected Financial Information"), that the value offered to our stockholders pursuant to the merger agreement is more favorable than the potential value that might have resulted from remaining an independent public company;

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  our board of directors' belief that the $20.05 per share merger consideration exceeds our likely value as a standalone company, taking into account our potential future growth, which belief was based on a number of factors, including:

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  the risks and uncertainties associated with maintaining our performance as a standalone company, including, among other risks and uncertainties, generally the execution risk of implementing the Company's standalone strategy, including the implementation of a possible supply chain transformation project;

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  the inherent uncertainty of attaining management's internal financial projections, including that our actual financial results in future periods could be materially less than the projected results; and

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  our board of directors' consideration of other potential strategic alternatives available to us, based upon, among other things, our board of directors' knowledge of (i) our business, financial condition and results of operations, from both a historical and prospective perspective, (ii) the risk-adjusted probabilities associated with achieving our long-term strategic plans as a standalone company as compared to the certainty of value afforded to our stockholders by way of the merger and (iii) the robust strategic alternative process conducted by our board of directors in 2014 and the lack of interest among potential buyers upon the conclusion of that process;

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  the fact that the merger consideration consists solely of cash, providing our stockholders with certainty of value and liquidity upon consummation of the merger, particularly in light of the relatively limited trading volume of our stock;

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  recent and historical market prices for our common stock, as compared to the merger consideration, including the fact that the merger consideration of $20.05 per share represents an approximate premium of:

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  17.3% to the $17.09 closing price per share of our common stock on April 7, 2015, the last trading day before public announcement of the merger agreement;

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  17.7% to the $17.03 volume weighted average price per share of our common stock for the 30-day period ended April 7, 2015;

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  18.9% to the $16.86 volume weighted average price per share of our common stock for the 60-day period ended April 7, 2015;

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  22.9% to the $16.32 volume weighted average price per share of our common stock for the 90-day period ended April 7, 2015;

  •
  the fact that our board of directors conducted a robust process to explore a potential sale of the Company in the first half of 2014, during which we, our financial advisors and our management communicated with approximately fifty potential buyers, and the fact that all of the parties who submitted indications of interest as part of this process determined to cease pursuing a potential transaction with us;

  •
  the fact that our board of directors negotiated an increase in the merger consideration to $20.05 from New Mountain Capital's initial proposal of $19.25 on February 19, 2015, as described above under "The Merger (Proposal 1)—Background of the Merger," and that our board of directors confirmed that the $20.05 per share offer price from New Mountain Capital was New Mountain Capitals's absolute "best and final" offer;

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  our belief, based on negotiations with New Mountain Capital and their advisors, that New Mountain Capital's February 26, 2015 offer of $20.05 per share was the highest per share consideration New Mountain Capital would pay for us;

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  the fact that we negotiated a "go-shop" provision permitting us to solicit alternative acquisition proposals for thirty days after signing the merger agreement, and the fact that merger agreement permits us to terminate the merger agreement in order to accept a superior offer should a superior offer emerge;

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  our belief that the termination fee and other limitations applicable to alternative acquisition proposals agreed to in the merger agreement were reasonable and customary and would not preclude a serious and financially capable potential acquirer from submitting a proposal to acquire us following the announcement of the merger;

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  the fact that the termination fee payable by us in the event we accept a superior proposal that was initially submitted during the "go-shop" period is substantially lower than the termination fee that would be payable by us in other circumstances;

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  the opinion, dated as of April 7, 2015, of BofA Merrill Lynch, our financial advisor, to our board of directors as to the fairness, from a financial point of view and as of such date, of the merger consideration to be received by holders of our common stock, which opinion was based upon and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken, as further described in the section entitled "Opinion of Our Financial Advisor";

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  that our legal and financial advisors were involved throughout the process and negotiations and updated our board of directors directly and regularly, which provided our board of directors with additional perspectives on negotiations in addition to those of our management;

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  the fact that it is a condition to the closing of the merger that the merger agreement has been adopted by our stockholders, which allows for an informed vote by the stockholders on the merits of the merger;

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  the fact that Parent has provided a debt commitment letter and an equity commitment letter in connection with the execution of the merger agreement, and the merger is not subject to any financing condition;

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  the challenges and risks associated with growing organically and identifying suitable acquisition targets and financing these potential acquisitions;

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  our board of directors' review of the structure of the merger agreement and the financial and other terms of the merger agreement, including, among others, the following specific terms of the merger agreement:

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  the limited and customary conditions to the parties' obligations to complete the merger, the commitment by Parent and Merger Sub to use their reasonable best efforts to take or cause to be taken all actions to consummate the merger and the transactions contemplated thereby, including all actions necessary to obtain applicable regulatory approvals, and their agreement to pay a $33.75 million reverse termination fee in certain circumstances;

    •
    the ability of our board of directors to actively solicit and encourage alternative acquisition proposals during a thirty day go shop period, including by way of providing non-public information relating to us, and to continue discussions with certain third parties that make acquisition proposals during the go-shop period following the go-shop period;

    •
    subject to compliance with the merger agreement, after the end of the go-shop period and prior to the time our stockholders approve the proposal to adopt the merger agreement, the ability of our board of directors to participate in discussions or negotiations with, or provide non-public information to, any person in response to an unsolicited acquisition proposal for the Company, if our Board determines, after consultation with outside legal counsel and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal;

    •
    the ability of our board of directors, subject to certain conditions, to change its recommendation that our stockholders adopt the merger agreement and, in addition, to terminate the merger agreement in order to enter into an alternative acquisition agreement with respect to a superior proposal if our board of directors determines in good faith, after considering the advice of outside counsel and a financial advisor of nationally recognized reputation, that the superior proposal is more favorable to our stockholders than the merger;

    •
    our ability to specifically enforce Parent's obligations under the merger agreement in certain circumstances, including its obligation to consummate the merger;

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    the fact that the consummation of the debt financing and the equity financing under the merger agreement is not a condition to the obligation of New Mountain Capital to consummate the merger and other transactions contemplated thereby; and

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    the customary nature of the representations, warranties and covenants of New Mountain Capital in the merger agreement.

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  the availability of appraisal rights under Delaware law to our stockholders who do not vote in favor of the proposal to adopt the merger agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the merger agreement.

        In the course of its deliberations, our board of directors, in consultation with our management and our outside legal counsel and financial advisors, also considered a variety of risks and other potentially negative factors relating to the merger, including the following:

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  the fact that, subsequent to completion of the merger, the Company will no longer exist as an independent public company and that the nature of the transaction as a cash transaction would prevent our stockholders from being able to participate in any value creation the business could generate, as well as any future appreciation in our value;

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  the fact that we would be obligated to pay a termination fee of $8.75 million under certain circumstances and a termination fee of $17.5 million under other circumstances, including the impact of such termination fees on the willingness of other potential acquirers to propose alternative transactions, although our board of directors believed that the termination fees were reasonable and customary and would not preclude a serious and financially capable potential acquirer from submitting a proposal to acquire us following the announcement of the merger;

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  the fact that, after the end of the go-shop period, we will be prohibited from soliciting or taking any actions to knowingly facilitate, encourage or assist, or knowingly induce the making of an alternative acquisition proposal (however, we will be able to respond to and engage in discussions of certain unsolicited acquisition proposals if our board of directors determines that such proposals would reasonably be expected to lead to superior proposals);

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  the fact that if the merger is not consummated, we will be required to pay our own expenses associated with the merger;

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  the fact that Parent's obligations to consummate the merger are subject to certain customary conditions, and the possibility that such conditions may not be satisfied, including as a result of events outside of our control;

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  the fact that if the merger is not consummated:

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  our directors, officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, and we will have incurred significant transaction costs attempting to consummate the transaction;

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  the market's perception of our continuing business could potentially result in a loss of customers, vendors, business partners, collaboration partners and employees; and

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  the trading price of our common stock could be adversely affected;

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  the potential negative effect of the pendency of the merger on our business and relationships with customers, vendors, business partners, collaboration partners and employees, including the risk that certain key members of our management might choose not to remain employed with us prior to the completion of the merger, regardless of whether or not the merger is completed;

  •
  the fact that under the terms of the merger agreement, we have agreed that we will conduct our business in the ordinary course consistent with past practices and use our reasonable best efforts to preserve intact our business organizations and relationships with third parties and to keep available the services of its current officers and key employees, and that subject to Parent's consent, that we will not take a number of specific actions related to the conduct of our business and the possibility that these terms may limit our ability to pursue business opportunities that we would otherwise pursue;

  •
  that our directors and executive officers may receive certain benefits that are different from, and in addition to, those of our other stockholders; our board of directors was informed of these interests, as described in "The Merger (Proposal 1)—Interests of Our Directors and Executive Officers in the Merger," and our board of directors was not aware of any contracts or arrangements between Parent or Merger Sub or any of their affiliates or representatives, on the one hand, and any member of our management or board of directors, on the other hand, relating to the transactions contemplated by the merger agreement or the Company's operations after the effective time of the merger;

  •
  the fact that we have incurred and will continue to incur significant transaction costs and expenses in connection with the proposed transaction, regardless of whether the merger is consummated; and

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  the fact that the merger consideration will be taxable to our taxpaying stockholders.

        The foregoing discussion of the information and factors considered by our board of directors is not exhaustive but is intended to reflect the material factors considered by our board of directors in its consideration of the merger. In view of the complexity, and the large number, of the factors considered, our board of directors, both individually and collectively, did not quantify or assign any relative or specific weight to the various factors. Rather, our board of directors based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of our board of directors may have given different weights to different factors.

        The foregoing discussion of the information and factors considered by our board of directors is forward-looking in nature. This information should be read in light of the factors set forth in the section entitled "Cautionary Statement Concerning Forward-Looking Statements."

Recommendation of Our Board of Directors

        After careful consideration, our board of directors unanimously (i) determined that the merger agreement and the transactions contemplated thereby, including the merger, are in the best interests of our stockholders, (ii) approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, (iii) resolved to recommend the approval and adoption of the merger agreement and the transactions contemplated thereby, including the merger, by our stockholders, and (iv) directed that the merger agreement be submitted for consideration of our stockholders at the special meeting.

        Our board of directors unanimously recommends that our stockholders vote "FOR" the proposal to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger.

Opinion of Our Financial Advisor

        We have retained BofA Merrill Lynch to act as our financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. We selected BofA Merrill Lynch to act as our financial advisor in connection with the merger on the basis of BofA Merrill Lynch's experience in transactions similar to the merger, its reputation in the investment community and its familiarity with us and our business.

        On April 7, 2015, at a meeting of our board of directors held to evaluate the merger, BofA Merrill Lynch delivered to our board of directors an oral opinion, which was confirmed by delivery of a written opinion dated April 7, 2015, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of our common stock was fair, from a financial point of view, to such holders.

        The full text of BofA Merrill Lynch's written opinion to our board of directors, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch's opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to our board of directors for the benefit and use of our board of directors (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch's opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to us or in which we might engage or as to our underlying business decision to proceed with or effect the merger. BofA Merrill Lynch's opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the merger or any related matter.

        In connection with rendering its opinion, BofA Merrill Lynch has, among other things:

  •
  reviewed certain publicly available business and financial information relating to us;

  •
  reviewed certain internal financial and operating information with respect to our business, operations and prospects furnished to or discussed with BofA Merrill Lynch by our management, including certain financial forecasts relating to us prepared by our management (such forecasts, "Management Projections" as defined below in "Projected Financial Information");

  •
  discussed the past and current business, operations, financial condition and prospects of us with members of our senior management;

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  reviewed the trading history for our common stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

  •
  compared certain financial and stock market information of us with similar information of other companies BofA Merrill Lynch deemed relevant;

  •
  compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

  •
  considered the results of BofA Merrill Lynch's prior efforts on our behalf in 2014 to solicit, at our direction, indications of interest and definitive proposals from third parties with respect to a possible acquisition of us;

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  reviewed a draft, dated April 7, 2015, of the merger agreement (the "draft agreement"); and

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  performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

        In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of our management that we were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Management Projections, BofA Merrill Lynch was advised by us, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to our future financial performance. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of our assets or liabilities (contingent or otherwise), nor did it make any physical inspection of our properties or assets. BofA Merrill Lynch did not evaluate the solvency or fair value of us, Parent or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at our direction, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on us, Parent or the contemplated benefits of the merger. BofA Merrill Lynch also assumed, at our direction, that the final executed merger agreement would not differ in any material respect from the draft agreement reviewed by BofA Merrill Lynch.

        BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the merger or otherwise. BofA Merrill Lynch's opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by the holders of our common stock and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration or otherwise. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to us or in which we might engage or as to our underlying business decision to proceed with or effect the merger. BofA Merrill Lynch also did not express any view or opinion with respect to, and BofA Merrill Lynch relied, at our direction, upon the assessments of our representatives regarding, legal, regulatory, accounting, tax and similar matters relating to us or the merger, as to which matters BofA Merrill Lynch understood that we obtained such advice as we deemed necessary from qualified professionals. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any stockholder should vote or act in connection with the merger or any other matter. Except as described above, we imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

        BofA Merrill Lynch's opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch's opinion was approved by BofA Merrill Lynch's Americas Fairness Opinion Review Committee.

        The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to our board of directors in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

  Financial Analyses

        Selected Publicly Traded Companies Analysis.    BofA Merrill Lynch reviewed publicly available financial and stock market information for us and the following thirteen publicly traded companies in the specialty chemicals and consumer brands industries (collectively, the "selected publicly traded companies"):

Specialty Chemicals Public Companies	Consumer Brands Public Companies
• Ecolab Inc.	• Reckitt Benckiser Group plc
• Sealed Air Corporation	• The Clorox Company
• RPM International Inc.	• Church & Dwight Co., Inc.
• Chemtura Corporation	• Spectrum Brands Holdings, Inc.
• Innophos Holdings, Inc.	• WD-40 Company
• Innospec Inc.
• Quaker Chemical Corporation
• Stepan Company

        BofA Merrill Lynch reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on April 7, 2015, plus debt, preferred equity and minority interests, less cash and marketable securities, as a multiple of calendar year 2015 estimated earnings before interest, taxes, depreciations and amortization ("EBITDA"). BofA Merrill Lynch then applied calendar year 2015 EBITDA multiples of 8.0x to 10.0x derived from the selected publicly traded companies to our calendar year 2015 estimated EBITDA. Estimated financial data of the selected publicly traded companies were based on publicly available research analysts' estimates, and our estimated financial data was based on the Management Projections provided in April 2015. This analysis indicated the following approximate implied per share equity value reference range for us (per share values were rounded to the nearest $0.05), as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$14.20 - $19.60	$20.05

        No company used in this analysis is identical or directly comparable to us. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which we were compared.

        Selected Precedent Transactions Analysis.    BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following 19 selected transactions involving companies in the specialty chemicals and consumer brands industries (collectively, the "selected transactions"):

Announcement Date	Acquiror	Target
• March 2014	• Armored AutoGroup, Inc.	• IDQ Acquisition Corp.
• February 2014	• Clayton, Dubilier & Rice, LLC	• Ashland Water Technologies
• October 2013	• KIK Custom Products, Inc.	• Chemtura Consumers Products
• October 2012	• Zep Inc.	• Ecolab Vehicle Care
• October 2012	• The Carlyle Group L.P.	• Diversey Japan
• June 2011	• Lonza Group Ltd.	• Arch Chemicals, Inc.
• June 2011	• Sealed Air Corporation	• Diversey, Inc.
• January 2011	• Rank Group Ltd.	• Honeywell Consumer Products
• November 2010	• Rank Group Ltd.	• UCI International, Inc.
• September 2010	• Avista Capital Holdings, L.P.	• Armor All, STP
• April 2010	• Illinois Tool Works Inc.	• Accessories Marketing, Inc.
• January 2010	• Zep Inc.	• Amrep, Inc.
• October 2009	• Clayton, Dubilier & Rice, LLC	• JohnsonDiversey, Inc.
• July 2007	• Rentokil Initial plc	• Lancaster Office Cleaning Company Ltd.
• December 2006	• The Clorox Company	• Colgate—Palmolive (Bleach)
• July 2006	• Church & Dwight Co., Inc.	• Orange Glo International, Inc.
• March 2006	• Stericycle, Inc.	• Sterile Technologies Group Limited
• December 2003	• Henkel AG & Co. KGaA	• The Dial Corporation
• May 2002	• Johnson Wax Professional	• DiverseyLever

        BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company's last 12 months ("LTM") EBITDA. BofA Merrill Lynch then applied LTM multiples of 8.5x to 10.5x derived from the selected transactions to our LTM EBITDA. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. Our estimated financial data was based on the Management Projections provided in April 2015. This analysis indicated the following approximate implied per share equity value reference range for us (per share values were rounded to the nearest $0.05), as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$12.40 - $17.20	$20.05

        No company, business or transaction used in this analysis is identical or directly comparable to us or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which we and the merger were compared.

        Discounted Cash Flow Analysis.    BofA Merrill Lynch performed a discounted cash flow analysis of us to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that we were forecasted to generate during fiscal years 2015 through 2019 based on the Management Projections provided in April 2015. BofA Merrill Lynch calculated terminal values for us by applying LTM EBITDA multiples of 8.5x to 10.5x to our fiscal year 2019 estimated EBITDA. The cash flows and terminal values were then discounted to present value as of February 28, 2015 using discount rates ranging from 9.0% to 10.5%, which were based on an estimate of our weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference range for us (per share values were rounded to the nearest $0.05), as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$15.60 - $21.15	$20.05

  Other Factors

        BofA Merrill Lynch also noted certain additional factors that were not considered part of BofA Merrill Lynch's financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

  •
  historical trading prices of our common stock during the one-year period ended April 7, 2015, noting that the low and high closing prices during such period were $13.00 and $18.76;

  •
  the present value of one-year analyst share price targets for our common stock in recently published, publicly available research analysts' reports, in each case discounted by one year using an estimate of our cost of equity of 13.0%, noting that the present value of the low and high share price targets ranged from $15.95 to $18.60 (per share values were rounded to the nearest $0.05); and

  •
  the implied per share equity value reference range for us resulting from a leveraged buyout analysis, which was based on (i) estimated exit values for us calculated by applying our estimated fiscal year 2019 EBITDA to a selected range of LTM EBITDA multiples of 8.5x to 10.5x and (ii) an assumed pro forma leverage of 6.5x total debt to LTM EBITDA, noting that the low and high implied per share equity values ranged from $14.85 to $17.90 (per share values were rounded to the nearest $0.05).

  Miscellaneous

        As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to our board of directors in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch's analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

        In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of us and Parent. The estimates of the future performance of us and Parent in or underlying BofA Merrill Lynch's analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch's analyses. These analyses were prepared solely as part of BofA Merrill Lynch's analysis of the fairness, from a financial point of view, of the merger consideration and were provided to our board of directors in connection with the delivery of BofA Merrill Lynch's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch's view of the actual values of us or Parent.

        The type and amount of consideration payable in the merger was determined through negotiations between us and Parent, rather than by any financial advisor, and was approved by our board of directors. The decision to enter into the merger agreement was solely that of our board of directors. As described above, BofA Merrill Lynch's opinion and analyses were only one of many factors considered by our board of directors in its evaluation of the merger and should not be viewed as determinative of the views of our board of directors or management with respect to the merger or the merger consideration.

        We have agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee of approximately $9.0 million, a portion of which was payable upon delivery of BofA Merrill Lynch's opinion and the principal portion of which is contingent upon the completion of the merger. We also have agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch's engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

        BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of (i) us and/or certain of our affiliates, and (ii) Parent and/or certain of its affiliates, including New Mountain Capital and/or certain of its affiliates and portfolio companies.

        BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to us and/or certain of our affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, joint bookrunner and joint lead arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of us and/or certain of our affiliates, and (ii) having provided or providing certain treasury management services and products to us and/or certain of our affiliates. From April 1, 2013 through March 31, 2015, BofA Merrill Lynch and its affiliates received aggregate revenues from us and/or certain of our affiliates of approximately $4 million for corporate, commercial and investment banking services.

        In addition, BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Parent and/or certain of its affiliates, including New Mountain Capital and/or certain of its affiliates and portfolio companies, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, collateral agent, joint bookrunner and/or joint lead arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements (including acquisition financing) of Parent and/or certain of its affiliates, including New Mountain Capital and/or certain of its affiliates and portfolio companies, (ii) having provided or providing certain derivatives, foreign exchange and other trading services to Parent and/or certain of its affiliates, including New Mountain Capital and/or certain of its affiliates and portfolio companies, (iii) having provided or providing certain managed investments services and products to Parent and/or certain of its affiliates, including New Mountain Capital and/or certain of its affiliates and portfolio companies, and (iv) having provided or providing certain treasury management services and products to Parent and/or certain of its affiliates, including New Mountain Capital and/or certain of its affiliates and portfolio companies. From April 1, 2013 through March 31, 2015, BofA Merrill Lynch and its affiliates received aggregate revenues from Parent and/or certain of its affiliates, including New Mountain Capital and/or certain of its affiliates and portfolio companies, of approximately $14 million for corporate, commercial and investment banking services.

Projected Financial Information

        As a matter of course, we do not develop or publicly disclose long-term projections or internal projections of our future performance and are especially wary of making projections for extended periods due to the unpredictability of the underlying assumptions and estimates, though we have in the past provided investors with limited quarterly or full-year financial guidance covering limited areas of our financial performance. However, in connection with our review of strategic alternatives during the first half of calendar year 2014, we provided our board of directors and BofA Merrill Lynch with certain non-public, unaudited prospective financial information prepared by our management. This information was also provided to prospective bidders who participated in the 2014 process in connection with their due diligence review of a possible transaction. Following the completion of that process, once we re-engaged in discussions with New Mountain Capital regarding a possible transaction in February 2015, we provided our board of directors and BofA Merrill Lynch with updated non-public, unaudited prospective financial information concerning our revenue and adjusted EBITDA to assist in evaluating any possible transaction proposed by New Mountain Capital. This updated prospective financial information provided in February 2015 included revised assumptions associated with potential disruption relating to a fire at an aerosol production facility and increased selling expenses due to projected increased freight costs. We subsequently provided our board of directors and BofA Merrill Lynch in April 2015 with a full set of updated non-public, unaudited prospective financial information similar to that provided during the first half of calendar year 2014 for the purpose of considering, analyzing and evaluating our strategic and financial alternatives, including the merger. The updated prospective financial information provided in April 2015 included revised assumptions for increased projected sales and related increased projected operating expenses resulting from the implementation of potential sales initiatives, as well as revised assumptions regarding the impact of lower commodity costs. This fully updated information was used as the basis for the financial analyses conducted by BofA Merrill Lynch and summarized above in "Opinion of Our Financial Advisor." In connection with the discussions with New Mountain Capital in 2015, we provided New Mountain Capital with updated non-public, unaudited prospective financial information for the fiscal year ending August 31, 2015, which is consistent with the prospective financial information provided to our board of directors and BofA Merrill Lynch in April 2015, but we did not provide New Mountain Capital, Parent, Merger Sub or their respective affiliates with any other non-public, unaudited prospective financial information from the prospective financial information provided to our board of directors and BofA Merrill Lynch in February or April 2015.

        A summary of this financial information (collectively, the "Management Projections") is provided below to give stockholders access to certain non-public information considered by our board of directors and BofA Merrill Lynch in evaluating our strategic and financial alternatives, including the merger. The Management Projections were not prepared with a view to public disclosure and are included in this proxy statement only because such information was made available as described above. The Management Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States ("GAAP"), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. For example, certain metrics included in the Management Projections are non-GAAP financial measures, and the Management Projections do not include footnote disclosures as may be required by GAAP. Furthermore, Ernst & Young LLP, our independent registered public accounting firm, has not examined, reviewed, compiled or otherwise applied procedures to the Management Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, the Management Projections. The Management Projections included in this proxy statement have been prepared by, and are the responsibility of, our management. The Management Projections were prepared solely for our internal use by our board of directors, our financial advisors and as part of the previously described review of strategic alternatives, and both the Management Projections and the underlying assumptions upon which they are based are subjective in many respects.

        The Management Projections reflect numerous estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions, changes to our business, financial condition or results of operations, and other matters. Many of these estimates and assumptions are difficult to predict, subject to significant economic and competitive uncertainties, are beyond our control, and may cause the Management Projections or the underlying assumptions to be inaccurate. Since the Management Projections cover multiple years, the information contained therein, and the estimates and assumptions on which it is based, by their nature become less reliable with each successive year. Further, the Management Projections do not take into account any circumstances or events occurring after the date they were prepared. As a result, there can be no assurance that the Management Projections will be realized or that our actual results will not be significantly higher or lower than projected.

        For the foregoing reasons, as well as the basis and assumptions on which the Management Projections were compiled, the inclusion of specific portions of the Management Projections in this proxy statement should not be regarded as an indication that such Management Projections will be an accurate prediction of future events, and they should not be relied on as such. Except as required by applicable securities laws, we do not intend to update or otherwise revise the Management Projections or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. For more information on certain of the factors that may cause our future results to materially vary from that expressed in the Management Projections, see "Cautionary Statement Concerning Forward-Looking Statements."

        In light of the foregoing factors and the uncertainties inherent in the Management Projections, we caution our stockholders not to rely on the Management Projections included in this proxy statement.

  2014 Financial Projections

        The portions of the Management Projections that were provided to our board of directors, BofA Merrill Lynch and prospective bidders during the first half of calendar year 2014 are summarized as follows:

	Fiscal year ending August 31,
	2014E	2015E	2016E	2017E	2018E
	($ in millions)
Total sales	$700	$724	$752	$775	$802
Gross profit	$335	$343	$356	$365	$377
Operating expenses	$(299)	$(297)	$(301)	$(306)	$(311)
Operating profit	$36	$46	$54	$59	$66
EBITDA	$57	$67	$76	$81	$87
Adjusted EBITDA(1)	$62	$67	$76	$81	$87
Cash Flow Items
Depreciation & amortization	$22	$22	$22	$22	$22
Capital expenditures	$(12)	$(8)	$(8)	$(8)	$(8)
Change in net working capital decrease / (increase)	$(0)	$0	$(4)	$(4)	$(3)

(1)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude certain acquisition and integration cost, and costs related to a pending California legal matter.

  February 2015 Financial Projections

        The portions of the Management Projections that were provided to our board of directors and BofA Merrill Lynch in February 2015 are summarized as follows:

	Fiscal year ending August 31,
	2015E	2016E	2017E	2018E	2019E
	($ in millions)
Revenue	$707	$732	$759	$784	$811
Adjusted EBITDA(1)	$65	$68	$72	$76	$81

(1)
No adjustments were made to EBITDA to arrive at the projected Adjusted EBITDA figures for the periods presented.

  April 2015 Financial Projections

        The portions of the Management Projections that were provided to our board of directors and BofA Merrill Lynch in April 2015 are summarized as follows:

	Fiscal year ending August 31,
	2015E	2016E	2017E	2018E	2019E
	($ in millions)
Total sales	$701	$733	$772	$804	$838
Gross profit	$329	$349	$370	$387	$404
Operating expenses	$(293)	$(305)	$(323)	$(335)	$(348)
Operating profit	$36	$44	$48	$51	$56
EBITDA	$61	$65	$71	$75	$80
Adjusted EBITDA(1)	$63	$70	$71	$75	$80
Cash Flow Items
Depreciation & amortization	$21	$22	$24	$25	$25
Capital expenditures	$(18)	$(25)	$(12)	$(12)	$(12)
Change in net working capital decrease / (increase)	$(2)	$(5)	$(3)	$(5)	$(6)

(1)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, adjusted to exclude certain restructuring costs, costs related to a pending California legal matter, GHS compliance costs and temporary aerosol production outsourcing costs.

Financing

        Parent estimates that the total amount of funds required to complete the merger and related transactions and pay related fees and expenses will be approximately $730 million. Parent expects this amount to be funded through a combination of the following:

  •
  debt financing in an aggregate principal amount of up to approximately $360.0 million through a first lien senior secured term loan facility, as well as a $42.5 million first lien senior secured cash flow revolving credit facility. Parent has received firm commitments from certain financial institutions to provide the debt financing; and

  •
  a cash equity investment by New Mountain Partners IV in Parent of up to $382.5 million.

        The consummation of the merger is not subject to a financing condition (although the funding of the debt and cash equity financing is subject to the satisfaction of the conditions set forth in the commitment letters under which the financing will be provided).

  Equity Financing

        On April 7, 2015, New Mountain Partners IV entered into an equity commitment letter (which we refer to as the "equity commitment letters" and, together with the debt commitment letter described below, the "commitment letter") with Parent pursuant to which New Mountain Partners IV committed to purchase (or cause to be purchased) from Parent equity securities of Parent having an aggregate purchase price in cash of $382.5 million. We refer to the financing described above as the "equity financing." The equity financing is subject to the following conditions:

  •
  our execution and delivery of the merger agreement by the Company and, on or prior to the closing date, any ancillary agreements contemplated by the merger agreement;

  •
  satisfaction, or waiver by Parent in writing, of the conditions precedent to Parent's and Merger Sub's obligations to complete the merger as set forth in the merger agreement (other than those conditions that by their nature are to be satisfied by actions to be taken at the closing, which must instead be capable of being satisfied upon, and which must in fact be satisfied at, the closing);

  •
  the debt financing under the debt commitment letters (or substitute financing under its commitment letters if substitute financing is being utilized) having been funded or available at the closing if the equity financing is funded at the closing; and

  •
  the substantially concurrent consummation of the merger in accordance with the terms of the merger agreement.

        New Mountain Partners IV's obligations to fund the equity commitment will automatically terminate upon the earliest to occur of (subject to specified exceptions and qualifications): (i) the termination of the merger agreement in accordance with its terms; (ii) the consummation of the merger; (iii) the funding of the equity commitment pursuant to the equity commitment letter; (iv) we or any of our affiliates accept payment from New Mountain Partners IV under the terms of the limited guaranty (as defined in "—Financing—Limited Guaranty"), or any event occurs which terminates the obligations or liabilities of New Mountain Partners IV under the terms of the limited guaranty; or (v) we or our affiliates (or any person acting on behalf of us or our affiliates) seeks to enforce (or to cause Parent to enforce) the equity commitment letter against any person other than New Mountain Partners IV or for any amount in excess of $382.5 million.

        We are an express third-party beneficiary of the equity commitment letter and have the right to specific performance to enforce New Mountain Partners IV's obligations under the equity commitment letter solely to the extent we have the right to seek specific performance under the merger agreement to require Parent to cause the equity commitment under the equity commitment letter to be funded. See "The Merger Agreement—Specific Performance."

  Debt Financing

        In connection with the entry into the merger agreement, Parent has obtained a commitment letter (as amended from time to time in accordance with the merger agreement, the "debt commitment letter") from Jefferies Finance LLC, KeyBank National Association and KeyBanc Capital Markets Inc. (Jefferies Finance LLC and KeyBank National Association being collectively referred to as the "Lenders") pursuant to which the Lenders commit to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, in the aggregate up to $402.5 million in debt financing (not all of which is expected to be drawn at the closing of the merger), consisting of a $360.0 million first lien senior secured term loan facility (which we refer to as the "term loan facility") and a $42.5 million first lien senior secured cash flow revolving credit facility (which we refer to as the "revolving facility"). We refer to the financing described above collectively as the "debt financing."

        The aggregate principal amount of the term loan facility may be increased to fund certain original issue discount or upfront fees in connection with the debt financing. The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the merger agreement, to repay our indebtedness outstanding as of the closing of the merger and the payment of related fees and expenses, (ii) to provide ongoing working capital and (iii) for capital expenditures and other general corporate purposes.

        The debt financing contemplated by the debt commitment letter is conditioned on the consummation of the merger in accordance with the merger agreement, as well as other customary conditions, including, but not limited to:

  •
  the execution and delivery by the borrowers and certain guarantors of definitive documentation, consistent with the debt commitment letter;

  •
  the accuracy of specified representations and warranties in the merger agreement that are material to the interests of the lenders under the term loan facility and the revolving facility to the extent the inaccuracy of such representations and warranties would permit Parent to terminate the merger agreement or refuse to complete the merger, and the accuracy in all material respects of certain specified representations and warranties in the loan documents;

  •
  the consummation of the equity financing prior to or substantially concurrently with the initial borrowing under the term loan facility and revolving facility;

  •
  subject to certain limitations, the absence of a Company material adverse effect since November 30, 2014 that would result in a failure of a condition to Parent's obligations under the merger agreement;

  •
  payment of all applicable costs, fees and expenses;

  •
  delivery of certain audited, unaudited and pro forma financial statements;

  •
  receipt by the lead arrangers of documentation and other information about the borrowers and guarantors required under applicable "know your customer" and anti-money laundering rules and regulations (including the USA PATRIOT Act);

  •
  subject to certain limitations, the execution and delivery of guarantees by the guarantors and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral;

  •
  subject to certain limited exceptions to be agreed, the repayment of our outstanding indebtedness; and

  •
  the completion of a fifteen business day marketing period to syndicate the term loan facility and revolving facility prior to the closing date as specified in the debt commitment letter.

        If any portion of the debt financing becomes unavailable on the terms and conditions contemplated by the debt commitment letter, Parent is required to promptly notify us in writing and use its reasonable best efforts to obtain substitute financing on terms and conditions not materially less favorable to Parent and Merger Sub, taken as a whole, than the terms and conditions of the debt commitment letter (including the "flex" provisions contained in the fee letter referenced in the debt commitment letter) in an amount sufficient to enable Parent to consummate the merger and the other transactions contemplated by the merger agreement. As of the last practicable date before the printing of this proxy statement, the debt commitment letter remains in effect, and Parent has not notified us any plans to utilize substitute financing. Except as described in this proxy statement, there is no plan or arrangement regarding the refinancing or repayment of the debt financing. The documentation governing debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

        The Lenders may invite other banks, financial institutions and institutional lenders to participate in the debt financing contemplated by the debt commitment letter and to undertake a portion of the commitments to provide such debt financing.

        Term Loan Facility.    Interest under the term loan facility will be payable, at the option of Parent, either at (i) a LIBOR-based rate (subject to a floor of 1.0% per annum) plus 5.25% or (ii) a base rate (subject to a floor of 2.0% per annum and based on the highest of the prime rate published by the Wall Street Journal, the overnight federal funds rate plus 1/2 of 1.0%, and the one-month LIBOR rate plus 1.0%) plus 4.25%, in each cash subject to a 25 basis point reduction based on maintenance of specified total net first lien leverage ratios. Interest will be payable at the end of each interest period set forth in the credit agreement (but at least every three months) and on the maturity date. The term loan facility will mature seven years from the date of closing of the merger and will amortize in equal, quarterly installments in aggregate annual amounts equal to 1.00% of the original principal amount, with the balance payable on maturity.

        The borrower under the term loan facility will initially be Merger Sub and, upon consummation of the merger, we together with our subsidiaries Acuity Specialty Products, Inc., Zep Vehicle Care Inc. and Amrep, Inc. (collectively, the "Borrowers") will assume the rights and obligations under the term loan facility. The term loan facility will be guaranteed, subject to certain agreed upon exceptions, on a joint and several basis by Parent and, subject to certain exceptions, each direct and indirect wholly-owned material U.S. restricted subsidiary of Parent. The term loan facility will be secured, subject to certain exceptions, by (i) a first priority security interest in substantially all the assets of Merger Sub (and, after the merger, the Borrowers) and each guarantor and (ii) a perfected pledge of all capital stock of Merger Sub (and, after the merger, each Borrower) and of each guarantor.

        Revolving Facility.    Interest under the revolving facility will be payable, at the option of Parent, either at (i) a LIBOR-based rate plus 5.25% or (ii) a base rate (based on the highest of the prime rate published by the Wall Street Journal, the overnight federal funds rate plus 1/2 of 1.0%, and the one-month LIBOR rate plus 1.0%) plus 4.25%, which in the case of clause (i) is subject to two 25 basis point reductions based on maintenance of specified total net first lien leverage ratios. Interest will be payable at the end of each interest period set forth in the credit agreement (but at least every three months) and on the maturity date. The revolving facility is also subject to a fee of 0.5% per annum on the undrawn portion of the revolving facility, payable quarterly in arrears and subject to a 37.5 basis point reduction based on maintenance of specified total net first lien leverage ratios. The revolving facility will mature five years from the date of closing of the merger, which may be extended upon Parent's request on terms to be agreed upon between Parent and the Lenders.

        The borrowers and guarantors under the revolving facility will be the same as the borrowers and guarantors, respectively, under the term loan facility. Amounts borrowed under the revolving facility will be secured by the same assets and to the same extent as amounts borrowed under the term loan facility. The revolving facility will contain customary affirmative and negative covenants similar to those contained in term loan facility.

Limited Guaranty

        Concurrently with the execution of the merger agreement, New Mountain Partners IV also executed and delivered a limited guaranty in our favor, pursuant to which New Mountain Partners IV agreed, subject to the terms and conditions of the limited guaranty, to guarantee the due and punctual observance, performance, discharge and payment when due of:

  •
  the obligation of Parent under the merger agreement to pay a reverse termination fee of $33.75 million if the merger agreement is terminated by Parent under specified circumstances which are described in "The Merger Agreement—Termination Fees;" and

  •
  certain additional amounts, including certain reimbursement and indemnification obligations of Parent under the merger agreement.

        New Mountain Partners IV's obligations under the limited guaranty are subject to an aggregate cap equal to the amount of (i) the reverse termination fee, plus (ii) certain expense reimbursement and indemnification obligations specified in the merger agreement.

        The limited guaranty will terminate upon the earliest to occur of:

  •
  the closing of the merger;

  •
  subject to certain exceptions, at 5:00 p.m., New York City time, on the ninetieth day following the effective date of the termination of the merger agreement under circumstances which do not give rise to the payment of a termination fee by Parent; and

  •
  in connection with the termination of the merger agreement under circumstances which do give rise to the payment of a termination fee by Parent, upon the payment to us by New Mountain Partners IV or Parent of the full amount of such termination fee together with any interest and expense reimbursements.

        The limited guaranty also restricts our and our affiliates' ability to assert specified claims against New Mountain Partners IV and its affiliates and related persons.

Interests of Our Directors and Executive Officers in the Merger

        In considering the recommendation of our board of directors that you vote to approve and adopt the merger agreement and thereby approve the transactions contemplated by the merger agreement, including the merger, you should be aware that aside from their interests as stockholders, our directors and executive officers have interests in the merger that are different from, or in addition to, those of our other stockholders generally. Members of our board of directors were aware of, and considered, these interests, among other matters, in evaluating and negotiating the merger agreement and the transaction, and in unanimously recommending to our stockholders that the merger agreement be adopted. See the sections entitled "The Merger (Proposal 1)—Background of the Merger" and "The Merger (Proposal 1)—Reasons for the Merger." Our stockholders should take these interests into account in deciding whether to vote "FOR" approval and adoption of the merger agreement and the transactions contemplated by the merger agreement, including the merger. These interests are described in more detail below, and certain of them are quantified in the narrative and the table below.

  Treatment of Outstanding Equity Awards

        Under the merger agreement, equity-based awards held by our directors and executive officers as of the effective time of the merger will be treated as follows:

        Stock Options.    Each stock option, whether or not vested or exercisable, that is outstanding at the effective time of the merger will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any stock option an amount in cash equal to the product of (i) the excess, if any, of the merger consideration over the exercise price per share of common stock subject to the stock option and (ii) the total number of shares of common stock subject to the stock option (assuming full vesting of the stock option). Each stock option having an exercise price per share of common stock subject to the stock option equaling or exceeding the merger consideration will be cancelled without payment of any amounts in connection with the cancellation.

        Restricted Stock.    Each award of restricted stock outstanding at the effective time of the merger, whether or not vested, will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any award of restricted stock an amount in cash equal to (i) the product of the merger consideration and the number of shares of common stock subject to such award, plus (ii) all dividends, if any, accrued but unpaid as of the effective time of the merger with respect to such award.

        Performance Stock.    Each award of performance stock outstanding at the effective time of the merger, whether or not vested and whether or not the performance criteria have been achieved, will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any award of performance stock an amount in cash equal to (i) the product of the merger consideration and the number of shares of common stock that would have been earned at the target level under the terms of the award agreement for such award, plus (ii) all dividends, if any, accrued but unpaid as of the effective time of the merger with respect to the shares of common stock that would have been earned at the target level under the terms of the award agreement for such award.

        Performance Stock Units.    Each award of performance stock units outstanding at the effective time of the merger will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any award of performance stock units an amount in cash equal to (i) the product of the merger consideration and the number of shares of common stock that would have been earned at the target level under the terms of the award agreement for such award, plus (ii) all dividend equivalents, if any, accrued but unpaid as of the effective time of the merger with respect to the shares of common stock that would have been earned at the target level under the terms of the award agreement for such award.

        Quantification of Payments.    For an estimate of the amounts that would be payable to each of our named executive officers on settlement of their unvested equity-based awards, see "—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Our Named Executive Officers." The estimated aggregate amount that would be payable to our executive officers who are not named executive officers in settlement of their unvested equity-based awards if the transaction were completed on August 15, 2015 is $1,380,440. We estimate that the aggregate amount that would be payable to our non-employee directors for their unvested equity-based awards if the transaction were completed on August 15, 2015 is $451,927.

  Change in Control Agreements

        With the exception of Jeffrey L. Fleck, each named executive officer who is currently employed by us has entered into a change in control agreement with us that provides for separation payments and benefits if the employment of the named executive officer is terminated by us other than for cause or disability or by the named executive officer for good reason at the time of or within two years following a change in control (which we refer to as a "qualifying termination"). The merger would constitute a change in control under these change in control agreements.

        The change in control agreements provide that, in the event of a qualifying termination, the named executive officers would be entitled to receive:

  •
  a lump sum cash payment equal to (i) a multiple of the sum of base salary and a bonus amount (as defined in the agreements), subject to certain adjustments, and (ii) a pro rata portion of the bonus amount for the year of termination;

  •
  a lump sum cash payment of $220,962 for John K. Morgan, $20,595 for Mark R. Bachmann, and $27,075 for Robert P. Collins;

  •
  for Messrs. Bachmann and Collins, COBRA continuation coverage at the active employee rate for 18 months;

  •
  for Mr. Morgan, a lump sum payment in an amount equal to the sum of (i) the amount we would have contributed as an employer contribution to our 401(k) plan on behalf of Mr. Morgan during the 36-month period following termination (assuming that Mr. Morgan participated in the 401(k) plan at the maximum contribution level), and (ii) the amount we would have contributed to the Deferred Savings Plan on behalf of Mr. Morgan during the 36-month period following termination (based on specified assumptions regarding his participation in the Deferred Savings Plan); and

  •
  for Messrs. Bachmann and Collins, a lump sum payment in an amount equal to the sum of (i) the amount we would have contributed as an employer contribution to our 401(k) plan on behalf of the named executive officer during the 18-month period following termination (assuming that the named executive officer participated in the 401(k) plan at the maximum contribution level), and (ii) the amount we would have contributed to the Deferred Savings Plan on behalf of the named executive officer during the 18-month period following termination (based on specified assumptions regarding his participation in the Deferred Savings Plan).

        The change in control agreements also provide that, in the event the employment of the named executive officer is terminated for disability or by reason of death at the time of or within two years following a change in control, the named executive officer would be entitled to receive a pro rata portion of the bonus amount for the year of termination.

        Under the change in control agreements for each of Messrs. Morgan and Bachmann, we must make an additional "gross-up payment" to offset fully the effect of any excise tax imposed under Section 4999 of the Code on any payment made to them pursuant to the change in control agreements or otherwise in connection with a change in control. Their agreements further provide, however, that if the payments to them that would be subject to the excise tax do not exceed 105% of the largest amount that they could receive without any portion of the payment being subject to the excise tax, the payments will be reduced so that the excise tax will not apply and no gross-up payment will be required.

        Under the change in control agreement for Mr. Collins, if the payments to be made under his change in control agreement would be subject to the excise tax, the payments will be reduced to the level necessary to avoid the excise tax if, and only to the extent that, the reduction will allow Mr. Collins to receive a greater net after tax amount than he would receive absent the reduction.

        The change in control agreements for Messrs. Collins and Bachmann contain restrictive covenants with respect to confidentiality, non-solicitation, non-recruitment and non-competition, and the payment of benefits under the severance agreement is conditioned upon the executive officer's execution of a release.

        For an estimate of the value of the payments and benefits that would be payable to each of our named executive officers pursuant to the change in control agreements described above, see "—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Our Named Executive Officers."

  Severance Agreements

        Each named executive officer and executive officer who is currently employed by us (each, a "covered officer") has entered into a severance agreement with us; however, because Messrs. Morgan, Bachmann, and Collins would each be entitled to payments and benefits under his change in control agreement rather than his severance agreement in the event of a qualifying termination at the time of the merger, the provisions of their severance agreements are not described herein. The severance agreements provide for separation payments and benefits if the covered officer is terminated by us other than for cause or disability or by the covered officer for good reason during the term of the severance agreement (which we refer to as a "qualifying termination"). The severance agreements will continue to be in effect for at least three years following a change in control. The merger would constitute a change in control under the severance agreements.

        The severance agreements provide that, in the event of a qualifying termination, the covered officer is entitled to receive:

  •
  a severance payment equal to a multiple of monthly base salary, paid in monthly installments over the severance period;

  •
  COBRA continuation coverage at the active employee rate and life insurance coverage for the severance period;

  •
  outplacement services for the severance period not to exceed 10% of base salary; and

  •
  for Mr. Fleck, a lump sum cash payment.

        If the payments to be made under the severance agreements would be subject to the excise tax imposed under Section 4999 of the Code, the payment will be reduced to the level necessary to avoid the excise tax if, and only to the extent that, the reduction will allow the covered officer to receive a greater net after tax amount than he would receive absent the reductions.

        The severance agreements contain restrictive covenants with respect to confidentiality, non-solicitation, non-recruitment and non-competition, and the payment of benefits under the severance agreements is conditioned upon the execution of a release by the covered officer.

        For an estimate of the value of the payments and benefits described above that would be payable to Mr. Fleck, a named executive officer, see "—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Our Named Executive Officers."

  Deferred Savings Plan

        Our covered officers participate in the Deferred Savings Plan, which provides for the accelerated vesting and lump sum distribution of the account of any participant who terminates employment other than in a termination by us for cause within two years following a change in control (which we refer to as a "qualifying termination"). Pursuant to the merger agreement and as required by the Deferred Savings Plan, the Deferred Savings Plan will not be terminated or amended to reduce, suspend or eliminate any benefits or participation under the Deferred Savings Plan for a period of two years following the effective time of the merger. Pursuant to the merger agreement, at the effective time of the merger, each amount credited to an account under the Deferred Savings Plan in shares (or deemed shares) of common stock will instead be credited as an amount of cash equal to the product of the merger consideration and the number of such shares (or deemed shares) of common stock.

        For an estimate of the value of the payments and benefits described above that would be payable to each of our named executive officers, see "—Interests of Our Directors and Executive Officers in the Merger—Quantification of Payments and Benefits to Our Named Executive Officers."

  Director Plan

        Our non-employee directors participate in the Director Plan, which provides for the distribution of amounts credited to accounts under the plan following a participating director's separation from service as a member of our board of directors. Pursuant to the terms of the merger agreement, we will make a cash payment to each accountholder under the Director Plan at the effective time of the merger equal to (i) the product of the merger consideration and the number of deferred stock units credited to such accountholder's account, plus (ii) the amount, if any, credited to such accountholder's account that is deemed to be invested in the bookkeeping account established under the Director Plan.

  Indemnification and Insurance Coverage

        We are a party to indemnification agreements with each of our directors and executive officers that require us, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or executive officers. In addition, pursuant to the terms of the merger agreement, our directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors' and officers' liability insurance policies from the surviving corporation. Such indemnification and insurance coverage is further described in the section entitled "The Merger Agreement—Directors' and Officers' Indemnification and Insurance."

  Quantification of Payments and Benefits to Our Named Executive Officers

        The table below sets forth the amount of payments and benefits that each of our named executive officers would receive in connection with the transaction, assuming that the transaction is consummated and each such executive officer experiences a qualifying termination on August 15, 2015.

Name (1)	Cash ($)(2)	Equity ($)(3)	Pension/ NQDC ($)(4)	Benefits ($)(5)	Tax Reimbursements ($)(6)	Other ($)(7)	Total ($)
John K. Morgan	4,707,468	4,348,047	226,950	—	3,433,736	220,962	12,937,163
Mark R. Bachmann	952,834	956,089	76,352	18,280	—	20,595	2,024,150
Robert P. Collins	897,556	960,343	48,544	18,280	—	27,075	1,951,798
Jeffrey L. Fleck	255,308	1,241,335	26,855	13,316	—	36,450	1,573,264

(1)
Phillip A. Theodore, one of our named executive officers, resigned his position effective October 3, 2014. As a result, he is not entitled to any compensation in connection with the merger.

(2)
For Mr. Morgan, the amount represents the cash severance payable pursuant to his change in control agreement. The amount equals a lump sum payment equal to (i) three times his current base salary, (ii) three times his "bonus amount" (defined as the greatest of (a) the most recent annual bonus paid or payable, (b) the target annual bonus for the fiscal year of termination, or for the fiscal year of the change in control, if greater), or (c) the average of annual bonuses paid or payable for the three full fiscal years prior to the termination date or, if greater, the three full fiscal years ending prior to the change in control), and (iii) a pro rata portion of the "bonus amount" for the fiscal year during which the termination occurs.

For Messrs. Bachmann and Collins, the amounts represent the cash severance payable pursuant to their change in control agreements, which are lump sum payments equal to (i) 1.5 times their current base salaries, (ii) 1.5 times their "bonus amounts" (defined as the greatest of (a) the most recent annual bonus payable, (b) the annual bonus for the fiscal year of termination, or for the fiscal year of the change in control if greater), or (c) the average of annual bonuses paid for the three fiscal years prior to the termination date), and (iii) a pro rata portion of the "bonus amount" for the fiscal year during which the termination occurs.

For Mr. Fleck, the amount represents salary continuation payments equal to 13.8 months of his current base salary that are payable pursuant to his severance agreement, adjusted for an estimated $89,692 cutback that would be made pursuant to the parachute payment cutback provision in his severance agreement.

Amounts payable under the change in control agreements for Messrs. Morgan, Bachmann and Collins are payable only upon the occurrence of a change in control and a termination of the named executive officer other than for cause or disability or by the named executive officer for good reason at the time of or within two years following a change in control—a "double trigger." Amounts payable under the severance agreement for Mr. Fleck are payable only upon the occurrence of a change in control and a termination of the named executive officer other than for cause or disability or by the named executive officer for good reason during the term of the severance agreement, which will continue for at least three years following a change in control—a "double trigger."

(3)
The amounts represent the cash to be received upon completion of the merger due to the accelerated vesting of unvested stock options, restricted stock, performance shares or units, and accrued dividends. These amounts are payable upon the occurrence of a change in control—a "single trigger."

Name	Accelerated Vesting of Stock Option ($)	Accelerated Vesting of Restricted Stock ($)	Accelerated Vesting of Performance Shares and Performance Units ($)	Accelerated Vesting of Dividends ($)
John K. Morgan	397,445	1,343,711	2,540,716	66,175
Mark R. Bachmann	88,182	290,264	562,844	14,799
Robert R. Collins	86,976	293,051	565,350	14,966
Jeffrey L. Fleck	92,723	588,147	548,588	11,877
(4)
For Messrs. Morgan, Bachmann, and Collins, the amount represents: (i) a cash payment equal to the amount we would have contributed as an employer matching contribution on such named executive officer's behalf to our 401(k) Plan (assuming the employee contributes the maximum allowable under the 401(k) Plan) for a period of 3 years, in the case of Mr. Morgan, and for 18 months, in the case of Messrs. Bachman and Collins; and (ii) a cash payment equal to the amount we would have contributed to the Deferred Savings Plan on such named executive officer's behalf for a period of 3 years, in the case of Mr. Morgan, and for 18 months, in the case of Messrs. Bachman and Collins. These amounts are payable only upon the occurrence of the "double trigger." For Mr. Fleck, the amount represents the value of the accelerated vesting of company contributions into his account under the Deferred Savings Plan upon the occurrence of a change in control and his termination without cause or resignation within two years following the change in control—a "double trigger."

(5)
For Messrs. Bachmann and Collins, the amount represents the continuation of medical benefits under COBRA during the 18 month period following termination of employment. For Mr. Fleck, the amount represents the continuation of medical benefits under COBRA during Mr. Fleck's 9-month severance period. These amounts are payable only upon the occurrence of a "double trigger."

(6)
The amount represents the estimated change in control gross-up payment payable to Mr. Morgan pursuant to his change in control agreement. The estimated tax gross-up was based on an assumed excise tax rate under Section 280G of the Code of 20%, a 38.41% federal income tax rate, a 6% state income tax rate and a 2.35% Medicare tax rate. No portion of any payment was considered to be reasonable compensation for services rendered either before or after the change in control date. To the extent any portions of the payments could be supported as reasonable compensation, the amount of such gross-up payment may be decreased. The amount is payable only upon the occurrence of a "double trigger." Although Mr. Bachmann is eligible to receive a gross-up payment pursuant to his change in control agreement, no amount would be due based on current estimated payments.

(7)
For Messrs. Morgan, Bachmann, and Collins, the amount represents a cash payment. For Mr. Fleck, the amount represents a cash payment and payment of the value of outplacement services during his 9-month severance period. These amounts are payable only upon the occurrence of a "double trigger."

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) and non-U.S. holders (as defined below) of common stock whose shares are exchanged for cash pursuant to the merger. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable U.S. Treasury regulations, judicial opinions, and administrative rulings and published positions of the Internal Revenue Service ("IRS"), each as in effect as of the date hereof. These authorities are subject to change, possibly on a retroactive basis, and any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion does not address any tax consequences arising under the net investment income tax pursuant to Section 1411 of the Code, nor does it address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling will be sought from the IRS with respect to the U.S. federal tax consequences merger.

        For purposes of this discussion, the term "U.S. holder" means a beneficial owner of common stock that is:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust if (i) a court within the United States is able to exercise primary supervision over the trust's administration and one or more U.S. persons are authorized to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of common stock, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not a U.S. holder.

        This discussion applies only to beneficial owners of shares of common stock who hold such shares as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a beneficial owner of shares of common stock in light of its particular circumstances, or that may apply to an owner that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers or brokers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, owners liable for the alternative minimum tax, U.S. holders that have a functional currency other than the U.S. dollar, tax-exempt organizations, banks and certain other financial institutions, mutual funds, real estate investment trusts, certain expatriates, partnerships, S corporations, or other pass-through entities or investors in partnerships, S corporations or such other entities, owners who hold shares of common stock as part of a hedge, straddle, constructive sale or conversion transaction, owners that own, or have owned at any time within the five-year period ending on the date of the merger, more than five percent of our common stock, and owners who acquired their shares of common stock through the exercise of employee stock options or other compensation arrangements).

        If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) beneficially owns shares of common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership that beneficially owns shares of common stock, you should consult your tax advisor with respect to the U.S. federal income tax consequences of the merger to you.

        Beneficial owners of common stock are urged to consult their tax advisors to determine the particular tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax, and any state, local, foreign or other tax laws.

  Consequences to U.S. Holders

        The receipt of cash by U.S. holders in exchange for shares of common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, for U.S. federal income tax purposes, a U.S. holder will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received in exchange for shares of common stock pursuant to the merger and (ii) the U.S. holder's adjusted tax basis in such shares of common stock.

        If a U.S. holder's holding period in the shares of common stock surrendered in the merger is greater than one year as of the date of the merger, the gain or loss will be long-term capital gain or loss. Long term capital gains of certain non-corporate U.S. holders, including individuals, generally are subject to U.S. federal income tax at reduced rates. The deductibility of capital losses are subject to limitations. If a U.S. holder acquired common stock at different times and different prices, such U.S. holder must determine its adjusted tax basis and holding period separately with respect to each share of common stock.

  Consequences to Non-U.S. Holders

        A non-U.S. holder who receives cash in exchange for shares of common stock pursuant to the merger generally will not be subject to U.S. federal income taxation unless:

  •
  the gain, if any, on such shares resulting from the merger is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the individual's taxable year in which the merger occurs and certain other conditions are satisfied; or

  •
  we are or have been a "United States real property holding corporation," or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the merger or the period the non-U.S. holder held the shares of our common stock and the non-U.S. holder actually or constructively owned more than 5% of our common stock during the foregoing period.

        Gain recognized by a non-U.S. holder described in the first bullet above generally will be subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in the same manner as if such holder were a "United States person" as defined under the Code. In such a case, a non-U.S. holder that is a corporation may also be subject to an additional "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits, including gain resulting from the merger, subject to certain adjustments.

        Gain recognized by a non-U.S holder described in the second bullet above generally will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as may be specified under an applicable income tax treaty), but such gain may be offset by certain U.S. source capital losses, if any, of the non-U.S. holder.

        A non-U.S. Holder described in the third bullet point above will be subject to U.S. federal income tax under regular U.S. federal income tax rates with respect to such gain, except that the branch profits tax will not apply. We do not believe that we are or have been a USRPHC during the period described in the third bullet point above.

  Information Reporting and Backup Withholding

        Payments made to U.S holders in exchange for shares of common stock pursuant to the merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption from such withholding should complete and return IRS Form W-9 (or an applicable substitute IRS Form W-9), certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. Such IRS Form W-9 (or an applicable substitute IRS Form W-9) generally may be provided with a U.S. holder's letter of transmittal.

        Payments made to non-U.S. holders in exchange for shares of common stock pursuant to the merger that are effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding (currently at a rate of 28%) unless such non-U.S. holder provides a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or such other applicable IRS Form W-8) with such non-U.S. holders' letter of transmittal certifying such non-U.S. holder's non-U.S. status or such non-U.S. holder otherwise establishes an exemption. Payments made to non-U.S. holders that are effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly completed and executed IRS Form W-8BEN or W-8BEN-E (or such other applicable IRS Form W-8) certifying such non-U.S. holder's non-U.S. status or such non-U.S. holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against a holder's U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the IRS in a timely manner.

        This summary of the material U.S. federal income tax consequences is for general information purposes only and is not tax advice. Holders of common stock should consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicability and effect of the alternative minimum tax and the effect of any U.S. federal, state, local, foreign and other tax laws.

Regulatory Approvals

        Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Antitrust Division and the FTC and all statutory waiting period requirements have been satisfied. On April 16, 2015, we and Parent each filed our respective Notification and Report Forms with the Antitrust Division and the FTC. On April 24, 2015, the FTC granted early termination of the waiting period under the HSR Act.

        At any time before or after the effective time of the merger, the Antitrust Division or the FTC could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of assets by us or Parent or subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

Litigation

        On April 29, 2015, a purported stockholder of ours filed a putative class action lawsuit in the Delaware Court of Chancery against us, our directors, New Mountain Capital, Parent and Merger Sub. The lawsuit, which we refer to as the Gordon Complaint, is captioned: Melissa Gordon v. John K. Morgan et al., Civil Action No. 10959-CB. The Gordon Complaint asserts that our board of directors breached their fiduciary duties in agreeing to the merger, and that Parent, Merger Sub and New Mountain Capital aided and abetted in the alleged breaches of fiduciary duties. The Gordon Complaint seeks to enjoin the merger and an award of money damages. Although it is not possible to predict the outcome of litigation matters with certainty, we and our directors believe that the claims raised by the purported stockholder are without merit, and we intend to defend the case vigorously.

 THE MERGER AGREEMENT

        The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. This summary is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached to this proxy statement as Annex A, and which is incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the legal document that governs the merger.

Explanatory Note Regarding the Merger Agreement

        The following summary of the merger agreement is intended to provide information regarding the terms of the merger agreement and is not intended to modify or supplement any factual disclosures about us in our public reports filed with the SEC. In particular, the merger agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to us or any of our subsidiaries or affiliates. The merger agreement contains representations and warranties by us, Parent and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement and were made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts. The representations, warranties and covenants in the merger agreement may be subject to limitations agreed upon by the contracting parties, including being qualified by the disclosure letter delivered contemporaneously with the execution of the merger agreement, and being subject to contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Structure of the Merger

        The merger agreement provides that at the effective time of the merger, Merger Sub will be merged with and into us. We will be the surviving corporation in the merger. Our certificate of incorporation will be amended by virtue, and at the effective time, of the merger to be identical to the certificate of incorporation of Merger Sub in effect immediately prior to the effective time of the merger, except that the name of the surviving corporation will be "Zep Inc.," the provisions relating to the incorporator of Merger Sub will be omitted and the indemnification provisions relating to officers and directors will be no less advantageous to the intended beneficiaries than the corresponding provisions in our certificate of incorporation in effect as of April 7, 2015. Our certificate of incorporation, as amended by virtue of the merger, will be the certificate of incorporation of the surviving corporation, and the by-laws of Merger Sub in effect at the effective time of the merger will be the by-laws of the surviving corporation. The directors of Merger Sub at the effective time of the merger will be the directors of the surviving corporation and our officers at the effective time of the merger will be the officers of the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified, as the case may be.

Closing and Effective Time of the Merger

        The closing of the merger (the "closing") will take place no later than the second business day following the satisfaction or waiver of the conditions set forth in the merger agreement and described below under "—Conditions to Completion of the Merger" (other than those conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at the closing), unless we and Parent otherwise mutually agree or unless the marketing period to syndicate participation in the debt financing prior to the closing date in accordance with the debt commitment letters has not yet ended, in which case the closing will occur on the earliest of (i) any business day before or during the marketing period specified by Parent on no less than three business days' notice, and (ii) the second business day after the final day of the marketing period.

        The merger will become effective at such time as the certificate of merger is duly filed with the Delaware Secretary of State or at such later time as may be specified in the certificate of merger. As of the date of this proxy statement, we expect to complete the merger late in the second calendar quarter of 2015. However, completion of the merger is subject to the satisfaction or waiver of the conditions to the completion of the merger, and it is possible that factors outside the control of us or Parent could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required approvals.

Effect of the Merger on Our Stock

        At the effective time of the merger, each share of our common stock outstanding immediately prior to the effective time of the merger (other than shares we own or shares owned by Parent or by any stockholder who has properly demanded, and not validly withdrawn, appraisal rights in accordance with Delaware law, collectively, the "excluded shares") will be converted into the right to receive $20.05 in cash, without interest. At the effective time of the merger, all of the shares of our common stock (other than the excluded shares) will cease to be outstanding, will automatically be cancelled and retired and will cease to exist, and will thereafter represent only the right to receive the per share merger consideration of $20.05, without interest.

        At the effective time of the merger, each share of our common stock held by us or Parent will be canceled without payment of any consideration. Each share of common stock of Merger Sub outstanding immediately prior to the effective time of the merger will be converted into one share of common stock of the surviving corporation.

        In addition, each share of our common stock the holder of which has properly demanded appraisal rights in accordance with Delaware law will not be canceled and converted into the right to receive merger consideration unless and until such holder fails to perfect or effectively withdraws or otherwise loses its right to appraisal with respect to such shares. If any holder of our common stock that demands appraisal rights properly perfects such rights, such holder will be entitled to the fair value of such shares as determined by the Delaware Court of Chancery plus interest, if any, on the amount determined to be the fair value, as further described in "Appraisal Rights."

Procedures for Surrendering Shares for Payment

        At or prior to the effective time of the merger, Parent will make available to an exchange agent reasonably satisfactory to us cash in the aggregate amount necessary for the exchange agent to pay the merger consideration to our stockholders.

        Promptly, (and no later than three business days) after the effective time of the merger, Parent will send, or cause the exchange agent to send, to each holder of our common stock at the effective time of the merger a letter of transmittal and instructions for effecting the surrender of any certificates representing shares of our common stock or the transfer of uncertificated shares of our common stock, in each case in exchange for the merger consideration to which such stockholder is entitled pursuant to the merger agreement.

        Upon delivery, in the case of certificated shares, of the letter of transmittal, properly completed and duly executed by the applicable stockholder, and the surrender of the certificate representing such shares of our common stock to the exchange agent in accordance with the terms of such letter of transmittal or, in the case of book-entry uncertificated shares, receipt of an "agent's message" by the exchange agent (or such other evidence, if any, of transfer as the exchange agent may reasonably request), the holder of such certificated or uncertificated shares will be entitled to receive the merger consideration for such shares.

        If any certificate representing shares of our common stock has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation or the exchange agent, the posting by such person of a bond in a customary and reasonable amount as directed by the surviving corporation or the exchange agent, the exchange agent will pay an amount equal to the consideration that would be payable in respect thereof pursuant to the merger agreement.

        If any portion of the merger consideration will be paid to someone other than the person in whose name a surrendered stock certificate or uncertificated shares are registered, the exchange agent may condition such payment on (i) such stock certificate being properly endorsed or otherwise in proper form for transfer, or uncertificated shares being properly transferred, and (ii) the payment to the exchange agent of any transfer or other taxes required in connection with the payment of the merger consideration to a person other than the person in whose name a surrendered stock certificate or uncertificated shares are registered, or evidence satisfactory to the exchange agent to establish that such taxes have been paid or are not payable.

        Any portion of the funds deposited with the exchange agent for payment to the stockholders that remain unclaimed by our stockholders six months after the effective time of the merger will be returned to Parent, upon demand. Any holder of our common stock will thereafter look only to Parent for payment of the merger consideration.

Withholding

        The exchange agent, the Company, the surviving corporation and Parent are entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the merger agreement such amounts as they are required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign tax law. To the extent that amounts are withheld, such amounts will be treated as having been paid to the person in respect of which such deduction and withholding was made.

Treatment of Our Equity-Based Awards

        Stock Options.    Each of our outstanding stock options, whether or not vested or exercisable, that is outstanding at the effective time of the merger will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any stock option an amount in cash equal to the product of (i) the excess, if any, of the merger consideration over the exercise price per share of common stock subject to the stock option and (ii) the total number of shares of common stock subject to the stock option (assuming full vesting of the stock option). Each stock option having an exercise price per share of common stock subject to the stock option equaling or exceeding the merger consideration will be cancelled without payment of any amounts in connection with the cancellation.

        Restricted Stock.    Each award of restricted stock outstanding at the effective time of the merger, whether or not vested, will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any award of restricted stock an amount in cash equal to (i) the product of the merger consideration and the number of shares of common stock subject to such award, plus (ii) all dividends, if any, accrued but unpaid as of the effective time of the merger with respect to such award.

        Restricted Stock Units.    Each award of restricted stock units outstanding at the effective time of the merger, whether or not vested, will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any award of restricted stock units an amount in cash equal to (i) the product of the merger consideration and the number of shares of common stock subject to such award, plus (ii) all dividend equivalents, if any, accrued but unpaid as of the effective time of the merger with respect to the number of shares of common stock underlying such award.

        Performance Stock.    Each award of performance stock outstanding at the effective time of the merger, whether or not vested and whether or not the performance criteria have been achieved, will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any award of performance stock an amount in cash equal to (i) the product of the merger consideration and the number of shares of common stock that would have been earned at the target level under the terms of the award agreement for such award, plus (ii) all dividends, if any, accrued but unpaid as of the effective time of the merger with respect to the shares of common stock that would have been earned at the target level under the terms of the award agreement for such award.

        Performance Stock Units.    Each award of performance stock units outstanding at the effective time of the merger will be automatically cancelled and, subject to applicable withholding taxes, we will pay each holder of any award of performance stock units an amount in cash equal to (i) the product of the merger consideration and the number of shares of common stock that would have been earned at the target level under the terms of the award agreement for such award, plus (ii) all dividend equivalents, if any, accrued but unpaid as of the effective time of the merger with respect to the shares of common stock that would have been earned at the target level under the terms of the award agreement for such award.

        Other Compensation Items Related to Our Common Stock.    The Deferred Savings Plan provides for the accelerated vesting and lump sum distribution of the account of any participant who terminates employment (other than in a termination by us for cause) within two years following a change in control, and the merger agreement provides, as required by the Deferred Savings Plan, that the Deferred Savings Plan will not be terminated or amended to reduce, suspend or eliminate any benefits or participation under the Deferred Savings Plan for a period of two years following the effective time of the merger. The merger agreement also provides that, at the effective time of the merger, each amount credited to an account under the Deferred Savings Plan in shares (or deemed shares) of common stock will instead be credited as an amount of cash equal to the product of the merger consideration and the number of such shares (or deemed shares) of common stock.

        Under the Director Plan, at or as soon as practicable after the effective time of the merger, subject to any applicable withholding, we will make a cash payment to each accountholder under the Director Plan equal to (i) the product of the merger consideration and the number of deferred stock units credited to such accountholder's account, plus (ii) the amount, if any, credited to such accountholder's account that is deemed to be invested in the bookkeeping account established under the Director Plan.

Representations and Warranties

        We have made customary representations and warranties to Parent and Merger Sub in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, including the exclusion of information disclosed in our reports filed with the SEC at least three business days prior to the execution of the merger agreement. These representations and warranties relate to, among other things:

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  our organization, good standing, and corporate power, authority and qualification to conduct our business;

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  our corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;

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  required stockholder approvals;

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  required regulatory filings and authorizations, consents or approvals of governmental entities;

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  the absence of certain conflicts, violations, breaches, defaults or consents under our organizational documents, applicable law and any contracts binding on us or our subsidiaries as a result of the consummation of the transactions contemplated by the merger agreement;

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  the capital structure of us and our subsidiaries;

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  the organization, good standing, and corporate power, authority and qualification to conduct business of each of our subsidiaries;

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  the reports, schedules, forms, statements, prospectuses, registrations statements and other documents required to be filed with the SEC and the accuracy of the information contained in those documents;

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  our internal system of disclosure controls and procedures concerning financial reporting;

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  our financial statements;

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  the accuracy of information included in this proxy statement;

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  the absence of certain changes or events since November 30, 2014;

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  the absence of certain undisclosed liabilities;

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  compliance with applicable laws;

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  the absence of certain litigation, actions, arbitrations, suits, orders or judgments;

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  real property owned or leased by us and our subsidiaries;

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  ownership of or rights with respect to the intellectual property of us and our subsidiaries;

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  certain tax matters related to us and our subsidiaries;

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  employee benefits plans and other agreements, plans and policies with or concerning employees of us and our subsidiaries;

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  certain labor matters related to us and our subsidiaries;

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  compliance with environmental laws, permits, and licenses by us and our subsidiaries and certain other environmental matters;

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  certain material contracts of us and our subsidiaries;

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  maintenance of certain insurance policies by us and our subsidiaries;

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  our relationships with our largest customers and largest suppliers;

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  brokers' and finders' fees payable by us in connection with the transactions contemplated by the merger agreement;

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  receipt of the opinion of BofA Merrill Lynch with respect to the fairness of the merger consideration from a financial point of view; and

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  the inapplicability of, and our compliance with, certain state takeover statutes, and the inapplicability of our existing stockholder rights plan to the merger.

        Similarly, Parent and Merger Sub have made customary representations and warranties to us in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

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  the organization, good standing, and corporate power, authority and qualification to conduct business of Parent and Merger Sub;

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  the corporate power and authority to execute, deliver and perform the merger agreement and to consummate the transactions contemplated by the merger agreement;

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  required regulatory filings and authorizations, consents or approvals of governmental entities;

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  the absence of certain conflicts, violations, breaches, defaults or consents under the organizational documents of Parent and Merger Sub, applicable law and any contracts binding on Parent or Merger Sub as a result of the consummation of the transactions contemplated by the merger agreement;

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  the accuracy of information supplied by or on behalf of Parent or Merger Sub for inclusion in this proxy statement;

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  brokers' and finders' fees payable by Parent or Merger Sub in connection with the transactions contemplated by the merger agreement;

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  the availability of proceeds from the debt and equity financings to consummate the merger and pay related fees;

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  the execution, delivery and enforceability of the debt and equity commitment letters, and the absence of any breach or default under the debt and equity commitment letters;

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  the solvency of the surviving corporation after the merger;

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  the absence of certain litigation, actions, arbitrations, suits, orders or judgments;

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  the fact that no shares of our common stock are beneficially owned by Parent, Merger Sub or any of their affiliates;

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  the absence of any agreements with our management or board of directors relating to the transactions contemplated by the merger agreement or our operation after the effective time of the merger;

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  the enforceability of, and absence of default under, the limited guaranty delivered by New Mountain Partners IV; and

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  an acknowledgement that Parent and Merger Sub take full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and forward-looking statements regarding our business, as well as any business plans, furnished to them.

None of the representations and warranties in the merger agreement will survive the effective time of the merger.

Definition of "Company Material Adverse Effect"

        Many of our representations and warranties in the merger agreement are qualified by a "Company material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct has had or would reasonably be expected to have a Company material adverse effect). For purposes of the merger agreement, a "Company material adverse effect" means (i) a material adverse effect on the financial condition, business, assets, liabilities or results of operations of us and our subsidiaries, taken as a whole; (ii) any event, change, circumstance, effect, occurrence, condition, state of facts or development that would prevent or materially impair our or our subsidiaries' ability to consummate the merger and the other transactions contemplated by the merger agreement; other than, in each case, any effect resulting from any circumstance resulting from or arising out of:

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  changes in GAAP or any other accounting requirements applicable to any industry in which we or any of our subsidiaries operate (provided that solely to the extent such changes have a materially disproportionate adverse effect on us and our subsidiaries, taken as a whole, as compared to other persons in the industry in which we and our subsidiaries operate, such changes may be taken into account in determining whether there has been a Company material adverse effect);

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  changes in the financial, securities, debt or financing markets generally, or general economic or political conditions in the United States or any other country or region in which we or any of our subsidiaries do business, including any significant shutdown of the U.S. federal government (provided that solely to the extent such changes have a materially disproportionate adverse effect on us and our subsidiaries, taken as a whole, as compared to other persons in the industry in which we and our subsidiaries operate, such changes may be taken into account in determining whether there has been a Company material adverse effect);

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  changes in applicable law or interpretations thereof (provided that solely to the extent such changes have a materially disproportionate adverse effect on us and our subsidiaries, taken as a whole, as compared to other persons in the industry in which we and our subsidiaries operate, such changes may be taken into account in determining whether there has been a Company material adverse effect);

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  acts or declarations of war or other armed hostilities, sabotage, terrorism (including cyber-terrorism or cyber-attacks) or natural disasters or weather-related events or conditions (provided that solely to the extent such events or circumstances have a materially disproportionate adverse effect on us and our subsidiaries, taken as a whole, as compared to other persons in the industry in which we and our subsidiaries operate, such changes may be taken into account in determining whether there has been a Company material adverse effect);

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  the execution and delivery of the merger agreement or the announcement or consummation of the transactions contemplated by the merger agreement or the identity of, or any facts or circumstances relating to, Parent, including the impact thereof on the relationships, contractual or otherwise, of us or any of our subsidiaries with employees, customers, suppliers, or other third parties or any litigation, action, suit, proceeding or investigation involving or with respect to the merger agreement or any of the transactions contemplated by the merger agreement;

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  any failure, in and of itself, by us or any of our subsidiaries to meet any internal or published estimates, budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of such failure may, if not otherwise excluded from the definition of Company material adverse effect, be considered in determining whether there has been or would reasonably be expected to be a Company material adverse effect), including as a result of any failure of us or any of our subsidiaries to realize the anticipated benefits of any product launch, initiative or roll-out or other initiative;

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  any action taken (or omitted to be taken) at the written request, or with the written consent, of Parent or Merger Sub;

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  the price and/or trading volume of our common stock on the NYSE or any other market in which such securities are quoted for purchase and sale;

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  any action taken by Parent, us or any of its or our respective subsidiaries or affiliates that is required or expressly contemplated pursuant to the merger agreement, including any actions required under the merger agreement to obtain any approval or authorization under antitrust, competition, trade regulation, or other applicable laws for the consummation of the merger;

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  any litigation, action, suit, proceeding or investigation made or brought by any of our current or former stockholders (on their own behalf or on behalf of us) that assert allegations of a breach of fiduciary duty relating to the merger agreement, violations of securities laws in connection with this proxy statement or otherwise arising out of any transactions contemplated by the merger agreement; or

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  any strikes, lockouts, work stoppages or slowdowns, pickets, boycotts, unfair labor practice charges, labor disputes, or grievances involving any of our employees subject to a collective bargaining agreement.

        Certain of Parent's and Merger Sub's representations and warranties are qualified by a Parent material adverse effect standard. For purposes of the merger agreement, "Parent material adverse effect" means any event, change, circumstance, effect, occurrence, condition, state of facts or development that would reasonably be expected to prevent or materially impair the ability of Parent or Merger Sub to consummate the merger or any of the other transactions contemplated by the merger agreement.

Conduct of the Business Pending the Merger

        We have agreed to certain covenants in the merger agreement restricting the conduct of our business between the date of the merger agreement and the effective time of the merger. In general, except with Parent's prior written consent (which may not be unreasonably withheld, conditioned or delayed), as expressly contemplated by the merger agreement, as set forth in the disclosure letter delivered contemporaneously with the execution of the merger agreement or as required by applicable law, we are required, and required to cause our subsidiaries, to conduct our and their business in the ordinary course consistent with past practice and use our and their commercially reasonable efforts to preserve intact our and their business organizations and relationships with third parties and to keep available the services of our and their current officers and key employees.

        In addition, except with Parent's prior written consent (which may not be unreasonably withheld, conditioned or delayed), as expressly contemplated by the merger agreement or as set forth in the disclosure letter delivered contemporaneously with the execution of the merger agreement, we may not, and may not permit any of our subsidiaries to, take any of the following actions, among other things and with certain exceptions in addition to those described below:

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  amend its certificate of incorporation, by-laws or other similar organizational documents;

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  split, combine or reclassify any shares of its capital stock;

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  declare, set aside or pay any dividend or distribution in respect of its capital stock, except for (among other things) quarterly cash dividends not in excess of $0.06 per share;

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  redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire certain equity interests of us or our subsidiaries;

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  issue, deliver or sell, or authorize the issuance, delivery or sale of, or amend any term of certain of our or our subsidiaries' equity interests;

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  acquire, directly or indirectly, any material amount of assets, properties or interest (other than pursuant to certain material contracts, purchases of raw materials, finished good and supplies in the ordinary course of business consistent with past practice or capital expenditures otherwise permitted by these restrictions) or any person, any securities of any person or any company or business;

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  sell, lease, transfer, encumber, dispose of or otherwise subject to any lien, (i) any of its material assets, properties or interests (other than as required pursuant to certain material contracts or sales of products to customers in the ordinary course of business consistent with past practice) or (ii) any equity securities of us or any of our subsidiaries, or any of their businesses or lines of business;

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  make any material loans, advances or capital contributions to, or investments in, any other person;

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  incur any indebtedness for borrowed money or guarantees thereof, other than certain borrowings under existing lines of credit;

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  grant, increase or agree to grant or increase any severance or termination pay to any current or former officer, employee, director or individual consultant;

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  establish, adopt, modify, amend or terminate any collective bargaining agreement or employee benefit plan;

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  increase or agree to increase the direct or indirect compensation, commission, bonus or other benefits payable to any current or former officer, employee, director or individual consultant;

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  hire or terminate any officer of us or any of our subsidiaries, other than terminations for cause;

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  enter into or make any loans to any of its current or former officers, employees, directors or individual consultants;

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  communicate with any of our or our subsidiaries' employees regarding the future compensation, commission, bonus, benefits or other treatment (if any) that they will receive following the closing;

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  change our principles of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the Exchange Act, as agreed to by its independent public accountants;

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  enter into, renew, extend, amend or terminate certain material contracts, other than renewals and extensions in the ordinary course of business consistent with past practice;

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  waive, settle or compromise any material pending or threatened suit, action or claim, whether or not insured;

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  waive, settle or compromise any insurance claim in excess of $500,000 in any single claim or $1 million in the aggregate;

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  make any capital expenditures, other than in accordance with our existing budget and capital expenditure plans for fiscal year 2015;

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  adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

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  make or change any material tax election, change any annual tax accounting period, adopt or change any material method of tax accounting, amend any U.S. federal or state income or franchise tax return (or any other material tax returns), in each case, for material adjustments, or file claims for material tax refunds;

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  enter into any material closing agreement;

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  settle any material tax claim, audit or assessment;

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  surrender any right to claim a material tax refund, offset or other reduction in tax liability; or

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  agree, resolve or commit to do any of the foregoing.

Board Obligation to Call a Stockholders' Meeting

        We have agreed under the merger agreement to take all actions to duly call, give notice of, and convene a special meeting of our stockholders to approve and adopt the merger agreement as promptly as reasonably practicable. Prior to the date of the stockholders' meeting, we have the right to make one or more successive postponements or adjournments of the stockholder meeting (i) for the absence of a quorum, (ii) to allow reasonable additional time for such period of time as our board of directors determines in good faith after consultation with outside counsel is necessary under applicable law or fiduciary duty for the filing and mailing of any supplemental or amended disclosure which the our board of directors has determined in good faith after consultation with outside counsel is necessary under applicable law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by our stockholders prior to the stockholders' meeting, (iii) to allow reasonable additional time to solicit additional proxies to the extent we reasonably believe is necessary in order to obtain stockholder approval of the proposal to approve and adopt the merger agreement, or (iv) if otherwise required by applicable law or fiduciary duty.

Restrictions on Solicitation of Acquisition Proposals

  Go-Shop Period

        During the go-shop period from April 7, 2015 until 11:59 p.m. (New York City time) on May 7, 2015, we, our subsidiaries and our and their respective directors, officers, employees, affiliates, financial advisors, attorneys, accountants and other advisors or representatives (collectively "representatives") had the right to directly or indirectly:

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  solicit, initiate, facilitate and encourage acquisition proposals (as defined below), including by way of providing access to non-public information relating to us or our subsidiaries pursuant to an acceptable confidentiality agreement; and

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  enter into and maintain or continue discussions or negotiations with respect to potential acquisition proposals or otherwise cooperate with, or assist or participate in, or facilitate, any such inquiries, proposals, discussions or negotiations.

        For purposes of the merger agreement, "acquisition proposal" means, other than with respect to the transactions contemplated by the merger agreement or any other transaction involving Parent or any of its affiliates, on the one hand, and us, on the other hand, any inquiry, offer or proposal relating to (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of us and our subsidiaries (as determined on a book value basis), assets of us and our subsidiaries representing 20% or more of the consolidated net revenues or consolidated net income of us and our subsidiaries, or 20% or more of any class of equity or voting securities of us or any of our subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of our consolidated assets (as determined on a book value basis), (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any person or "group" (as defined under Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of equity or voting securities of us or one or more of our subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of our consolidated assets (as determined on a book value basis), (iii) any sale, lease, exchange, transfer, joint venture, license or other disposition of 20% or more of our consolidated assets (as determined on a book value basis), including through the acquisition of one or more of our subsidiaries owning such assets, or (iv) a merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving us or any of our subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of our consolidated assets (as determined on a book value basis).

        Within forty-eight hours following the end of the go-shop period, we were required to provide Parent with (i) a written list identifying each excluded party, if any, and (ii) a copy of the acquisition proposal submitted by each excluded party. Under the merger agreement, an "excluded party" refers to any person from whom we received a written acquisition proposal prior to the end of the go-shop period which our board of directors determined in good faith, after consultation with our financial advisors and outside legal counsel, constituted or would reasonably be expected to lead to a superior proposal. The merger agreement further provides that a person will immediately and irrevocably cease to be an excluded party if, at any time after the end of the go-shop period, the acquisition proposal submitted by such person is withdrawn or terminated. As disclosed under "—Background of the Merger," the go-shop period ended at 11:59 p.m., New York time on May 7, 2015, and as of the end of the go-shop period, none of the parties contacted during the go-shop process had submitted a competing acquisition proposal to us or our representatives, and no such party remained engaged in discussions or negotiations with us or our representatives with respect to a potential acquisition proposal.

        For purposes of the merger agreement, "superior proposal" means a bona fide written acquisition proposal for at least a majority of the outstanding shares of our common stock or more than 50% of the consolidated assets of us and our subsidiaries (or assets of us and our subsidiaries representing more than 50% of our consolidated net revenues or consolidated net income) that our board of directors determines in good faith, after considering the advice of its outside legal counsel and a financial advisor of nationally recognized reputation and taking into consideration (i) all legal, financial, regulatory and other aspects of such acquisition proposal (including conditions to closing, financing, regulatory approvals, likelihood and timing of consummation, and the identity of the person making such acquisition proposal), and (ii) the terms of the merger agreement including any revisions to the merger agreement made or proposed in writing by Parent prior to the time of determination, is more favorable to our stockholders (solely in their capacity as such) than the transactions provided for in the merger agreement.

  No-Shop Period

        We have agreed that from and after 12:00 a.m. New York time on May 8, 2015 until the effective time of the merger, or if earlier, the termination of the merger agreement in accordance with its terms, we and our subsidiaries will not, and will not authorize any of our or their respective representatives to, directly or indirectly:

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  solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of any acquisition proposal;

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  enter into, engage or participate in any discussions or negotiations with or furnish any information relating to us or any of our subsidiaries or afford access to the business, properties, assets, books or records of us or any of our subsidiaries to, any third party in connection with or for the purpose of facilitating or encouraging an acquisition proposal;

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  except for an acceptable confidentiality agreement, enter into any acquisition proposal documentation (as defined in "Summary—Solicitations of Other Offers");

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  grant any waiver, amendment or release under any state takeover statutes or our existing stockholder rights plan; or

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  subject to certain exceptions, grant any waiver, amendment or release under any standstill or confidentiality agreement.

        We have also agreed to (and to cause our subsidiaries and our and their respective representatives to) immediately cease and cause to be terminated as of 11:59 p.m. (New York City time) on May 7, 2015 all then-existing activities, discussions and negotiations, if any, with any third party and its representatives with respect to any acquisition proposal, other than any person who is an excluded party (but only for so long as such person remains an excluded party).

        We have agreed that after the end of the go-shop period, we will promptly, and in any event within 48 hours, notify Parent upon receiving, or upon our subsidiaries or our or their representatives receiving, any acquisition proposal or any request for information relating to, or for access to the business, properties, assets, books or records of, us or any of its subsidiaries by any third party that we know is considering making, or has made, an acquisition proposal. Subject to certain exceptions, we must also identify the third party taking the above-described actions, include the material terms and conditions of the acquisition proposal and, if applicable, provide copies of any written proposals or offers. In such a case described above, we have also agreed to keep Parent reasonably informed of any material developments with respect to or material changes to any such acquisition proposal within 48 hours of the occurrence of any such change.

        Notwithstanding these restrictions, if at any time on or after 11:59 p.m. (New York City time) on May 7, 2015 and prior to the approval and adoption of the merger agreement by our stockholders, (i) we or any of our representatives receives an acquisition proposal (that did not result from any breach of our non-solicitation obligations under the merger agreement) that our board of directors determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or would reasonably be expected to lead to a superior proposal (as defined below) and (ii) other than with respect to taking actions with an excluded party (for so long as such person remains an excluded party), our board of directors determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, then we and our representatives may:

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  engage in negotiations or discussions with such third party and its representatives;

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  furnish to such third party or its representatives non-public information relating to us and any of our subsidiaries pursuant to an acceptable confidentiality agreement, as long as we promptly provide the same non-public information to Parent; and

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  take any non-appealable, final action that any court of competent jurisdiction orders us to take.

  Adverse Recommendation Changes; Acquisition Proposals

        Except as otherwise permitted under the merger agreement, neither our board of directors nor any committee thereof may take any of the following actions which are referred to as an adverse recommendation change:

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  recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any acquisition proposal;

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  fail to make, withdraw or modify in a manner adverse to Parent or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub) our board of directors' recommendation of the merger contained in this proxy statement (or recommend an acquisition proposal or authorize us to enter into acquisition proposal documentation other than an acceptable confidentiality agreement);

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  fail to include our board of directors' recommendation of the merger as part of this proxy statement;

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  publicly recommend any acquisition proposal subject to Regulation 14D under the Exchange Act in a solicitation or recommendation statement on Schedule 14D-9 filed with respect to any such acquisition proposal; or

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  execute any acquisition proposal documentation other than an acceptable confidentiality agreement.

        Notwithstanding anything to the contrary in the merger agreement, prior to the approval and adoption of the merger agreement by our stockholders, if (i) in response to an intervening event (which refers to any event, change, occurrence, condition, development, state of facts or circumstance that was not known to our board of directors as of the date of the merger agreement and subsequently becomes known to our board of directors, or, if known, the consequences of which were not reasonably foreseeable to our board of directors as of the date of the merger agreement), our board of directors or any committee thereof determines in good faith, after consultation with our financial advisor and our outside legal counsel, that any failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable law, or (ii) we receive an acquisition proposal (that did not result from any material breach of our non-solicitation obligations under the merger agreement) that our board of directors or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a superior proposal, then our board of directors or any committee thereof may:

  •
  make an adverse recommendation change; and

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  in the case of a superior proposal, authorize, and we or any of our subsidiaries may execute, acquisition proposal documentation which will include a definitive acquisition agreement, with respect to such superior proposal if we concurrently terminate the merger agreement based on such superior proposal and definitive acquisition agreement as described in "—Termination of the Merger Agreement."

Our board of directors and each committee thereof are generally not permitted to make an adverse recommendation change with respect to an intervening event or superior proposal, and we and our subsidiaries are generally not permitted to execute any acquisition proposal documentation and terminate the merger agreement in connection with a superior proposal, unless:

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  we have given Parent at least four business day's prior written notice of our intention to take such action (which notice will, in the event of a superior proposal and to the extent permitted by the terms of any acceptable confidentiality agreement, specify the identity of the person making such superior proposal and include the current version of the proposal agreement under which such superior proposal will be consummated, and, in the event of an intervening event, provide a detailed description of such intervening event);

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  we have negotiated, and caused our Representatives to negotiate, in good faith with Parent during such the four business day period following our delivery of written notice described above (the "negotiation period"), to the extent Parent wishes to negotiate, to enable Parent to propose in writing revisions to the terms of the merger agreement and, if applicable, the debt and equity commitment letters and the limited guaranty, so that such superior proposal would no longer constitute a superior proposal or the failure to make an adverse recommendation change with respect to such intervening event would no longer be inconsistent with fiduciary duties under applicable law;

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  following the end of the negotiation period, our board of directors or any committee thereof has considered in good faith Parent's written proposal, if any, and determined such superior proposal continues to constitute a superior proposal or the failure to may an adverse recommendation change with respect to such intervening event continues to be inconsistent with fiduciary duties under applicable law even if the revisions in Parent's written proposal, if any, were given effect; and

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  in the event of any material change to the material terms of such superior proposal, we have delivered to Parent an additional notice consistent the requirements described above and allowed the negotiation period to recommence for a three business day duration (rather than the four business days specified above).

        We have agreed not to, and to cause our subsidiaries not to, enter into any confidentiality or similar agreement (or amend any existing agreement) with any person that prohibits us from providing to Parent any of the information to be provided to Parent consistent with these obligations.

        Until the earlier of the effective time of the merger and the termination of the merger agreement, (i) the approval and other actions of us and our board of directors for purposes of causing any state takeover statutes and our existing stockholder rights plan to be inapplicable to Parent, Merger Sub and their affiliates, the merger and the other transactions contemplated by the merger agreement will be irrevocable and unconditional, and no adverse recommendation change or any other action will change such approval or action, and (ii) except as permitted by the merger agreement, our existing stockholder rights plan may not be amended or qualified.

Required Efforts to Consummate the Merger

        Subject to certain exceptions, we and Parent have agreed to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under any applicable laws to consummate, as soon as possible, the merger and the other transactions contemplated by the merger agreement, including (i) preparing and filing as promptly as practicable with any governmental authority or other third party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents, and (ii) obtaining and maintaining all approvals, consents, waivers, clearances, registrations, permits, authorizations and other confirmations from any governmental entity or other third party that are necessary, proper or advisable to consummate the transactions contemplated by the merger agreement.

        We and Parent have agreed (i) to respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division or from any state attorney general or any other governmental authority in connection with antitrust, competition, trade regulation or similar matters, and (ii) not to extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the merger or any other transactions contemplated by the merger agreement, except with prior written consent of us, Parent and Merger Sub.

        Parent has agreed to (and to cause its affiliates to) offer to take (and commit to and take, as applicable) any and all actions necessary, proper or advisable to avoid and eliminate each and every impediment under any antitrust, competition, trade regulation or applicable law that may be asserted by the FTC, the Antitrust Division, any state attorney general, any other governmental authority or any other person with respect to the merger or any of the transactions contemplated by the merger agreement to enable the consummation thereof as promptly as practicable, including (i) proposing, negotiating, offering to commit and effect (and committing to and effecting, as applicable) the sale, divestiture, license, disposition or hold separate of assets or business of Parent, us or the surviving corporation, or their respective subsidiaries or affiliates, (ii) proposing, negotiating and offering to commit to take any action (including any action that limits its freedom of action, ownership or control with respect to, or its ability to retain or hold, any of the businesses, assets, product lines, properties or services of Parent, us or the surviving corporation, or their respective subsidiaries or affiliates), and if the offer is accepted, commit to and take such action, (iii) terminating, relinquishing, modifying or waiving existing or future relationships, ventures, contractual rights, obligations or other arrangements of us, Parent or the surviving corporation, or their respective subsidiaries or affiliates, (iv) creating any relationships, ventures, contractual rights, obligations or other arrangements of us, Parent or the surviving corporation, or their respective subsidiaries or affiliates, and (v) entering or offering to enter into agreements and stipulating to the entry of an order, decree or filing appropriate applications with any governmental authority in connection with any of the actions contemplated above as may be necessary, proper or appropriate in order to (a) obtain clearance under the HSR Act, (b) obtain any other approval from any governmental authority, (c) avoid the entry of, or effect the dissolution of or to vacate or life, any decree, judgment, injunction or other order that would have the effect of restraining, preventing or delaying the consummation of the merger or any of the other transactions contemplated by the merger agreement, or (d) avoid the commencement of any action or proceeding that seeks to prohibit the merger or the other transactions contemplated by the merger agreement.

        In addition, Parent has agreed to vigorously defend against any claim in order to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that could restrain, prevent or delay the consummation of the merger or any of the transactions contemplated by the merger agreement. We and our counsel will have the opportunity to participate in any such litigation, action, suit or proceeding, and Parent and its counsel will cooperate with and keep us and our counsel informed in connection with any such litigation, action, suit or proceeding.

        Parent has agreed that until any applicable waiting period (and any extension thereof) under the HSR Act relating to the merger has expired or been terminated, Parent and its affiliates will not take any action if such action would reasonably be expected to materially increase the risk of not obtaining the consents, approvals or clearance under any antitrust, competition, trade regulation or other applicable law necessary to consummate the merger and the other transactions contemplated by the merger agreement as promptly as practicable.

        Each party to the merger agreement must (i) promptly notify the other parties of any written communication to that party from the FTC, the Antitrust Division, any state attorney general or any governmental authority, and, subject to applicable law, permit the other parties to review any proposed written communication to any of the foregoing and incorporate the other party's reasonable comments, (ii) not participate in any substantive meeting or discussion with any governmental authority in respect of any inquiry concerning any competition or trade regulation matters in connection with the merger agreement or merger unless it consults with the other parties in advance and gives the other parties the opportunity to attend and participate, and (iii) furnish the other parties with copies of all filings and communications between them and their affiliates, on the one hand, and any governmental authority or members or their respective staffs, on the other hand, with respect to any competition or trade regulation matters in connection with the merger agreement and the merger, except that any confidential materials concerning our valuation or financial information may be redacted. Parent agrees that, at any time in an investigation, if a governmental authority suggests or proffers a settlement of the investigation to permit the merger to be consummated, Parent shall promptly (within one calendar day) communicate the terms of the offer to us.

        As previously noted, we and Parent each filed our respective Notification and Report Forms with the Antitrust Division and the FTC. On April 24, 2015, the FTC granted early termination of the waiting period under the HSR Act.

Litigation Related to the Merger

        We will control and keep Parent reasonably informed with respect to any material developments regarding the defense or settlement of any proceeding brought by any of our stockholders against us or our directors or officers arising out of transactions contemplated by the merger agreement, and we will provide Parent the opportunity to participate in such defense or settlement. We are not permitted to settle any such proceeding, however, without the prior written consent of Parent, which may not be unreasonably withheld, conditioned or delayed.

Employee Benefits Matters

        Parent has agreed, from and after the closing, to honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to each employee arising under the terms of our employment, consulting, retention, severance and change of control agreements, if such employee is employed immediately prior to the closing and remains employed by Parent, us or any of our subsidiaries after the closing, provided that such agreements may still be amended or terminated in accordance with their terms.

        Following the closing:

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  Parent will use commercially reasonable efforts to ensure that no waiting periods, exclusions or limitations with respect to any pre-existing conditions, evidence of insurability or good health or actively-at-work exclusions are applicable to any continuing employee or their dependents or beneficiaries under any welfare benefit plan in which such employee may be eligible to participate; and

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  Parent will provide that any costs or expenses incurred by continuing employees up to the closing shall be taken into account for purposes of satisfying certain adjustments or limitations on coverage under any welfare benefit plans.

        With respect to each employee benefit plan sponsored or maintained by Parent or its affiliates, Parent will grant all continuing employees from and after the closing credit for all service with us and our predecessors, prior to the closing for all purposes to the same extent as such employee was entitled before the merger.

        We have taken all action necessary to:

  •
  terminate our matching equity program effective as of April 7, 2015;

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  freeze our Employee Stock Purchase Plan ("ESPP") with respect to participation in the ESPP, contribution of amounts into stock purchase accounts and purchase of shares of our stock under the ESPP; and

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  terminate the ESPP as of the effective time of the merger, provided that the merger has been consummated.

We have agreed to take all action necessary to amend the Deferred Savings Plan to provide no further amounts deferred under the plan may be deemed invested in shares (or deemed shares) of common stock and will instead be deemed invested in a "cash fund" (as defined in the Deferred Savings Plan) earning interest at the prime rate.

Directors' and Officers' Indemnification and Insurance

        From and after the effective time of the merger, Parent has agreed to cause the surviving corporation to indemnify and hold harmless, and, within twenty business days of receipt by Parent from the director or officer of a request for such, shall advance expenses (subject to certain conditions) to our former officers and directors against all claims, costs, losses, liabilities, damages, fines and reasonable costs and expenses incurred in connection with any threatened or pending claim, action, suit or proceeding to which the director or officer is made a party, pertaining to the fact that the director or officer is or was an officer or director of us or any of our subsidiaries or was serving at the request of us or any of our subsidiaries, in each case to the fullest extent permitted by Delaware law or other applicable laws or provided under the governing documents of us and our subsidiaries as in effect on the date of the merger agreement. Neither Parent nor the surviving corporation shall settle or consent to entry of any judgment in any proceeding in which indemnification could be sought by such director or officer, unless such settlement or consent includes an unconditional release of such director or officer from all liability arising out of such proceeding.

        After the effective time of the merger, Parent has agreed to cause the surviving corporation to maintain in effect the provisions in its certificate of incorporation and by-laws regarding elimination of liability of directors, indemnification of officers, directors and employees and advances of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the merger agreement.

        Prior to the effective time of the merger, we may purchase a non-cancellable extension of the directors' and officers' liability coverage of our existing directors' and officers' insurance policies and our existing fiduciary liability insurance policies, in each case for six years from the effective time of the merger, provided that the maximum aggregate annual premium for such policies for any such year may not be in excess of 300% of the aggregate premium amount we most recently paid for such insurance in our last full fiscal year.

        If we or the surviving corporation fail to obtain such insurance policy as of the effective time of the merger, the surviving corporation will continue to maintain in effect the directors' and officers' liability insurance and fiduciary liability insurance in place as of the date of the merger agreement with our current insurance carrier or with an insurance carrier with the same or better credit rating as our current insurance carrier, conditions, retentions and limits of liability that are no less favorable than the coverage provided under our existing policies, or the surviving corporation will purchase from our current insurance carrier, or from an insurance carrier with the same or better credit rating as our current insurance carrier, insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable than as provided in our existing policies. Notwithstanding the foregoing, the surviving corporation will not be required to pay for any one policy year in excess of 300% of the aggregate premium amount we most recently paid for such insurance in our last full fiscal year.

Financing of the Merger

        In the merger agreement, Parent and Merger Sub expressly acknowledged and agreed that their respective obligations thereunder are not conditioned upon obtaining financing. In addition, Parent provided us with a true and complete copy of the debt commitment letter prior to executing the merger agreement and represented that such letter was in full force and effect and was a valid and binding obligation (subject to certain enforceability exceptions) on Parent and, to the knowledge of Parent, the Lenders. We have agreed to use reasonable best efforts, and to use commercially reasonable efforts to cause our representatives, at Parent's sole expense, to cooperate with Parent's efforts to consummate the debt financing.

        Furthermore, after the date of the merger agreement until the effective time of the merger, Parent may not amend or otherwise modify the debt commitment letter if such amendment or modification would reasonably be expected to (i) reduce the aggregate amount of funds available to Parent below the amount of funds required to consummate the merger and pay certain related fees, (ii) impose new or additional conditions to the drawdown of funds under the debt commitment letter, (iii) prevent, impede or materially delay the consummation of the transactions contemplated by the merger agreement, or (iv) adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the debt commitment letter.

Other Covenants

        The merger agreement contains other covenants, including (among others) those relating to access to information, publicity, notices of certain events and matters related to reporting requirements of Section 16(a) of the Exchange Act.

Conditions to Completion of the Merger

        The obligations of us, Parent and Merger Sub to consummate the merger are subject to the satisfaction of each of the following conditions:

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  approval and adoption of the merger agreement by an affirmative vote of the majority of the outstanding shares of our common stock entitled to vote thereon in accordance with Delaware law;

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  no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the merger will have taken effect after the date of the merger agreement and will still be in effect; and

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  any applicable waiting period (and any extension thereof) under the HSR Act relating to the merger will have expired or been terminated.

        The obligations of Parent and Merger Sub to consummate the merger are also subject to the satisfaction (or waiver, if permissible under applicable law) at or prior to the effective time of the merger of each of the following conditions:

  •
  our representations and warranties relating to corporate existence and power, corporate authority, brokers' and finders' fees and the application of state anti-takeover statutes and our stockholder rights agreement will be true and correct in all respects as of the date of the merger agreement and at and as of the effective time of the merger, as through made at and as of such time (other than any such representation and warranty that addresses matters only as of another specified time, which shall be true and correct in all respects only as of such time);

  •
  certain of our representations and warranties relating to our capital structure, including number of shares of our common stock and options outstanding, will be true and correct as of the date of the merger agreement and at and as of the effective time of the merger, as through made at and as of such time, except for any immaterial inaccuracies;

  •
  all our other representations and warranties set forth in the merger agreement will be true and correct as of the date of the merger agreement and at and as of the effective time of the merger, as through made at and as of such time (other than any such representation and warranty that addresses matters only as of another specified time, which shall be true and correct in all respects only as of such time), in each case without giving effect to any qualification as to "materiality" or "Company material adverse effect" set forth therein, except for such failures to be true and correct which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company material adverse effect;

  •
  we will not have breached in any material respect, or failed to perform in all material respects, our obligations under the merger agreement contemplated to be performed by us at or prior to the effective time of the merger;

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  since the date of the merger agreement, there will not have occurred any circumstances that, individually or in the aggregate, has had or would reasonably be expected to have a Company material adverse effect and that is continuing; and

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  we will have delivered to Parent a certificate signed by one of our executive officers, dated as of the date of the merger, certifying that the above conditions have been satisfied.

        Our obligation to consummate the merger is also subject to the satisfaction (or waiver, if permissible under applicable law) at or prior to the effective time of the merger of each of the following conditions:

  •
  Parent's representations and warranties relating to corporate existence and power and corporate authority will be true and correct in all respects as of the date of the merger agreement and at and as of the effective time of the merger, as through made at and as of such time (other than any such representation and warranty that addresses matters only as of another specified time, which shall be true and correct in all respects only as of such time);

  •
  all Parent's other representations and warranties contained in the merger agreement will be true and correct in all respects as of the date of the merger agreement and at and as of the effective time of the merger, as through made at and as of such time (other than any such representation and warranty that addresses matters only as of another specified time, which shall be true and correct in all respects only as of such time), in each case without giving effect to any qualification as to "materiality" or "Parent material adverse effect" set forth therein, except for such failures to be true and correct which, individually or in the aggregate, have not had and would not reasonably be expected to have a Parent material adverse effect;

  •
  Parent will not have breached in any material respect, or failed to perform in all material respects, its obligations under the merger agreement contemplated to be performed by it at or prior to the effective time of the merger; and

  •
  Parent will have delivered to us a certificate signed by an executive officer of Parent, dated as of the date of the merger, certifying that the above conditions have been satisfied.

        Neither we nor Parent may rely on the failure of any condition set forth above to be satisfied as a basis for not consummating the merger or terminating the merger agreement and abandoning the merger if such failure was caused by such party's breach in any material respect of any provision of the merger agreement or failure in any material respect to use the standard of efforts required under the merger agreement from such party to consummate the merger and the other transactions contemplated thereby.

Termination of the Merger Agreement

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger (regardless whether our stockholders have previously approved the merger agreement):

  •
  by mutual written agreement of us and Parent;

  •
  by either us or Parent if:

  •
  the merger has not been consummated on or before the end date of October 6, 2015, provided that this termination right will not be available to any party whose breach of any provision of the merger agreement results in the failure of the merger to be consummated by such time;

  •
  any permanent injunction or other order has been issued by any court of competent jurisdiction preventing, prohibiting or making illegal the consummation of the merger and such injunction or other order has become final and non-appealable; or

  •
  the meeting of our stockholders to approve and adopt the merger agreement (including any adjournment, postponement or recess thereof) has been held and the approval by our stockholders of the proposal to approve and adopt the merger agreement has not been obtained;

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  by Parent, if (i) an adverse recommendation change has occurred or (ii) a breach of any representation or warranty or failure to perform any covenant or agreement on our part set forth in the merger agreement has occurred and such breach would cause any condition to Parent's and Merger Sub's obligations set forth in "—Conditions to the Completion of the Merger" not to be satisfied, and such condition is incapable of being satisfied by the end date or, if curable, such breach is not cured by us prior to the earlier of (a) the twentieth business day after our receipt of written notice thereof from Parent or (b) the end date; or

  •
  by us, if:

  •
  prior to the approval and adoption of the merger agreement by our stockholders, in order to enter into acquisition proposal documentation for a superior proposal, if we have complied in all material respects with our obligation described in "—Restrictions on Solicitation of Acquisition Proposals," and concurrently with such termination, we enter into such acquisition proposal documentation and we pay to Parent any terminations fees we are required to pay as described in "—Termination Fees;"

    •
    a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger set forth in the merger agreement has occurred and such breach would cause any condition to our obligations set forth in "—Conditions to the Completion of the Merger" not to be satisfied, and such condition is incapable of being satisfied by the end date or, if curable, such breach is not cured by Parent prior to the earlier of (i) the twentieth business day after Parent's receipt of written notice thereof from us or (ii) the end date; or

    •
    (x) the marketing period has ended and certain conditions provided in the section entitled "—Conditions to Completion of the Merger" above have been satisfied or waived (other than conditions that by their terms are to be satisfied at the closing, but are then capable of being satisfied if the closing were to occur), (y) we provided written notice to Parent and Merger Sub that we were ready and willing to consummate the transactions contemplated by the merger agreement (subject to the satisfaction of all conditions described in "—Conditions to Completion of the Merger") and (z) Parent and Merger Sub fail to consummate the merger within two business days following the later of (i) our delivery of such notice and (ii) the date on which the closing should have occurred under the terms of the merger agreement.

Termination Fees

  Termination Fees Payable by Us

        We have agreed to pay to Parent a termination fee of $8.75 million (the "go-shop termination fee") if Parent terminates the merger agreement because an adverse recommendation change has occurred in respect of a superior proposal or we terminate to enter into acquisition proposal documentation with an excluded party regarding a superior proposal, and, in each case, either (i) such termination occurs on or before May 7, 2015 or (ii) if such termination is due to our acceptance of a superior proposal within a specified period of time after we are permitted to solicit acquisition proposals from third parties. If (a) Parent terminates the merger agreement because an adverse recommendation change has occurred or if we terminate to enter into acquisition proposal documentation regarding a superior proposal and (b) the go-shop termination fee is not payable, or if the merger agreement is terminated as a result of the failure of the merger to occur prior to the end date (subject to certain exceptions), then we have agreed to pay to Parent a fee of $17.5 million (the "termination fee").

        In addition, we have agreed to reimburse Parent up to $5 million in expenses in certain circumstances where either party terminates the merger agreement because of the failure of our stockholders to approve and adopt the merger agreement, and an acquisition proposal has been publicly announced and not publicly and unconditionally withdrawn prior to our stockholders' meeting to approve and adopt the merger agreement. In the event the termination fee subsequently becomes payable pursuant to the terms of the merger agreement, the amount of the termination fee payable by us would be reduced by the amount of expense reimbursement paid previously.

  Termination Fee Payable by Parent

        Parent has agreed to pay us a termination fee of $33.75 million (the "reverse termination fee") in cash in the event that the merger agreement is terminated:

  •
  by us if Parent or Merger Sub has breached any of their respective representations or warranties or failed to perform any covenants or other agreements contained in the merger agreement and such breach or failure would cause any condition to our obligations set forth in "—Conditions to the Completion of the Merger" not to be satisfied, and such condition is incapable of being satisfied by the end date or, if curable, such breach is not cured by Parent prior to the earlier of (i) the twentieth business day after Parent's receipt of written notice thereof from us or (ii) the end date;

  •
  by us if (x) the marketing period to syndicate the debt financing prior to the closing date in accordance with the debt commitment letters has ended and certain conditions provided in the section entitled "—Conditions to Completion of the Merger" above have been satisfied or waived (other than conditions that by their terms are to be satisfied at the closing, but are then capable of being satisfied if the closing were to occur), (y) we provided written notice to Parent and Merger Sub that we were ready and willing to consummate the transactions contemplated by the merger agreement (subject to the satisfaction of all conditions described in "—Conditions to Completion of the Merger") and (z) Parent and Merger Sub fail to consummate the merger within two business days following the later of (i) our delivery of such notice and (ii) the date on which the closing should have occurred under the terms of the merger agreement; or

  •
  by us or Parent due to failure to consummate the merger on or before the end date if we would have been entitled to terminate the merger agreement for either of the reasons listed above.

Remedies

        The merger agreement provides that, upon any termination of the merger agreement under circumstances where the go-shop termination fee or the termination fee is payable by us and is paid in full, Parent and Merger Sub are precluded from any other remedy against us and our representatives, at law or in equity or otherwise, and neither Parent nor Merger Sub will seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against us or any of our subsidiaries or representatives. In no event will we be required to pay more than one termination fee.

        The merger agreement further provides that, upon any termination of the merger agreement under circumstances where the reverse termination fee is payable by Parent and is paid in full, we are precluded from any other remedy against Parent, New Mountain Partners IV, the debt financing sources and any of their respective representatives, at law or in equity or otherwise, and we will not seek to obtain any recovery, judgment or damages of any kind, including consequential, indirect or punitive damages, against Parent, New Mountain Partners IV, the debt financing sources and any of their respective representatives.

Specific Performance

        The merger agreement provides that the parties will be entitled to an injunction to prevent breaches of the merger agreement and to specifically enforce the performance of the terms and provisions of the merger agreement. Our ability to obtain an injunction or other appropriate form of specific performance or equitable relief to cause Parent to fund the equity financing or to consummate the closing is subject to the requirement than (i) all conditions to Parent's obligations to consummate the merger set forth in "—Conditions to the Completion of the Merger" have been satisfied (other than those conditions that by their terms are to be satisfied at or shortly before the closing, but provided those conditions would be satisfied if the closing were to occur), (ii) the funding of the debt financing prior to or concurrently with the closing if the equity financing is funded at the closing, and (iii) our irrevocable written confirmation that if specific performance or other equitable relief is granted and the equity and debt financings are funded, then the closing will occur.

Fees and Expenses

        Except as set forth in the section entitled "—Termination Fees" above, all costs and expenses incurred in connection with the merger agreement will be paid by the party incurring such costs or expenses.

Amendments; Waivers

        At any time prior to the effective time of the merger, the parties may amend or waive any provision of the merger agreement. Any such amendment must be in writing and signed by each party to the merger agreement and any such waiver must be in writing and signed by each party against whom the waiver is to be effective. After our stockholders have approved and adopted the merger agreement, there will be no amendment or waiver that would require the further approval of our stockholders under Delaware law without such approval having first been obtained. Certain specified provisions of the merger agreement affecting the Lenders under the debt financing may not be amended or waived in a manner adversely affecting the Lenders under the debt financing without their prior written consent.

Governing Law and Venue; Waiver of Jury Trial

        The merger agreement is governed by and will be construed in accordance with Delaware law, without regard to the Delaware conflicts of law rules. Each party agreed to irrevocably consent to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction, any federal court located in the State of Delaware or other Delaware state courts (and in each case, any appellate court therefrom) for purposes of any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the merger agreement or the transactions contemplated by the merger agreement. Each party further irrevocably waived any and all right to trial by jury in any legal proceeding arising out of or related to the merger agreement or the transactions contemplated by the merger agreement.

 ADVISORY VOTE ON NAMED EXECUTIVE OFFICER
MERGER-RELATED COMPENSATION
(PROPOSAL 2)

        We are submitting to our stockholders a proposal to approve on an advisory (non-binding) basis compensation that will or may become payable to our named executive officers in connection with the merger. This compensation is summarized in "The Merger (Proposal 1)—Interests of Our Directors and Executive Officers in the Merger."

        Our board of directors encourages you to review carefully the merger-related compensation information disclosed in this proxy statement. Our board of directors unanimously recommends that our stockholders approve the following resolution:

  "RESOLVED, that the stockholders of Zep Inc. hereby approve, on an advisory (non-binding) basis, the compensation that will or may become payable by Zep Inc. to its named executive officers that is based on or otherwise relates to the merger as disclosed in the proxy statement."

        The vote to approve the compensation that will or may become payable to our named executive officers is a vote separate and apart from the vote on the proposal to approve and adopt the merger agreement. Accordingly, you may vote "FOR" the approval of the proposal to approve and adopt the merger agreement, and "AGAINST" the proposal to approve the merger-related compensation, or vice versa. Because the vote to approve the merger-related compensation to be paid or become payable to our named executive officers is advisory only, it will not be binding on us or Parent. Accordingly, if the merger agreement is adopted and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of this advisory (non-binding) vote.

        The above resolution approving the merger-related compensation of our named executive officers on an advisory basis will require the affirmative vote of holders of a majority of the shares of common stock voted on this resolution at the special present.

        Our board of directors unanimously recommends a vote "FOR" the approval of compensation that will or may become payable to our named executive officers in connection with the merger.

 VOTE ON ADJOURNMENT (PROPOSAL 3)

        Our stockholders are being asked to approve a proposal that will give us authority to adjourn the special meeting from time to time, if necessary or appropriate, for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement. If this proposal is approved, the special meeting could be adjourned by our board of directors to any date for the purpose of soliciting additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement. If there is not a quorum present at the special meeting, under our amended and restated by-laws the special meeting may be adjourned by the chairman of the meeting. In addition, our board of directors could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use. We do not intend to call a vote on this proposal if the proposal to approve and adopt the merger agreement has been approved at the special meeting.

        Approval of this proposal requires the affirmative vote of holders of a majority of the shares of common stock voted on this proposal at the special meeting.

        Our board of directors unanimously recommends a vote "FOR" the proposal to adjourn the special meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the merger agreement.

 MARKET PRICE OF THE COMPANY'S COMMON STOCK

        The common stock is traded on the NYSE under the symbol "ZEP." The following table sets forth during each fiscal quarter indicated the high and low sales prices of common stock:

	Market Price
	High	Low
2015
First Quarter	$16.82	$13.00
Second Quarter	$17.42	$13.46
Third Quarter (through May 22, 2015)	$20.37	$16.22
2014
First Quarter	$21.34	$14.09
Second Quarter	$19.63	$15.23
Third Quarter	$19.05	$16.72
Fourth Quarter	$18.76	$15.19
2013
First Quarter	$16.00	$11.87
Second Quarter	$15.29	$12.28
Third Quarter	$16.94	$14.26
Fourth Quarter	$17.04	$12.64
2012
First Quarter	$18.16	$12.06
Second Quarter	$17.96	$13.76
Third Quarter	$15.65	$13.11
Fourth Quarter	$16.45	$12.82

        The closing sale price of our common stock on the NYSE on April 7, 2015, which was the last trading day before the merger was publicly announced, was $17.09 per share. On May 22, 2015 the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our common stock on the NYSE was $19.90 per share. You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of our common stock.

BENEFICIAL OWNERSHIP OF OUR SECURITIES

        The following table sets forth information regarding the beneficial ownership of our common stock as of May 22, 2015 by each of our directors and named executive officers, by all our directors and executive officers as a group, and by beneficial owners of more than five percent of our common stock. Unless otherwise noted below, the address for each officer and director listed is Zep Inc., 1310 Seaboard Industrial Blvd., NW, Atlanta, Georgia 30318-2825.

Name	Shares of Common Stock Beneficially Owned(1)(2)(3)(4)	Percent of Shares Outstanding(5)
Mark R. Bachmann	154,639	*
Ronald D. Brown	17,915	*
Robert P. Collins	146,640	*
Jeffrey L. Fleck	68,064	*
O. B. Grayson Hall, Jr.	21,596	*
Timothy M. Manganello	21,135	*
John K. Morgan	1,130,895	4.7%
Sidney J. Nurkin	31,514	*
Joseph Squicciarino	31,514	*
Timothy T. Tevens	29,794	*
Carol A. Williams	12,947	*
All directors and executive officers as a group (12 persons)	1,746,793	7.2%
GAMCO Investors, Inc.(6)	3,997,102	17.2%
Wellington Management Company LLP(7)	2,569,322	11.0%
Heartland Advisors(8)	2,401,157	10.3%
BlackRock, Inc.(9)	2,123,828	9.1%

*
Represents less than one percent.

(1)
Except as otherwise indicated, each beneficial owner has sole voting and investment power with respect to all shares shown.

(2)
Includes shares that may be acquired within 60 days of May 22, 2015 upon exercise of employee stock options. Options are included for the following individuals: Mr. Bachmann, 79,341 shares; Mr. Collins, 71,973 shares; Mr. Fleck, 14,015 shares; Mr. Morgan, 819,484 shares; and all directors and executive officers as a group, 984,813 shares.

(3)
Includes time-vesting restricted stock, portions of which vest in October 2015, December 2015, January 2016, February 2016, October 2016, October 2017, February 2018 and October 2018. The executives have sole voting power over the unvested restricted stock. Restricted stock is included for the following individuals: Mr. Bachmann, 14,477 shares; Mr. Collins, 14,616 shares; Mr. Fleck, 29,334 shares; Mr. Morgan, 67,018 shares; Messrs. Brown, Hall, Manganello, Nurkin, Squicciarino, and Tevens and for Ms. Williams, 3,220 shares each; and all directors and executive officers as a group 192,336 shares.

(4)
Includes performance stock awards that are subject to achievement of certain EBITDA (earnings before interest, tax, depreciation or amortization) or ROIC (return on invested capital) performance measures. The executives have sole voting power over performance stock awards that are subject to EBITDA or ROIC performance measures. Performance stock awards are included for the following individuals: Mr. Bachmann, 10,870 shares;

  Mr. Collins, 10,870 shares; Mr. Morgan, 46,881 shares; Mr. Fleck, 8,696 shares; and all executive officers as a group, 77,317 shares.

(5)
Based on an aggregate of 23,305,951 shares of our common stock issued and outstanding as of May 22, 2015 together with, for each person listed, common stock issuable pursuant to options exercisable within 60 days by such person.

(6)
This information is based on a Schedule 13D/A filed with the SEC by GAMCO Investors, Inc. ("GAMCO"), One Corporate Center, Rye, New York 10580-1435, on April 22, 2015 on behalf of itself and certain affiliates. Each of GAMCO and its affiliates, and their respective executive officers and directors, has the sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of the shares of our common stock reported for it, except that (i) GAMCO Asset Management Inc. does not have the authority to vote 161,500 of its reported shares, (ii) Gabelli Funds, LLC has sole dispositive and voting power with respect to the shares of our common stock held by the Funds so long as the aggregate voting interest of all joint filers does not exceed 25% of their total voting interest in our common stock and, in that event, the proxy voting committee of each fund shall respectively vote that fund's shares, (iii) at any time, the proxy voting committee of each such fund may take and exercise in its sole discretion the entire voting power with respect to the shares held by such fund under special circumstances such as regulatory considerations, and (iv) the power of Mario Gabelli, GAMCO Investors, Inc., and GGCP, Inc. is indirect with respect to securities beneficially owned directly by other reporting persons.

(7)
This information is based on a Schedule 13G/A filed with the SEC by Wellington Management Group LLP ("Wellington"), c/o Wellington Management Company LLP, 280 Congress Street, Boston, Massachusetts 02110, on February 12, 2015. Pursuant to the filing, Wellington shares voting authority on 1,817,711 shares of our common stock and shares dispositive power on 2,569,322 shares of our common stock.

(8)
This information is based on a Schedule 13G/A filed with the SEC by Heartland Advisors, Inc. ("Heartland") and William J. Nasgovitz, each located at 789 North Water Street, Milwaukee, Wisconsin 53202, on February 10, 2015. Pursuant to the filing, each of Heartland and Mr. Nasgovitz shares voting authority for 2,304,125 shares of our common stock and shares dispositive power for 2,401,157 shares of our common stock. Mr. Nasgovitz disclaims his beneficial ownership of any shares of our common stock resulting from his control of Heartland. Heartland Value Plus Fund, a series of the Heartland Group, Inc., a registered investment company for which Heartland acts as investment advisor, owns 2,200,000 shares of our common stock reported as beneficially owned by Heartland and Mr. Nasgovitz.

(9)
This information is based on a Schedule 13G/A filed with the SEC by BlackRock, Inc. ("Blackrock"), 55 East 52nd Street, New York, New York 10022, on January 15, 2015. Pursuant to the filing, Blackrock has sole voting authority for 2,062,533 shares of our common stock and sole dispositive authority for 2,123,828 shares of our common stock.

 APPRAISAL RIGHTS

        The following discussion summarizes appraisal rights under the DGCL. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by the full text of Section 262, a copy of which is attached to this proxy statement as Annex C. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that any stockholder exercise its appraisal rights under Section 262.

        Under Section 262, holders of shares of common stock who do not vote in favor of the approval and adoption of the merger agreement and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be the fair value.

        Under Section 262, where a merger agreement is to be submitted for adoption and approval at a meeting of stockholders, the corporation, not less than twenty days prior to the meeting, must notify each of its stockholders who was a stockholder of record on the record date for the special meeting who holds shares with respect to which appraisal rights are available pursuant to Section 262 that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex C.

        ANY HOLDER OF COMMON STOCK WHO WISHES TO EXERCISE APPRAISAL RIGHTS, OR WHO WISHES TO PRESERVE SUCH HOLDER'S RIGHT TO DO SO, SHOULD CAREFULLY REVIEW THE FOLLOWING DISCUSSION AND ANNEX C BECAUSE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SPECIFIED WILL RESULT IN THE LOSS OF APPRAISAL RIGHTS. MOREOVER, BECAUSE OF THE COMPLEXITY OF THE PROCEDURES FOR EXERCISING THE RIGHT TO SEEK APPRAISAL OF SHARES OF COMMON STOCK, WE BELIEVE THAT, IF A STOCKHOLDER CONSIDERS EXERCISING SUCH RIGHTS, SUCH STOCKHOLDER SHOULD SEEK THE ADVICE OF LEGAL COUNSEL.

Filing Written Demand

        Any holder of common stock wishing to exercise appraisal rights must, before the stockholder vote on the approval and adoption of the merger agreement is taken at the special meeting, deliver a written demand to us for the appraisal of the stockholder's shares. A holder of common stock wishing to exercise appraisal rights must be a record holder of the shares on the date the written demand for appraisal is made and must continue to be a record holder of such shares through the effective date of the merger. The holder also must not vote in favor of the approval and adoption of the merger agreement. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the approval and adoption of the merger agreement, and will effectively constitute a waiver of the stockholder's right of appraisal and will effectively nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the approval and adoption of the merger agreement or abstain from voting on the approval and adoption of the merger agreement. Neither voting against the approval and adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to approve and adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the approval and adoption of the merger agreement. The demand must reasonably inform us of the identity of the holder as well as the holder's intention to demand an appraisal of the holder's shares. A stockholder's failure to make the written demand prior to the taking of the vote on the approval and adoption of the merger agreement will constitute a waiver of appraisal rights.

        Only a record holder of shares of common stock is entitled to demand an appraisal of the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock should be executed by or on behalf of the record holder. The demand should set forth the record holder's name as it appears on such holder's stock certificates if the shares of common stock are certificated or as it appears in our stock ownership records if the shares of common stock are uncertificated. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy-in-common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a record holder; however, the agent must identify the record holder or holders and expressly disclose that, in executing the demand, the agent is acting as agent for the record holder or holders. If the shares are held in "street name" by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of common stock held in the name of the record holder. If a stockholder holds shares of common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        All written demands for appraisal pursuant to Section 262 should be sent or delivered to us at Zep Inc., Attn: Corporate Secretary, 1310 Seaboard Industrial Blvd., NW, Atlanta, Georgia 30318-2825.

        At any time within sixty days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to us, as the surviving corporation, a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty days after the effective date of the merger will require our written approval, as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within sixty days after the effective date of the merger. If we, as the surviving corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder's demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the merger agreement.

Notice by the Surviving Corporation

        Within ten days after the effective date of the merger, we, as the surviving corporation, must notify each holder of common stock who has complied with Section 262, and who has not voted in favor of the approval and adoption of the merger agreement of the date on which the merger became effective.

Filing a Petition for Appraisal

        Within 120 days after the effective date of the merger, we, as the surviving corporation, or any holder of common stock who has complied with Section 262 and is entitled to appraisal rights under Section 262, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served upon the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all such holders. We are under no obligation to and have no present intention to file a petition and holders should not assume that we will file a petition. Accordingly, any holders of common stock who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of common stock within the time prescribed in Section 262. Within 120 days after the effective date of the merger, any holder of common stock who has complied with the requirements of Section 262 will be entitled, upon written request, to receive from us as the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the approval and adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by us as the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of common stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from us as the surviving corporation the statement described in this paragraph. If a petition for appraisal is not timely filed, then the right to appraisal will cease.

        If a petition for an appraisal is timely filed by a holder of shares of common stock and a copy thereof is served upon us as the surviving corporation, we will then be obligated within twenty days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders, the Delaware Court of Chancery will conduct a hearing on the petition in accordance with the procedures set forth in Section 262 to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded an appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and, if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such stockholder.

Determination of Fair Value

        After the Delaware Court of Chancery determines the holders of common stock entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. The Delaware Court of Chancery will direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment will be made to each such stockholder, in the case of holders of uncertificated stock forthwith, and in the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

        In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, fair value under Section 262. Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Neither we nor Parent nor Merger Sub anticipate offering more than the applicable merger consideration to any of our stockholders exercising appraisal rights, and reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of common stock is less than the applicable merger consideration.

        The costs of the appraisal proceeding (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Each stockholder is responsible for his or her attorneys' fees or the fees and expenses of experts, but, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, to be charged pro rata against the value of all the shares entitled to be appraised. Any stockholder who demanded appraisal rights will not, after the effective time of the merger, be entitled to vote shares of our common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date prior to the effective time of the merger.

        If any stockholder who demands appraisal of shares of common stock under Section 262 fails to perfect, successfully withdraws or loses such holder's right to appraisal, the stockholder's shares of common stock will be deemed to have been converted at the effective date of the merger into the right to receive the merger consideration pursuant to the merger agreement. A stockholder will fail to perfect, or effectively lose, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 and accept the merger consideration offered pursuant to the merger agreement.

SUBMISSION OF STOCKHOLDER PROPOSALS

        If the merger is completed, we may not hold an annual meeting of stockholders in 2016. If the merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of stockholders, and we will hold a 2016 annual meeting of stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2016 annual meeting will be held. If the 2016 annual meeting is held, stockholder proposals submitted for inclusion in our proxy statement in accordance with Rule 14a-8 under the Exchange Act must be received by us no later than July 28, 2015. Any stockholder proposals should be addressed to our Corporate Secretary, Zep Inc., 1310 Seaboard Industrial Blvd., NW, Atlanta, Georgia 30318-2825. All such proposals should be sent by certified mail, return receipt requested.

        In addition to the requirements contained in Rule 14a-8 under the Exchange Act, and as more specifically provided for in our amended and restated by-laws, in order for a nomination of persons for election to our board of directors or a proposal of business to be properly brought before our annual meeting of stockholders, it must be either specified in the notice of the meeting given by us or otherwise brought before the meeting by or at the direction of our board of directors or by a stockholder who is a stockholder of record both at the time of the annual meeting and at the time such stockholder delivers notice of such nomination or proposal to us, who is entitled to vote at the meeting and who complies with the following notice set forth in our amended and restated by-laws.

        For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must give timely notice thereof in writing to our Corporate Secretary and such business must be a proper matter for stockholder action under the DGCL. To be timely, a stockholder's notice must be delivered to our Corporate Secretary at our principal executive offices not less than ninety days and not more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Therefore, written notice of any nominations of persons for election to our board of directors or of any stockholder proposals to be raised from the floor of the 2016 annual meeting of stockholders (if held) must be received by us in accordance with the provisions of our amended and restated by-laws no later than September 10, 2015 and not earlier than July 28, 2015. However, if the date of the 2016 annual meeting of stockholders is advanced by more than thirty days prior to or delayed by more than thirty days after the anniversary of the 2015 annual meeting of stockholders, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the ninetieth day prior to such annual meeting and the tenth day following the day on which public announcement of the date of such meeting is first made.

        For each individual that a stockholder proposes to nominate as a director, such notice must set forth:

  •
  the name and address of the proposed candidate;

  •
  the proposed candidate's resume or a listing of his or her qualifications to be a director on our board of directors;

  •
  a description of what would make the proposed candidate a good addition to our board of directors;

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  a description of any relationship that could affect the proposed candidate's ability to qualify as an independent director, including identifying all other public company board and committee memberships;

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  a confirmation of the proposed candidate's willingness to serve as a director if selected by our Nominating and Corporate Governance Committee;

  •
  any information about the proposed candidate that, under the federal proxy rules, would be required to be included in our Proxy Statement if the proposed candidate were a nominee or otherwise is required to be provided pursuant to our amended and restated by-laws; and

  •
  the name of the stockholder submitting the proposed candidate, together with information as to the number of shares owned and the length of time of ownership.

        We may also request additional information regarding any proposed candidates as we may deem appropriate. If we increase the number of directors to be elected at an annual meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased board made by us at least 100 days prior to the anniversary of the date the previous year's proxy statement was first mailed to stockholders, a stockholder's notice regarding the nominees for the new positions created by such increase will be considered timely if it is delivered to our Corporate Secretary at Zep Inc., 1310 Seaboard Industrial Blvd., NW, Atlanta, Georgia, 30318-2825, not later than the close of business on the tenth day following the day on which the public announcement is first made.

        For each proposal that a stockholder seeks to raise from the floor of the annual meeting, such notice must contain the information set forth in our amended and restated by-laws.

 WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room located at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room. Our SEC filings are also available at the offices of the NYSE. For further information on obtaining copies of our public filings at the NYSE, you should call 212-656-5060.

        The SEC allows us to "incorporate by reference" into this proxy statement documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting (in each case other than any information deemed, under SEC rules, not to be filed with the SEC):

  •
  Annual Report on Form 10-K for the fiscal year ended August 31, 2014, filed with the SEC on November 12, 2014;

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  Quarterly Reports on Form 10-Q, filed with the SEC on January 6, 2015 and April 8, 2015;

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  Current Reports on Form 8-K filed with the SEC on September 5, 2014, September 11, 2014, October 2, 2014, January 9, 2015, February 9, 2015, March 27, 2015 and April 8, 2015 (two filings); and

  •
  Definitive Proxy Statement for our 2015 Annual Meeting of Stockholders, filed with the SEC on November 20, 2014.

        You may request a copy of these filings or any other document we file with the SEC (in each case, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or calling our Corporate Secretary, at Zep Inc., 1310 Seaboard Industrial Blvd., NW, Atlanta, Georgia, 30318-2825. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of common stock entitled to vote at the special meeting. In order to ensure timely delivery of such documents prior to the special meeting, any such request should be made promptly and in no event later than ten business days prior to the date of the special meeting, or no later than June 11, 2015.

        We have not authorized anyone to give you any information or to make any representations other than those contained in or incorporated by reference into this proxy statement. We take no responsibility for, and cannot provide you any assurance of, the reliability of any information that others may give you. This proxy statement is dated May 26, 2015. You should not assume that the information contained in this proxy statement, or the information contained in any document incorporated by reference into this proxy statement, is accurate as of any date other than the date of this proxy statement or the date of such document incorporated by reference, as applicable, and the mailing of this proxy statement to stockholders shall not create any implication to the contrary.

Annex A

        AGREEMENT AND PLAN OF MERGER

dated as of

April 7, 2015

among

ZEP INC.,

NM Z PARENT INC.

and

NM Z MERGER SUB INC.

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of April 7, 2015, among Zep Inc., a Delaware corporation (the "Company"), NM Z Parent Inc., a Delaware corporation ("Parent"), and NM Z Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"). The Company, Parent and Merger Subsidiary are sometimes hereinafter referred to individually as a "Party" and collectively as the "Parties".

W I T N E S S E T H :

        WHEREAS, the respective Boards of Directors of the Company, Parent and Merger Subsidiary have approved the execution of this Agreement and the transactions contemplated hereby and declared it advisable that the respective stockholders of the Company and Merger Subsidiary approve and adopt this Agreement pursuant to which, among other things, Parent would acquire the Company by means of a merger of Merger Subsidiary with and into the Company on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, concurrently with the execution and delivery of this Agreement, Parent is delivering to the Company a limited guaranty of Investor in favor of the Company, dated as of the date hereof, with respect to certain obligations of Parent arising under, or in connection with, this Agreement; and

        WHEREAS, prior to the execution of this Agreement, the Company has amended that certain Stockholder Protection Rights Plan dated as of October 30, 2007, as amended by that certain First Amendment to Stockholder Protection Rights Agreement dated as of January 22, 2009 (as so amended, the "Rights Plan") by entering into a second amendment to the Rights Plan with American Stock Transfer and Trust Company (as successor-in-interest to Mellon Investor Services LLC), the rights agent.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1

DEFINITIONS

        Section 1.01.    Definitions.

        (a)   As used herein, the following terms have the following meanings:

        "Acceptable Confidentiality Agreement" means a confidentiality agreement (i) in effect on February 27, 2015 or (ii) entered into on or after February 27, 2015 that contains provisions that are not materially less favorable to the Company than those contained in the Confidentiality Agreement; provided that such confidentiality agreement may contain a less restrictive or no standstill restriction; provided, further, that any Acceptable Confidentiality Agreement (or any amendment to any Acceptable Confidentiality Agreement) entered into after the date hereof shall not contain any provision that prohibits the Company from providing to Parent any of the information required to be provided to Parent under Section 6.04 within the time periods contemplated thereby.

        "Acquisition Proposal" means, other than with respect to the transactions contemplated by this Agreement or any other transaction involving Parent or any of its Affiliates, on the one hand, and the Company, on the other hand, any inquiry, offer or proposal relating to (i) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company and its Subsidiaries (as determined on a book value basis), assets of the Company and its Subsidiaries representing 20% or more of the consolidated net revenues or consolidated net income of the Company and its Subsidiaries, or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company (as determined on a book value basis), (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Person or "group" (as defined under Section 13(d) of the 1934 Act) beneficially owning 20% or more of any class of equity or voting securities of the Company or one or more of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company (as determined on a book value basis), (iii) any sale, lease, exchange, transfer, joint venture, license or other disposition of 20% or more of the consolidated assets of the Company (as determined on a book value basis), including through the acquisition of one or more of its Subsidiaries owning such assets, or (iv) a merger, consolidation, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company (as determined on a book value basis).

        "Action" means any claim, action, suit, audit, investigation, arbitration or proceeding by or before any Governmental Authority or arbitral body.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

        "Anti-Corruption Laws" means the U.S. Foreign Corrupt Practices Act, the Canadian Corruption of Foreign Public Officials Act, the U.K. Bribery Act of 2012, any laws enacted pursuant to, or arising under, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other laws or regulations relating to bribery or corruption.

        "Applicable Law" means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar legal requirement enacted, adopted or promulgated by a Governmental Authority that is binding upon or applicable to such Person, as amended, unless expressly specified otherwise.

        "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

        "Circumstance" means any event, change, occurrence, condition, development, state of facts or circumstance.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commitment Letters" means the Debt Commitment Letter and the Equity Commitment Letter.

        "Company Balance Sheet" means the consolidated balance sheet of the Company as of November 30, 2014 and the footnotes thereto set forth in the Company's quarterly report on Form 10-Q for the fiscal quarter ended November 30, 2014.

        "Company Balance Sheet Date" means November 30, 2014.

        "Company Disclosure Letter" means the disclosure letter, dated the date hereof, regarding this Agreement that has been provided by the Company to Parent and Merger Subsidiary.

        "Company Employee" means, at any specified time, an employee of the Company or any of its Subsidiaries at such time.

        "Company Employee Plan" means any (i) "employee benefit plan" as defined in Section 3(3) of ERISA, (ii) employment, severance, change in control, transaction bonus, retention or other similar Contract or plan, or (iii) other plan or Contract providing for compensation, bonuses, equity or equity-based compensation or other forms of incentive or deferred compensation, change in control, retention, equity purchase, fringe benefits, perquisites, tax gross-ups, disability or sick leave benefits, paid time off, supplemental unemployment benefits, retiree medical benefits, post-employment or retirement benefits, or other employee benefits, in each case that is sponsored, maintained, administered, contributed to, required to be contributed to, or entered into by the Company or any of its Subsidiaries for the benefit of any current or former officer, employee, director, or individual consultant, or with respect to which the Company or any of its Subsidiaries has any liability (contingent or otherwise), but excluding any Company International Plan.

        "Company International Plan" means any employee benefit plan or other similar arrangement established, contributed to or maintained outside the United States by the Company or any of its Subsidiaries primarily for the benefit of current or former officers, employees, directors, or individual consultants residing outside the United States, or with respect to which the Company or any of its Subsidiaries has any liability (contingent or otherwise).

        "Company IT Assets" means the Company Software, Company Websites and other material IT Assets used or held for use in the operation of the business of the Company and its Subsidiaries as currently conducted.

        "Company Material Adverse Effect" means (i) a material adverse effect on the financial condition, business, assets, liabilities or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) any Circumstance that would prevent or materially impair the ability of the Company and its Subsidiaries to consummate the Merger and the other transactions contemplated by this Agreement, in each case, excluding any effect resulting from any Circumstance resulting from or arising out of (A) changes in GAAP or any other accounting requirements applicable to any industry in which the Company or any of its Subsidiaries operates, (B) changes in the financial, securities, debt or financing markets generally, or general economic or political conditions in the United States or any other country or region in which the Company or any of its Subsidiaries does business, including any significant shutdown of the U.S. federal government, (C) changes in Applicable Law or interpretations thereof, (D) acts or declarations of war or other armed hostilities, sabotage, terrorism (including cyber-terrorism or cyber-attacks) or natural disasters or weather-related events or conditions, (E) the execution and delivery of this Agreement or the announcement or consummation of the transactions contemplated by this Agreement or the identity of, or any facts or circumstances relating to, Parent, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, customers, suppliers or other Third Parties or any litigation, action, suit, proceeding or investigation involving or with respect to this Agreement or any of the transactions contemplated by this Agreement, (F) any failure, in and of itself, by the Company or any of its Subsidiaries to meet any internal or published estimates, budgets, projections, forecasts or predictions of financial performance for any period (it being understood that the underlying cause of such failure (if not otherwise falling within one of the other exceptions provided in this definition) may be taken into account in determining whether or not there has been a Company Material Adverse Effect), including as a result of any failure of the Company or any of its Subsidiaries to realize the anticipated benefits of any product launch, initiative or roll-out or other initiative, (G) any action taken (or omitted to be taken) at the written request, or with the prior written consent, of Parent or Merger Subsidiary, (H) the price and/or trading volume of the Company Stock on the NYSE or any other market in which such securities are quoted for purchase and sale, (I) any action taken by Parent, the Company or any of their respective Subsidiaries or Affiliates that is required or expressly contemplated pursuant to this Agreement (including pursuant to Section 8.01), including any actions required under this Agreement to obtain any approval or authorization under antitrust, competition, trade regulation, or other Applicable Laws for the consummation of the Merger, (J) any litigation, action, suit, proceeding or investigation made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) that assert allegations of a breach of fiduciary duty relating to this

Agreement, violations of securities laws in connection with the Proxy Statement or otherwise arising out of any of the transactions contemplated by this Agreement or (K) any strikes, lockouts, work stoppages or slowdowns, pickets, boycotts, unfair labor practice charges, labor disputes, or grievances involving any Company Employee subject to a collective bargaining agreement; provided that any Circumstance referred to in clauses (A), (B), (C) or (D) may be taken into account in determining whether or not there has been, or is reasonably expected to be, a Company Material Adverse Effect only if such Circumstance has a materially disproportionate adverse effect (and solely to the extent of such materially disproportionate adverse effect) on the Company and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and its Subsidiaries operate.

        "Company Software" means all material Software owned by the Company or its Subsidiaries and other material Software that is licensed for use in the operation of the business of the Company or its Subsidiaries as currently conducted.

        "Company Stock" means the common stock, $0.01 par value, of the Company.

        "Company Websites" means all material Internet or intranet websites owned and/or operated by or for the Company or any Subsidiary in the operation of the business of the Company and its Subsidiaries as currently conducted.

        "Company 10-K" means the Company's annual report on Form 10-K for the fiscal year ended August 31, 2014.

        "Compliant" means, as of any time of determination, with respect to the Required Financial Information, that such Required Financial Information, taken as a whole, at such time does not contain any untrue statement of a material fact regarding the Company or any of its Subsidiaries or omit to state any material fact regarding the Company or any of its Subsidiaries required to be stated therein or necessary in order to make the Required Financial Information, in light of the circumstances under which the statements contained in the Required Financial Information are made, not materially misleading.

        "Confidentiality Agreement" means the confidentiality agreement, dated March 19, 2014, between the Company and New Mountain Capital, LLC, as amended February 27, 2015.

        "Contract" means any agreement, contract, arrangement or understanding to which a party is bound or to which its assets or properties are subject, whether oral or written, and any amendments, supplements and modifications thereto.

        "Control" means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

        "Debt Financing Documents" means the definitive credit documentation required to be executed and delivered as a condition to the consummation of the Financing to be provided pursuant to the Debt Commitment Letter, including: all (i) credit agreements, loan documents, purchase agreements, underwriting agreements, indentures, debentures, notes, intercreditor agreements and security documents pursuant to which the Financing will be governed or otherwise contemplated by the Debt Commitment Letter, (ii) officer, secretary, solvency and perfection certificates, legal opinions, corporate organizational documents, good standing certificates, Lien searches, and resolutions contemplated by the Debt Commitment Letter, (iii) documentation and other information required by bank regulatory authorities under applicable "know-your-customer" and anti-money laundering rules and regulations and (iv) agreements, documents or certificates that facilitate the creation of Liens securing the Financing (including original copies of all certificated securities (with transfer powers executed in blank), control agreements, surveys, title insurance, landlord consents and access letters) as required by the Debt Commitment Letter.

        "Delaware Law" means the General Corporation Law of the State of Delaware.

        "Environmental Laws" means any foreign, federal, state or local statutes, laws (including international conventions, protocols and treaties), common law, regulations or rules, ordinances, legally binding guidance documents, and any applicable judicial and administrative decisions, orders and decrees relating to the protection of the environment, pollution, contamination, health and safety or Hazardous Substances.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" of any entity means any other entity that, together with the first entity, would be treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

        "ESPP" means the Zep Inc. Employee Stock Purchase Plan, effective as of October 31, 2007.

        "Facilities" means all real property owned, leased or operated by the Company or any of its Subsidiaries and any buildings, facilities, or structures located on, in, under, or above such real property.

        "Financing" means the Debt Financing and the Equity Financing.

        "Financing Sources" means the Lenders and their Affiliates, and their respective partners, stockholders, members, directors, officers, employees, advisors, agents and representatives of the foregoing and their successors and assigns.

        "GAAP" means generally accepted accounting principles in the United States.

        "Governmental Authority" means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

        "Government Official" means any foreign or domestic government official or employee, including officials or employees of state-owned or controlled enterprises and institutions, officials or employees of any foreign or domestic political parties or political campaigns, or any other person acting on behalf of the foregoing.

        "Hazardous Substance" means (i) any substance that is listed, classified or regulated under any Environmental Laws; (ii) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, radioactive material or radon; or (iii) any other substance that is the subject of regulatory action, or that could give rise to liability, under any Environmental Laws.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

        "Intellectual Property" means trademarks, service marks, trade names, trade dress, domain names, mask works, inventions, patents, utility models, proprietary designs, copyrights, rights of privacy and publicity, confidential and proprietary information, including trade secrets and know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary rights.

        "Intervening Event" means any Circumstance that was not known to the Board of Directors of the Company on the date hereof (or, if known, the consequences of which were not reasonably foreseeable to the Board of Directors of the Company as of the date hereof), which Circumstance (or the consequences thereof) becomes known to the Board of Directors of the Company before receipt of the Company Stockholder Approval.

        "IT Assets" means Software, computer systems, servers, computers, computer hardware, firmware, middleware, networks, data communications lines, routers, hubs, switches and other information technology equipment, in each case, primarily used for storing, retrieving and transmitting information in electronic form, and all associated documentation.

        "Investor" means New Mountain Partners IV, L.P.

        "knowledge" means (i) with respect to the Company, the actual knowledge of the individuals listed on Section 1.01(a) of the Company Disclosure Letter and (ii) with respect to Parent, the actual knowledge of the individuals listed on Section 1.01(a) of the Parent Disclosure Letter.

        "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other similar adverse claim in respect of such property or asset.

        "Marietta Fire" means the fire at the Company's aerosol plant located in Marietta, Georgia occurring on or about May 23, 2014.

        "Marketing Period" means the first period of fifteen consecutive Business Days after the date of this Agreement commencing on the first Business Day after Parent shall have received the Required Financial Information that is Compliant; provided that such period (a) shall exclude July 3, 2015 and (b) shall end on or prior to August 21, 2015, or begin on or after September 8, 2015.

        "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

        "1933 Act" means the Securities Act of 1933.

        "1934 Act" means the Securities Exchange Act of 1934.

        "NYSE" means the New York Stock Exchange.

        "Order" means any order, writ, injunction, judgment or decree of any Governmental Authority.

        "Parent Disclosure Letter" means the disclosure letter, dated the date hereof, regarding this Agreement that has been provided by Parent to the Company.

        "Parent Material Adverse Effect" means any effect or Circumstance that would reasonably be expected to prevent or materially impair the ability of Parent or Merger Subsidiary to consummate the Merger or any of the other transactions contemplated hereby.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Permitted Lien" means (i) any Lien for Taxes or other governmental charges or assessments not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statement in accordance with GAAP, (ii) mechanics', materialmen's, carriers', workers', landlords', repairmen's, warehousemen's, construction and other similar Liens arising or incurred in the ordinary course of business and with respect to liabilities that are not yet due and payable or, if due, are not delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the applicable financial statements in accordance with GAAP, (iii) Liens imposed or promulgated by Applicable law or any Governmental Authority with respect to real property, including zoning, building or similar restrictions, excluding any Liens created by or on account of the violation of any of the foregoing, (iv) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, (v) utility and other easements, minor encroachments, imperfections in title, charges, rights of way (whether recorded or unrecorded), restrictions, declarations, covenants, conditions, defects and other Liens that do not individually or in the aggregate materially interfere with the present occupancy or use of the respective Properties or otherwise materially impair the business operations of the Company and its Subsidiaries, taken as a whole, (vi) matters disclosed by any existing title insurance policies or title reports, when copies of the same have been made available to Parent, (vii) non-exclusive licenses granted by the Company or any of its Subsidiaries in the ordinary course of business for Intellectual Property owned by the Company or any of its Subsidiaries, or (viii) any item listed on Section 1.01(b) of the Company Disclosure Letter.

        "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

        "Previously Disclosed" means disclosed by the Company (i) in the Company Disclosure Letter, or (ii) at least three Business Days prior to the execution of this Agreement in the publicly available Company SEC Documents (other than disclosures in the "Risk Factors" or "Forward Looking Statements" sections of such reports or any other disclosures in such reports to the extent they are similarly predictive or forward-looking in nature).

        "Release" means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposal, dumping, dispersing, leaching or migrating in, into, onto or through the environment.

        "Related Party" means, with respect to any Person, such Person's Affiliates, directors, officers or managers.

        "Required Financial Information" means (i) all financial and other information required by clauses (a) and (b) of paragraph 7 of Exhibit C to the Debt Commitment Letter, and (ii) all financial information relating to the Company and its Subsidiaries necessary to permit Parent to prepare the information described in clause (c) of paragraph 7 of Exhibit C to the Debt Commitment Letter.

        "Rights" has the meaning set forth in the Rights Plan.

        "SEC" means the Securities and Exchange Commission.

        "Software" means (a) computer programs, applications, systems and code, including source code and object code, (b) data and databases, (c) development and design tools, library functions and compilers, and (d) graphical user interfaces and the contents and audiovisual displays of websites, together with documentation related thereto.

        "Subsidiary" means, with respect to any Person, any entity of which (i) securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) more than 50% of the securities or other ownership interests, are at any time directly or indirectly owned by such Person.

        "Superior Proposal" means a bona fide written Acquisition Proposal for at least a majority of the outstanding shares of Company Stock or more than 50% of the consolidated assets of the Company and its Subsidiaries (or assets of the Company and its Subsidiaries representing more than 50% of the consolidated net revenues or consolidated net income of the Company and its Subsidiaries) that the Board of Directors of the Company determines in good faith, after considering the advice of its outside legal counsel and a financial advisor of nationally recognized reputation and taking into consideration (i) all legal, financial, regulatory and other aspects of such Acquisition Proposal (including conditions to closing, financing, regulatory approvals, likelihood and timing of consummation, and the identity of the Person making such Acquisition Proposal), and (ii) the terms of this Agreement including any revisions to this Agreement made or proposed in writing by Parent pursuant to Section 6.04(d) prior to the time of determination, is more favorable to the Company's stockholders (solely in their capacity as such) than the transactions provided hereunder.

        "Tax" means (i) any tax, assessment, levy, duty, fee or charge of any kind whatsoever (including, but not limited to, withholding, abandoned or unclaimed property (escheat), income, alternative, minimum, add-on minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, intangibles, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including taxes under Section 59A of the Code), natural resources, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, estimated or other similar tax, assessment, duty, levy or fee), together with any and all interest, penalty, addition to tax or additional amount, in each case, imposed by any Governmental Authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, successor or by operation of law and (ii) in the case of any Person, liability for the payment of any amount of the type described in clause (i) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group, or by Contract (including by being a party to any Tax Sharing Agreement).

        "Tax Return" means any report, return, form, claim for refund, document, declaration or other information or filing supplied or required to be supplied to any Taxing Authority or any other Person relating to any Tax, including any amendments thereof, any schedule or attachment thereto, information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

        "Tax Sharing Agreements" means all prior and existing agreements or arrangements (whether or not written) legally binding on a Person that provide for the payment, allocation, apportionment, sharing, assignment, guarantee of or indemnification for any Tax liability or benefit, or the transfer or assignment of income, revenues, receipts, or gains for the purpose of determining any Person's Tax liability.

        "Third Party" means any Person, including as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

        (b)   Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Acquisition Proposal Documentation	6.04(b)
Adverse Recommendation Change	6.04(d)
Agreement	Preamble
Antitrust Division	8.01(b)
Approvals	8.01(a)
Bankruptcy and Equity Exception	4.02(a)
Certificates	2.03
Closing	2.01
Closing Date	2.01
Company	Preamble
Company Board Recommendation	4.02(a)
Company Performance Shares	2.05(d)
Company Performance Stock Unit Award	2.05(e)
Company Restricted Shares	2.05(b)
Company Restricted Stock Unit Award	2.05(c)
Company SEC Documents	4.07(a)
Company Securities	4.05(b)
Company Share Units	2.05(f)
Company Stock Option	2.05(a)
Company Stockholder Approval	4.02(a)
Company Stockholder Meeting	6.02

Term	Section
Company Subsidiary Securities	4.06(b)
Contingent Worker	4.18(c)
Continuing Employee	7.05(a)
D&O Insurance	7.04(c)
Debt Commitment Letter	5.07
Debt Financing	5.07(b)
Debt Financing Letter	5.07
Deferred Stock Units	2.05(g)
Director Plan	2.05(g)
Effective Time	2.01
e-mail	11.01
End Date	10.01(b)(i)
Environmental Permits	4.19(b)
Equity Commitment Letter	5.07(b)
Equity Financing	5.07(b)
Exchange Agent	2.03
Excluded Party	6.04(b)
FTC	8.01(b)
Go-Shop Termination Fee	11.04(b)(i)
Indemnified Person	7.04(a)
Insurance Policy	4.21(a)
Lease	4.14(b)
Leased Real Property	4.14(b)
Lenders	5.07(b)
Limited Guaranty	5.13
Material Contract	4.20(a)
Merger	2.01
Merger Consideration	2.02
Merger Subsidiary	Preamble
Negotiation Period	6.04(d)
No-Shop Period Start Date	6.04(a)
Omnibus Plan	2.05(a)
Owned Real Property	4.14(c)
Parent	Preamble
Parent Liability Termination	11.04
Parent Plans	7.05(b)
Parent Termination Fee	11.04(b)(ii)
Parent Written Consent	5.02
Parties	Preamble
Party	Preamble
Preferred Shares	4.05(a)
Proceeding	7.04(a)
Process Agent	11.08
Properties	4.14(d)
Proxy Statement	8.02(a)
Recoverable Amounts	11.04(f)
Representatives	6.04(a)
Rights Plan	Recitals
Solvent	5.08
Substitute Financing	8.03(b)

Term	Section
Supplemental Plan	2.05(f)
Surviving Corporation	2.01
Takeover Statutes	4.25
Termination Fee	11.04(b)(i)
Top Customers	4.22(a)(i)
Top Suppliers	4.22(a)(ii)
Uncertificated Shares	2.03
WARN Act	4.18(d)

        Section 1.02.    Other Definitional and Interpretative Provisions.     The words "hereof", "herein" and "hereunder" and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits, and Schedules are to Articles, Sections, Exhibits, and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words (i) "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation", whether or not they are in fact followed by those words or words of like import and (ii) "in the ordinary course of business" are used in this Agreement, they shall be deemed to be followed by the words "consistent with past practice", whether or not they are in fact followed by those words or words of like import.. "Writing", "written" and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time on or prior to the Effective Time and to any rules or regulations promulgated thereunder on or prior to the Effective Time. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to "law", "laws" or to a particular statute or law shall be deemed also to include any Applicable Law.

ARTICLE 2

THE MERGER

        Section 2.01.    The Merger.

        (a)   At the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with Delaware Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

        (b)   Subject to the provisions of Article 9, the closing of the Merger (the "Closing") shall take place in Atlanta, Georgia at the offices of King & Spalding LLP, 1180 Peachtree Street NE, Atlanta, Georgia 30309, as soon as possible after, but in any event no later than two Business Days after, the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing) have been satisfied or, to the extent permissible, waived by the Party or Parties entitled to the benefit of such conditions, or at such other place, at such other time or on such other date as Parent and the Company may mutually agree in writing. Notwithstanding the immediately preceding sentence, if the Marketing Period has not ended at the time of the satisfaction or waiver of the conditions set forth in Article 9 (other than those conditions that by their nature cannot be satisfied until the Closing, but subject to the satisfaction or, to the extent permissible, waiver of those conditions at the Closing), then the Closing shall occur instead on the date following the satisfaction or waiver of such conditions that is the earliest to occur of (a) any Business Day before or during the Marketing Period as may be specified by Parent on no less than three Business Days' prior notice to the Company and (b) the second Business Day after the final day of the Marketing Period, or on such other date as is mutually agreed in writing by Parent and the Company. The date upon which the Closing occurs is referred to herein as the "Closing Date".

        (c)   At the Closing, the Company and Merger Subsidiary shall file a certificate of merger with the Delaware Secretary of State and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the certificate of merger is duly filed with the Delaware Secretary of State (or at such later time as may be specified in the certificate of merger).

        (d)   From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Subsidiary, all as provided under Delaware Law.

        Section 2.02.    Conversion of Shares.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, the Company or the holders of any shares of Company Stock or any shares of capital stock of Parent or Merger Subsidiary:

        (a)   Except as otherwise provided in Section 2.02(b) or Section 2.04, each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $20.05 in cash, without interest (such per share amount, the "Merger Consideration"). As of the Effective Time, all such shares of Company Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.03, without interest.

        (b)   Each share of Company Stock held by the Company or owned by Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

        (c)   Each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

        Section 2.03.    Surrender and Payment.

        (a)   Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging for the Merger Consideration (i) certificates representing shares of Company Stock (the "Certificates") or (ii) uncertificated shares of Company Stock (the "Uncertificated Shares"). At or prior to the Effective Time, Parent shall make available to the Exchange Agent the Merger Consideration to be paid in respect of the Certificates and the Uncertificated Shares. Such funds may be invested by the Exchange Agent as directed by Parent; provided that (i) no such investment or losses thereon shall affect the Merger Consideration payable hereunder, and, following any losses, Parent shall promptly provide additional funds to the Exchange Agent for the benefit of the stockholders of the Company in the amount of any such losses and (ii) such investments shall only be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively. Any interest or income produced by such investments will be payable to the Surviving Corporation or

Parent, as Parent directs. Promptly after the Effective Time (but not later than three Business Days thereafter), Parent shall send, or shall cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Uncertificated Shares to the Exchange Agent) for use in such exchange.

        (b)   Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon (i) surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, in the case of Certificated Shares and/or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of a book-entry transfer of Uncertificated Shares, the Merger Consideration in respect of each share of Company Stock represented by a Certificate or Uncertificated Share; provided that until so surrendered or transferred, as the case may be, each such Certificate or Uncertificated Share shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

        (c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Uncertificated Share is registered, it shall be a condition to such payment that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Uncertificated Share shall be properly transferred and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Certificate or Uncertificated Share or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

        (d)   The Merger Consideration paid in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Stock (other than in respect of any dividends that have been declared and remained unpaid as of the Closing). After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates or Uncertificated Shares are presented to the Surviving Corporation or the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article 2.

        (e)   Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Stock for the Merger Consideration in accordance with this Section 2.03 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amounts paid to a Governmental Authority pursuant to applicable abandoned property, escheat or similar laws.

        Section 2.04.    Dissenting Shares.     Notwithstanding Section 2.02, shares of Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing with respect to such shares and who has demanded appraisal for such shares in accordance with Delaware Law shall not be converted into the right to receive the Merger Consideration, unless and until such holder fails to perfect or effectively withdraws or otherwise loses the right to appraisal with respect to such shares. If, after the Effective Time, such holder fails to perfect or effectively withdraws or otherwise loses the right to appraisal with respect to such shares, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration, without interest thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Stock, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent or as required by Applicable Law, the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.

        Section 2.05.    Company Equity-Based Awards.

        (a)   At the Effective Time, each option to purchase shares of Company Stock that is then-outstanding under the Company's Amended and Restated 2010 Omnibus Incentive Plan (the "Omnibus Plan") (each, a "Company Stock Option"), whether or not vested or exercisable, shall be canceled, automatically and without any action on behalf of the holder thereof, and the Company shall pay each holder of such Company Stock Option for each such Company Stock Option an amount in cash, determined by multiplying (i) the excess, if any, of the Merger Consideration over the exercise price per share of Company Stock subject to such Company Stock Option by (ii) the number of shares of Company Stock subject to such Company Stock Option (assuming full vesting of the Company Stock Option). For the avoidance of doubt, each Company Stock Option for which the exercise price per share of Common Stock subject to such Company Stock Option equals or exceeds the Merger Consideration will be cancelled without consideration.

        (b)   At the Effective Time, each award of restricted stock (as defined in the Omnibus Plan) that is then outstanding under the Omnibus Plan (each, an award of "Company Restricted Shares"), whether or not vested, shall be canceled, automatically and without any action on behalf of the holder or beneficiaries thereof, and the Company shall pay the holder of any such award of Company Restricted Shares an amount in cash equal to (i) the product of the Merger Consideration and the number of shares of Company Stock subject to such award of Company Restricted Shares plus (ii) all dividends, if any, accrued but unpaid as of the Effective Time with respect to such award of Company Restricted Shares regardless of any prior election the holder of any such award of Company Restricted Shares may have made with respect to the payment of such accrued but unpaid dividends.

        (c)   At the Effective Time, each award of restricted stock units (as defined in the Omnibus Plan) that is then outstanding under the Omnibus Plan (each, a "Company Restricted Stock Unit Award"), whether or not vested, shall be canceled, automatically and without any action on behalf of the holder or beneficiaries thereof, and the Company shall pay the holder of any such Company Restricted Stock Unit Award an amount in cash equal to (i) the product of the Merger Consideration and the number of shares of Company Stock underlying such Company Restricted Stock Unit Award plus (ii) all dividend equivalents, if any, accrued but unpaid as of the Effective Time with respect to the number of shares of Company Stock underlying such Company Restricted Stock Unit Award regardless of any prior election the holder of any such Company Restricted Stock Unit Award may have made with respect to the payment of such accrued but unpaid dividend equivalents.

        (d)   At the Effective Time, each award of performance stock (as defined in the Omnibus Plan) that is then outstanding under the Omnibus Plan (each, an award of "Company Performance Shares"), whether or not vested, and whether or not performance criteria have been achieved, shall be canceled, automatically and without any action on behalf of the holder or beneficiaries thereof, and the Company shall pay an amount in cash equal to (i) the product of the Merger Consideration and the number of shares of Company Stock that would have been earned at the target level under the terms of the award agreement for such award of Company Performance Shares plus (ii) all dividends, if any, accrued but unpaid as of the Effective Time with respect to the shares of Company Stock that would have been earned at the target level under the terms of the award agreement for such Company Performance Shares regardless of any prior election the holder of any such award of Company Performance Shares may have made with respect to the payment of such accrued but unpaid dividends.

        (e)   At the Effective Time, each award of performance stock units (as defined in the Omnibus Plan) that is then outstanding under the Omnibus Plan (each, a "Company Performance Stock Unit Award") shall be canceled, automatically and without any action on behalf of the holder or beneficiaries thereof, and the Company shall pay an amount in cash equal to (i) the product of the Merger Consideration and the number of shares of Company Stock that would have been earned at the target level under the terms of the award agreement for such Company Performance Stock Unit Award plus (ii) all dividend equivalents, if any, accrued but unpaid as of the Effective Time with respect to the shares of Company Stock that would have been earned at the target level under the terms of the award agreement for such Company Performance Stock Unit Award regardless of any prior election the holder of any such Company Performance Stock Unit Award may have made with respect to the payment of such accrued but unpaid dividend equivalents.

        (f)    Pursuant to the terms of the Company's Amended and Restated Supplemental Deferred Savings Plan (the "Supplemental Plan"), the Supplemental Plan shall not be terminated or amended to reduce, suspend or eliminate any benefits or participation (or right to participate) provided under the Supplemental Plan for a period of two years following the Effective Time. At the Effective Time, each amount credited to an account (as defined in the Supplemental Plan) under the Supplemental Plan in shares, or deemed shares, of Company Stock ("Company Share Units") shall instead be credited to such account as an amount of cash equal to the product of the Merger Consideration and the number of such shares, or deemed shares, of Company Stock, and such amount shall be deemed to have been invested in the "Cash Fund" (as defined in the Supplemental Plan) as of the Effective Time.

        (g)   Pursuant to the terms of the Company's Amended and Restated Nonemployee Director Deferred Compensation Plan (the "Director Plan"), the Company shall, at the Effective Time, make a cash payment to each holder of an "Account" (as defined in the Director Plan) under the Director Plan equal to (i) the product of the Merger Consideration and the number of deferred stock units ("Deferred Stock Units") credited to such Account plus (ii) the amount, if any, credited to such Account that is deemed to be invested in the bookkeeping account established under the Director Plan.

        (h)   Prior to the Effective Time, the Company shall take all actions that are necessary and appropriate, including, without limitation, obtaining any consents, making any amendments to the terms of any outstanding awards under the Omnibus Plan, or terminating one or more Company Employee Plans, in order to terminate the Omnibus Plan effective as of the Effective Time and to give effect to the transactions contemplated by this Section 2.05 automatically as of the Effective Time without any further action. All payments under this Section 2.05 shall be made at or as soon as practicable after the Effective Time, but in all events within ten days following the Closing Date, pursuant to the Company's ordinary payroll practices, but in all events in accordance with the terms and conditions of the applicable Company Employee Plan, and shall be subject to any applicable withholding.

        Section 2.06.    Adjustments.     If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, or any stock dividend thereon with a record date during such period or any similar event, but excluding any change that results from any exercise of options to purchase shares of Company Stock granted under the Company's stock option or compensation plans or arrangements, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

        Section 2.07.    Withholding Rights.     Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, the Company, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of Tax law. If the Exchange Agent, the Company, the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock, Company Stock Options, Company Restricted Shares, Company Performance Shares, Company Restricted Stock Unit Awards, Company Performance Stock Unit Awards, Company Share Units or Deferred Stock Units, as the case may be, in respect of which the Exchange Agent, the Company, the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

        Section 2.08.    Lost Certificates.     If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Exchange Agent, the posting by such Person of a bond, in such customary and reasonable amount as the Surviving Corporation or the Exchange Agent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall pay, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article 2.

ARTICLE 3

THE SURVIVING CORPORATION

        Section 3.01.    Certificate of Incorporation.     At the Effective Time and by virtue of the Merger, the certificate of incorporation of the Company shall be amended to be identical to the certificate of incorporation of Merger Subsidiary in effect immediately prior to the Effective Time, except (a) for Article I, which shall read "The name of the corporation is Zep Inc.", (b) that the provisions of the certificate of incorporation of Merger Subsidiary relating to the incorporator of Merger Subsidiary shall be omitted and (c) as otherwise required by Section 7.04, and, as so amended, shall be the amended and restated certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with Delaware Law. Nothing in this Section 3.01 shall affect in any way the indemnification or other obligations provided for in Section 7.04.

        Section 3.02.    Bylaws.     The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with Applicable Law. Nothing in this Section 3.02 shall affect in any way the indemnification or other obligations provided for in Section 7.04.

        Section 3.03.    Directors and Officers.     From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Subject to Section 11.05, except as Previously Disclosed (it being agreed that any matter disclosed in the Company SEC Documents shall be deemed to qualify the Company's representations and warranties hereunder only to the extent that it is reasonably apparent from such disclosure that such disclosure is applicable to any particular section of this Article 4), the Company represents and warrants to Parent that:

        Section 4.01.    Corporate Existence and Power.     The Company is a corporation incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all corporate power and authority required to own, operate, lease and encumber its properties and carry on its business as now conducted, except for any failure to have such corporate power or authority which has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified and licensed to own, operate, lease and encumber its properties and do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.02.    Corporate Authorization.

        (a)   The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate power and authority and, assuming the accuracy and completeness of the representation and warranty in Section 5.10, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. Assuming the accuracy and completeness of the representation and warranty in Section 5.10, the affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger (the "Company Stockholder Approval"). Assuming the accuracy and completeness of the representation and warranty in Section 5.10, subject to the receipt of the Company Stockholder Approval, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Applicable Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

        (b)   The Company's Board of Directors has unanimously (i) determined that this Agreement and the transactions contemplated hereby are in the best interests of the Company's stockholders, (ii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby and (iii) resolved as of the date hereof to recommend approval and adoption of this Agreement by its stockholders (such recommendation, the "Company Board Recommendation").

        Section 4.03.    Governmental Authorization.     The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action, consent, license, approval, or authorization of, or filing by the Company with, any Governmental Authority other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (b) compliance with any applicable requirements of the HSR Act and of laws analogous to the HSR Act existing in foreign jurisdictions, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act, any other applicable state or federal securities laws and the rules and regulations of NYSE, and (d) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.04.    Non-contravention.     The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Company or any of its Subsidiaries, (b) assuming compliance with the matters referred to in Section 4.03, and the accuracy and completeness of the representation and warranty in Section 5.10, contravene, conflict with or result in a violation or breach of any Applicable Law, (c) assuming compliance with the matters referred to in Section 4.03, require any consent by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change or forfeiture of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any Contract or other instrument binding upon the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien (other than a Permitted Lien) on any asset of the Company or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.05.    Capitalization.

        (a)   The authorized capital stock of the Company consists of (i) 500,000,000 shares of Company Stock and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Shares"). As of April 6, 2015, there were outstanding: (i) 22,697,890 shares of Company Stock (excluding Company Restricted Shares and Company Performance Shares), (ii) no Preferred Shares, (iii) Company Stock Options to purchase an aggregate of 1,486,985 shares of Company Stock, (iv) 424,254 Company Restricted Shares, (v) 103,880 Company Performance Shares, (vi) 11,428 Company Restricted Stock Unit Awards, and (vii) 258,026 Company Performance Stock Unit Awards. In addition, as of April 6, 2015 there are 148,317.1215 Company Share Units and 102,941.6423 Deferred Stock Units. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to any grant of Company Stock Options, Company Restricted Shares, Company Performance Shares, Company Restricted Stock Unit Awards or Company Performance Stock Unit Awards will be, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

        (b)   Except as set forth in Section 4.05(a) of this Agreement and except for (x) changes since April 6, 2015 resulting from the exercise or settlement of Company Stock Options, Company Restricted Shares, Company Performance Shares, Company Restricted Stock Unit Awards, Company Performance Stock Unit Awards, Company Share Units or Deferred Stock Units outstanding on such date and (y) the Rights Plan and 5,000,000 shares of Participating Preferred Stock of the Company reserved for issuance under the Rights Plan, there are no issued, reserved for issuance or outstanding: (A) shares of capital stock or other voting securities or ownership interests in the Company, (B) securities of the Company convertible into, exchangeable for, or valued by reference to shares of capital stock or other voting securities of or ownership interests in the Company, (C) warrants, calls, options or other rights to acquire from the Company, or other obligation of the Company to issue or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (D) restricted shares, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights, in each case issued by the Company, that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of the Company (the items in clauses (A) through (D) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. None of the Company or any Subsidiary of the Company is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, stockholders agreement or other Contract, with respect to the purchase, sale or voting of any Company Securities or any securities convertible into, or exchangeable or exercisable for, any Company Securities.

        (c)   None of the Company Securities are owned by any Subsidiary of the Company.

        Section 4.06.    Subsidiaries.

        (a)   Each Subsidiary of the Company has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, and has all organizational power and authority required to own, operate, lease and encumber its properties and carry on its business as now conducted, except for any failure to be so organized, existing and in good standing as, and to have power and authority as, the absence of which, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each such Subsidiary is duly qualified and licensed to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified, licensed or in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All Subsidiaries of the Company and their respective jurisdictions of organization are set forth in Section 4.06(a) of the Company Disclosure Letter.

        (b)   All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company are owned by the Company, directly or indirectly, free and clear of any material Lien. There are no issued, reserved for issuance or outstanding (i) securities of the Company or any of its Subsidiaries convertible into, or exchangeable for, shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (ii) warrants, calls, options or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into, or exchangeable for, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, "phantom" stock or similar securities or rights, in each case issued by the Company or any Subsidiary, that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company (the items in clauses (i) through (iii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities. None of the Company's Subsidiaries is a party to and there is not, and immediately after the Closing there will not be, any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, stockholders agreement or other Contract, whether or not a Subsidiary of the Company is a party thereto, with respect to the purchase, sale or voting of any Company Subsidiary Securities or any securities convertible into, or exchangeable or exercisable for, any Company Subsidiary Securities.

        Section 4.07.    SEC Filings.

        (a)   The Company has filed with or furnished to the SEC all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed or furnished by the Company since January 1, 2013 (collectively, together with any exhibits and schedules thereto and other information incorporated therein, the "Company SEC Documents").

        (b)   As of its filing date (and as of the date of any amendment), each Company SEC Document complied, and each Company SEC Document filed subsequent to the date hereof will comply, as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

        (c)   As of their respective filing dates (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), except as may have been corrected by any subsequent filing prior to the date hereof, the Company SEC Documents filed pursuant to the 1934 Act did not, and the Company SEC Documents filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

        (d)   Except as may have been corrected by any subsequent filing prior to the date hereof, each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        (e)   The Company maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the 1934 Act. Such disclosure controls and procedures are, in all material respects, designed with the objective of providing reasonable assurance that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. The Company maintains internal control over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the 1934 Act). Such internal control over financial reporting is, in all material respects, designed with the objective of providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

        (f)    As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Company SEC Documents. To the Company's knowledge, none of the Company SEC Documents are the subject of an ongoing SEC review or investigation.

        (g)   To the Company's knowledge, since January 1, 2012, no director or executive officer of the Company or any of its Subsidiaries has received from any former or current auditor (internal or external), accountant, consultant or representative of the Company or any of its Subsidiaries or any Governmental Authority written notice of any substantive complaint, allegation, assertion or claim, whether written or oral, that the Company or any of its Subsidiaries has engaged in material improper accounting practices. No current or former attorney representing the Company or any of its Subsidiaries has reported evidence of a material violation of securities Laws or any breach of fiduciary duty by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents, to the Board of Directors of the Company or any committee thereof or to any current director or executive officer of the Company.

        Section 4.08.    Financial Statements.     The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company SEC Documents fairly present, in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments and the absence of footnotes in the case of any unaudited interim financial statements).

        Section 4.09.    Disclosure Documents.     The Proxy Statement will, when definitively filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Proxy Statement and any amendments or supplements thereto are first mailed to the stockholders of the Company and at the time of the Company Stockholder Approval, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by Parent, Merger Subsidiary or any of their respective Representatives for use or incorporation by reference therein.

        Section 4.10.    Absence of Certain Changes.     From the Company Balance Sheet Date until the date hereof, (a) the business of the Company and its Subsidiaries has been conducted in the ordinary course in all material respects, (b) there has not been any Circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect and (c) neither the Company nor its Subsidiaries has taken any action that, if taken after the date of this Agreement without Parent's consent, would constitute a breach of any of the covenants set forth in Section 6.01(a) through Section 6.01(g), Section 6.01(j), Section 6.01(l), Section 6.01(m), Section 6.01(o) and Section 6.01(p) .

        Section 4.11.    No Undisclosed Material Liabilities.     There are no liabilities of any nature, whether accrued, absolute, contingent or otherwise, known or unknown of the Company or any of its Subsidiaries, other than: (a) liabilities disclosed and provided for in the Company Balance Sheet or in the notes thereto, (b) liabilities incurred in the ordinary course of business since the Company Balance Sheet Date, (c) liabilities incurred in connection with the transactions contemplated hereby and

(d) liabilities that are not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.12.    Compliance with Laws.

        (a)   Since January 1, 2010, the Company and each of its Subsidiaries is and has been in compliance with Applicable Law, except for failures to comply or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company or any of its Subsidiaries, nor any officers or directors thereof, nor to the knowledge of the Company, any employees, agents, or other Person acting for or on behalf of the Company or any of its Subsidiaries (i) has been or is designated on, or is owned or controlled by any Person that has been or is designated on, any economic sanctions-related list of restricted Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, or any European Union member state, or (ii) is a national of, organized under the laws of, or resident in any country or territory which is itself the subject of any economic or financial sanctions by any Governmental Authority.

        (b)   None of the Company, its Subsidiaries, or any agent, or Representative acting on behalf of the Company or its Subsidiaries, has, since January 1, 2010, directly or indirectly (i) used any funds for unlawful political contributions, gifts or entertainment, or other unlawful payments, in each case, relating to political activity, or failed to disclose fully any such contributions in violation of Law, (ii) given, offered, promised, or authorized to give, any money or thing of value to any Government Official, for the purpose of improperly influencing an act or decision of the Government Official, or improperly inducing the Government Official to use his or her influence or position to affect any government act or decision relating in any way to the business of the Company or its Subsidiaries; or (iii) made any other unlawful payment or given, offered, promised, or authorized to give, any money or thing of value to anyone in violation of any applicable Anti-Corruption Laws. All books and records of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds or assets; and there have been no intentionally false or fictitious entries made in such books or records relating to any illegal payment or secret or unrecorded fund, and neither the Company nor its Subsidiaries has established or maintained a secret or unrecorded fund. The Company and its Subsidiaries maintain policies and procedures designed to reasonably detect and prevent violations of applicable Anti-Corruption Laws.

        (c)   This Section 4.12 does not relate to civil disputes relating to the infringement, misappropriation or other violation of Intellectual Property rights, Tax matters, Company Employee Plans and Company International Plans, labor and employment matters, or environmental matters, which are the subjects of Section 4.15, Section 4.16, Section 4.17, Section 4.18 and Section 4.19, respectively.

        Section 4.13.    Litigation.     Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) there is no Action pending against, or, to the knowledge of the Company, threatened in writing against, the Company or any of its Subsidiaries before or by (or, in the case of threatened Actions, that would be before or by) any Governmental Authority, and (b) neither the Company nor any of its Subsidiaries is subject to any Order.

        Section 4.14.    Properties.

        (a)   Except as would not be material to the Company and its Subsidiaries, taken as a whole, the assets and rights of the Company and its Subsidiaries are necessary and sufficient for the continued conduct of the business of the Company and its Subsidiaries after the Closing in the same manner as conducted prior to the Closing, are adequate for the uses to which each is presently being put in the business of the Company and its Subsidiaries and constitute all of the assets and rights used in the conduct the business of the Company and its Subsidiaries as currently conducted and consistent with past practice. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good title to, or valid leasehold interests in, all property and assets reflected on the Company Balance Sheet or acquired after the Company Balance Sheet Date, except as have been disposed of since the Company Balance Sheet Date in the ordinary course of business.

        (b)   Section 4.14(b) of the Company Disclosure Letter includes a true and complete list of all real property leases, subleases, or other occupancies used by the Company or its Subsidiaries or to which any of them is a party as lessee or lessor which involved payments during the most recent 12-month period in excess of $200,000 (the "Leases," and the properties leased thereunder, the "Leased Real Property"). No Person other than the Company has any material right to use, occupy or lease any of the Leased Real Property. Except as would not be material to the Company and its Subsidiaries, taken as a whole, the leasehold interests relating to the Leases are free and clear of all Liens other than Permitted Liens. None of the Company or its Subsidiaries have received any written notice from the other party to any Lease of any default under or the termination or proposed termination thereof, and neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party to a Lease, is in material violation of any provision of any Lease.

        (c)   Section 4.14(c) of the Company Disclosure Letter lists all real properties owned by the Company or its Subsidiaries (the "Owned Real Property"). Except as would not be material to the Company and its Subsidiaries, taken as a whole, the Company and its Subsidiaries, as applicable, have good, valid and insurable fee title to the Owned Real Property free and clear of any Liens other than Permitted Liens. None of the Owned Real Property is subject to any right or option of any other Person to purchase or lease an interest in such Owned Real Property. No Person other than the Company and its Subsidiaries, as applicable, has any material right to use, occupy or lease any of the Owned Real Property.

        (d)   There is no pending or, to the knowledge of the Company, threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any part of the Owned Real Property or Leased Real Property (collectively, the "Properties"), and neither the Company nor any of its Subsidiaries have received any written notice thereof.

        Section 4.15.    Intellectual Property.     Section 4.15 of the Company Disclosure Letter contains a true and correct list of registered Intellectual Property owned by the Company or any of its Subsidiaries that is used to conduct the operation of its business as presently conducted. The Company or one of its Subsidiaries is the sole owner of all right, title and interest in and to each item of registered Intellectual Property listed on Section 4.15 of the Company Disclosure Letter free and clear of all Liens other than Permitted Liens. With respect to Intellectual Property, (a) the registered Intellectual Property owned by the Company is subsisting, and to the knowledge of the Company, valid and enforceable, (b) the conduct of the business of the Company and its Subsidiaries as currently conducted and as conducted in the past one year from the date of this Agreement does not infringe in any material respect on the Intellectual Property rights of any Person (provided that this representation is made to the knowledge of the Company with respect to patents), (c) to the knowledge of the Company, no Person is infringing any Intellectual Property right owned by the Company or its Subsidiaries and has not done so in the past one year from the date of this Agreement, except as would not be material to the Company and its Subsidiaries, taken as a whole, (d) none of the material Intellectual Property owned by the Company or any of its Subsidiaries is subject to any outstanding judgment, injunction, order or decree restricting the use thereof by the Company or its Subsidiaries or any pending or, to the knowledge of the Company, threatened litigation in which any party is seeking the foregoing, (e) the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to protect and maintain the confidentiality of all material Intellectual Property the value of which to the Company and its Subsidiaries is contingent upon maintaining the confidentiality thereof and maintains, and has for the last two years from the date of this Agreement maintained a policy to obtain intellectual property assignments from employees and consultants that create material Intellectual Property within the scope of their employment for the Company or its Subsidiaries, (f) none of the material trade secrets of the Company or its Subsidiaries have been disclosed to or, to the Company's knowledge, accessed by any Person that is not bound by non-disclosure obligations with respect thereto. The material Company IT Assets owned or controlled by the Company or any of its Subsidiaries are in good working condition and are adequate for the operation of the Company's or any Subsidiary's business as currently conducted, except as would not be material to the Company and its Subsidiaries, taken as a whole. To the Company's knowledge and except as would not be material to the Company and its Subsidiaries, taken as a whole, since January 1, 2012, no Person has obtained unauthorized access to any Company IT Assets owned or controlled by the Company or any of its Subsidiaries and obtained in any material respect personally identifiable information relating to individuals or other information regulated by any data privacy or data security law. The representations and warranties set forth in Section 4.20 (Material Contracts) and Section 4.04 (Non-Contravention), in each case in respect of agreements covered by Section 4.20(a)(xi), and Section 4.12 (Compliance with Laws) and this Section 4.15 constitute the only representations and warranties in this Agreement with respect to Intellectual Property.

        Section 4.16.    Taxes.     Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

        (a)   (i) All U.S. federal income and state income and franchise Tax Returns, and all other Tax Returns required by Applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been filed when due (taking into account timely and valid extensions) in accordance with Applicable Law, and all such Tax Returns were true, complete and accurate in all respects, and (ii) each of the Company and its Subsidiaries has timely paid (or has had timely paid on its behalf) all Taxes shown as due and payable on such Tax Returns or otherwise due and payable, except for any such Taxes (x) contested in good faith and (y) for which adequate reserves have been established under GAAP.

        (b)   There is no claim, audit, action, suit or proceeding now pending or, to the Company's knowledge, threatened in writing, by any Taxing Authority against the Company or its Subsidiaries in respect of any Tax.

        (c)   During the two-year period ending on the date hereof, neither the Company nor any of its Subsidiaries was a "distributing corporation" or a "controlled corporation" in a transaction intended to be governed in whole or in part by Section 355 of the Code.

        (d)   No claim has been made in writing by any Taxing Authority in a jurisdiction where the Company and/or the Company's Subsidiaries do not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

        (e)   Neither the Company nor any of its Subsidiaries is a party to any Tax Sharing Agreement.

        (f)    Neither the Company nor its Subsidiaries have disposed of any property intended to qualify as a "like kind exchange" under Section 1031 of the Code or an involuntary conversion under Section 1033 of the Code for the prior two taxable periods prior to the Closing Date, which has not been replaced by "like kind" property or "similar" property under Section 1031 or 1033, respectively. Neither the Company nor any of its Subsidiaries is an "expatriated entity" or a "surrogate foreign corporation" within the meaning of Section 7874 of the Code.

        (g)   No deficiencies for Taxes of the Company or any of its Subsidiaries which currently are outstanding or unpaid have been asserted or assessed, or to the knowledge of the Company proposed or threatened in writing, by any Governmental Authority.

        (h)   As of the date of this Agreement, neither the Company nor any of its Subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any Governmental Authority, which extension has not yet expired.

        (i)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (iii) deferred intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) which deferred intercompany transaction occurred on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) prepaid amount received on or prior to the Closing Date, or (vi) election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign Tax law).

        (j)    Neither the Company nor any of its Subsidiaries has participated in any "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4, and neither the Company nor any of its Subsidiaries has requested or received any Tax ruling, transfer pricing agreement or similar agreement that would have continuing effect after the Closing Date.

        (k)   Neither the Company nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group for a taxable period for which the statute of limitations remains open, other than a group the common parent of which was the Company.

        (l)    There are no liens on any of the assets of the Company or any of its Subsidiaries in respect of Taxes, other than liens for Taxes not yet due and payable.

        (m)  The Company has not been a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) at any time within the past five (5) years.

        (n)   The representations and warranties set forth in Sections 4.08, 4.17, 4.18 and this Section 4.16 constitute the only representations and warranties in this Agreement with respect to Taxes.

        Section 4.17.    Employee Benefit Plans.

        (a)   Section 4.17(a) of the Company Disclosure Letter contains a correct and complete list identifying each material Company Employee Plan and Company International Plan. Complete copies of the following documents have been provided or made available to Parent with respect to each Company Employee Plan (i) each plan document (or, if not written, a written summary of its material terms) and all amendments thereto, (ii) all summary plan descriptions, (iii) the two most recent annual report on Form 5500, if applicable, and accompanying schedules, if any, (iv) the most recent determination or opinion letter from the Internal Revenue Service (if applicable) for such Company Employee Plan, (v) any material correspondence with, and all non-routine filings made with, any Governmental Authority and (vi) the most recent audited financial statements and actuarial or other valuation reports prepared with respect thereto.

        (b)   No Company Performance Stock Unit Award or Company Performance Share Award is subject to stock price performance criteria.

        (c)   Except to the extent that any breach of the following representations would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

            (i)  None of the Company, any of its Subsidiaries, or any of their ERISA Affiliates sponsors, maintains, contributes to, is required to contribute to, or has any liability (contingent or otherwise) with respect to any employee benefit plan that is covered by Title IV of ERISA or is subject to

  Section 412 of the Code or Section 302 of ERISA, including any Multiemployer Plan or plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA. No liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate of the Company that has not been satisfied in full (other than with respect to amounts not yet due).

           (ii)  None of the Company, any of its Subsidiaries, or any of their ERISA Affiliates has withdrawn in a complete or partial withdrawal from any Multiemployer Plan prior to the Closing Date, nor has any of them incurred any liability due to the termination or reorganization of a Multiemployer Plan. Parent will not, as a result of the transactions contemplated by this Agreement, have (A) any obligation to make any contribution to any Multiemployer Plan or (B) any withdrawal liability from any such Multiemployer Plan under Section 4201 of ERISA.

          (iii)  Each Company Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter or opinion letter should be revoked or not be reissued.

          (iv)  Each Company Employee Plan has been operated and maintained in compliance with its terms and with the requirements prescribed by all Applicable Law, including ERISA and the Code, which are applicable to such Company Employee Plan and all contributions or other amounts payable by the Company or its Subsidiaries as of the date hereof with respect to each Company Employee Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP. Each Company Employee Plan that is a "nonqualified deferred compensation plan" within the meaning of Section 409A of the Code has been operated and administered in operational and documentary compliance with Section 409A of the Code and any proposed and final guidance thereunder. No claim (other than routine claims for benefits), action, suit or proceeding (including an audit) is pending against or involves or, to the Company's knowledge, is threatened against or reasonably expected to involve, any Company Employee Plan before any court or arbitrator or any Governmental Authority, including the Internal Revenue Service, the U.S. Department of Labor or the PBGC.

           (v)  No Company Employee Plan provides medical or other welfare benefits with respect to current or former officers, employees, or directors of the Company or its Subsidiaries, or any spouse or dependent of any such person, beyond their retirement or other termination of service, other than to the extent required by Applicable Law.

          (vi)  No "Prohibited Transaction," within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan.

         (vii)  The consummation of the transactions contemplated by this Agreement will not, either alone or together with any other event: (A) entitle any current or former employee, officer, director, or individual consultant to any payment or benefit, including any bonus, retention or severance benefit, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount of benefits or compensation due or trigger any other material obligation under, any Company Employee Plan, or (C) limit or restrict the right of the Company or any of its Subsidiaries or, after the Effective Time, Parent, to merge, amend or terminate any Company Employee Plan.

        (viii)  The consummation of the transactions contemplated by this Agreement will not, either alone or together with any other event, give rise to the payment of any amount under any Company Employee Plan that would not be deductible pursuant to the terms of Section 280G of the Code.

          (ix)  Each Company International Plan has been operated and maintained in compliance with its terms and with the requirements of Applicable Laws and, where required, in good standing with applicable Governmental Authorities. All contributions required to be made with respect to a Company International Plan have been timely made in accordance with normal accounting practices of the applicable jurisdiction. Neither the Company nor any of its Subsidiaries has an obligation in connection with the termination of or withdrawal from any Company International Plan.

           (x)  All Company International Plans that are intended to qualify for special Tax treatment meet the requirements for such treatment. Each Company International Plan that is required to be funded and/or book-reserved is funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions and in accordance with applicable Law and the fair market value of the assets of each such plan, the liability of all insurers for any such plan funded through insurance or the book reserve established for any such plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current or former participants in such plan, determined as of the Closing Date according to the actuarial assumptions and valuations most recently used to determine required employer contributions to such plan.

        Section 4.18.    Labor and Employment.

        (a)   None of the Company Employees is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization. Neither the Company nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected, as the collective bargaining agent of any Company Employees, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract (other than mandatory national or industry-wide collective bargaining agreements) recognizing any labor organization as the bargaining agent of any Company Employees. To the Company's knowledge, there is no pending union organization activity involving any of the Company Employees.

        (b)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) there are no complaints, charges or claims pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries before any Governmental Authority, including the U.S. National Labor Relations Board, arising out of, in connection with, or otherwise relating to the employment or termination of employment, failure to employ by the Company or any of its Subsidiaries, of any individual, and (ii) there is no labor strike, slowdown, stoppage, picketing, interruption of work, lockout or other labor dispute pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries.

        (c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries are in compliance with Applicable Laws relating to labor and employment, including those relating to labor management relations, terms and conditions of employment, wages, hours, overtime, worker classification, discrimination, sexual harassment, work authorization, immigration, safety and health, workers compensation, unfair labor practices, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes, (ii) none of the Company or any of its Subsidiaries has any liability with respect to any misclassification of any person as an independent contractor, temporary employee, leased employee or any other servant or agent compensated other than through reportable wages (as an employee) paid by the Company or any of its Subsidiaries (each, a "Contingent Worker") and (iii) no Contingent Worker has been improperly excluded from any Company Employee Plan.

        (d)   Neither the Company nor any of its Subsidiaries has any liabilities under the Worker Adjustment and Retraining Notification Act of 1998 (the "WARN Act") or equivalent Applicable Law in any other jurisdiction in which the Company or any of its Subsidiaries operates, as a result of any action taken by the Company (other than at the written direction of Parent or as a result of any of the transactions contemplated hereby) that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

        (e)   The representations and warranties set forth in this Section 4.18 and Section 4.17 constitute the only representations and warranties in this Agreement with respect to labor and employment matters.

        Section 4.19.    Environmental Matters.     Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

        (a)   no written notice (including notices that the Company or any of its Subsidiaries or any of their predecessors is or may be a potentially responsible person or otherwise liable in connection with any waste disposal site containing Hazardous Substances or other location allegedly used for the disposal of Hazardous Substances), Order, complaint or assessment arising out of any Environmental Laws has been received by the Company or any of its Subsidiaries that remains unresolved with any ongoing obligations or liabilities, and there are no judicial, administrative or other Actions or Liens pending or, to the Company's knowledge, threatened in writing which allege liability under, or a violation by the Company or any of its Subsidiaries of, any Environmental Laws;

        (b)   the Company and each of its Subsidiaries (x) have all environmental permits, licenses, authorizations, registrations and other governmental consents necessary for their operations or Facilities as currently configured to comply with applicable Environmental Laws ("Environmental Permits") and are, and for the past five years have been, in compliance with the terms of such permits; and (y) have made all appropriate filings for issuance or renewal of such Environmental Permits; and to the knowledge of the Company, there is no reasonable basis for the refusal to grant, revocation, suspension or non-renewal of any such Environmental Permit or the imposition of any material conditions or restrictions associated with renewal or grant of any such Environmental Permits for their operations of Facilities as currently configured or as currently planned for expansion;

        (c)   the Company, each of its Subsidiaries and any products manufactured, marketed, sold or distributed by the Company or any of its Subsidiaries, are, and for the past five years have been, in compliance with the terms of applicable Environmental Laws;

        (d)   there have been no Releases or threatened Releases of Hazardous Substances (x) at, on, about, under or migrating to or from any Facilities or, to the Company's knowledge, any real property formerly owned, leased or operated by the Company, any of its Subsidiaries or any of their respective predecessors or (y) arising from or relating to the operations of or any products manufactured, marketed, sold or distributed, by the Company or any of its Subsidiaries or any of their respective predecessors; in each case, that would reasonably be likely to give rise to violations of, or liabilities or obligations of the Company or any of its Subsidiaries under, any Environmental Laws;

        (e)   neither the Company nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any obligation under any Environmental Law or concerning any Hazardous Substance that could reasonably be expected to result in liability or any other obligation to the Company or any of its Subsidiaries under any applicable Environmental Law; and

        (f)    to the Company's knowledge, the Company has made available for review true and complete copies and results of any reports, studies, analyses, tests, or monitoring and any other material documents or correspondence in the possession, custody or control of the Company or any of its Subsidiaries pertaining to Environmental Law and relating to the Company or any of its Subsidiaries or any other Person for whose conduct they are or may be responsible, any Facilities, or any real property formerly owned, leased or operated by the Company, any of its Subsidiaries or any of their respective predecessors.

        The representations and warranties set forth in this Section 4.19 constitute the only representations and warranties in this Agreement with respect to matters arising exclusively under Environmental Law.

        Section 4.20.    Material Contracts.

        (a)   Section 4.20 of the Company Disclosure Letter, sets forth a true and complete list of the following Contracts as of the date hereof to which the Company or its Subsidiaries is a party, by which they are bound, or which otherwise pertain to the business of the Company or its Subsidiaries (each, a "Material Contract").

            (i)  any Contract that is or would be required to be filed as of the date of this Agreement by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (other than any Company Employee Plan);

           (ii)  any Contract evidencing partnerships or joint ventures in which the Company or any of its Subsidiaries has an interest;

          (iii)  any Contract providing for indebtedness for borrowed money of the Company or any of its Subsidiaries having an outstanding or committed amount in excess of $1,000,000;

          (iv)  any Contract to which any Governmental Authority is a party or under which any Governmental Authority has any rights or obligations which involved payments to or from the Company or its Subsidiaries in the most recent 12-month period in excess of $2,000,000;

           (v)  any Contract with any distributors or customers of, or trade suppliers to, the Company or its Subsidiaries which involved payments to or from the Company or its Subsidiaries in the most recent 12-month period of in excess of $3,000,000;

          (vi)  any Contract that (A) contains exclusivity or "most favored nation" obligations or similar restrictions binding on the Company or any Subsidiary thereof or (B) limits the freedom of the Company or any of its Affiliates (including, from and after the Closing Date, Parent or its Affiliates) to engage in any line of business, acquire any entity or compete with any Person in any manner, in each case, which involved payments to or from the Company or its Subsidiaries in the most recent 12-month period of in excess of $2,000,000;

         (vii)  any Contract that obligates the Company or any of its Subsidiaries with respect to contingent payments of any type;

        (viii)  any Contract with a Related Party (other than any employment agreement, indemnification agreement, Company Employee Plan, Company International Plan or any award agreement under any Company Employee Plan or Company International Plan);

          (ix)  any Lease;

           (x)  any lease of personal property under which the Company or any of its Subsidiaries is the lessee and is obligated to make payments more than $500,000 per annum;

          (xi)  any Contract relating to licensing of a third party's Intellectual Property to the Company or any of its Subsidiaries which involved payments by the Company or any Subsidiary during the most recent 12-month period in excess of $250,000; and

         (xii)  any Contract relating to the acquisition or disposition of any capital stock, business or product line of any other Person entered into at any time during the last 3 years; and

        (xiii)  any Contract set forth in Section 4.20(a)(xiii) of the Company Disclosure Schedule.

        (b)   A true and complete copy of each Material Contract has been made available to Parent. Except for breaches, violations or defaults which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) each of the Material Contracts is valid, binding and enforceable against the Company or the applicable Subsidiary of the Company in accordance with its terms (except for the Bankruptcy and Equity Exception) and is in full force and effect with respect to the Company or the applicable Subsidiary and the other parties thereto and (b) neither the Company nor any of its Subsidiaries, nor to the Company's knowledge any other party to a Material Contract, is in violation of any provision of any Material Contract.

        Section 4.21.    Insurance.

        (a)   Section 4.21(a) of the Company Disclosure Schedule lists each insurance policy (including fire, theft, casualty, general liability, director and officer, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Company or any of its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage at any time since January 1, 2014 (each, an "Insurance Policy"), and sets forth for each Insurance Policy the policy type, insurer, policy number, effective and expiration dates, coverage limits and deductibles.

        (b)   Except as would not, individually or in the aggregate, have or reasonably expected to have a Company Material Adverse Effect, (i) all Insurance Policies maintained by the Company and its Subsidiaries are in full force and effect and all premiums due and payable thereon have been paid, and (ii) neither the Company nor any of its Subsidiaries is in breach or default of any of the Insurance Policies, and neither the Company nor any of its Subsidiaries has taken any action, or failed to take any action, which, with notice or the lapse of time, would constitute such a breach or default or permit termination or modification of any of the Insurance Policies. During the twelve (12) months preceding the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of termination or cancellation (other than non-renewal notices in the ordinary course of business) or, as of the date hereof, denial of coverage with respect to any Insurance Policy currently maintained by the Company or any of its Subsidiaries of any material claim made pursuant to any such Insurance Policy.

        (c)   Without limiting the foregoing, as of the date hereof, (i) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any notice from the applicable insurance carriers that the Insurance Policies will not cover substantially all of the costs to repair, rebuild or replace the Company's Facilities located in Marietta, Georgia damaged by the Marietta Fire (the "Marietta Facility") (without deduction for depreciation, but subject to the applicable deductible under the applicable Insurance Policies), (ii) to the knowledge of the Company, none of the applicable insurance carriers has reduced the amount of their respective reserve for the Marietta Fire (other than any reduction resulting from the payment of insurance proceeds to the Company in respect of the Marietta Fire), and (iii) to the knowledge of the Company, the senior executive officers of the Company believe in good faith, based on the terms of the applicable Insurance Policies (which insured the Marietta Facility on a "replacement cost" basis), that the insurance available with respect to the Marietta Fire would reasonably be expected to cover substantially all the costs reasonably necessary to repair, rebuild or replace the Marietta Facility (subject to the applicable deductible under the applicable Insurance Policies).

        Section 4.22.    Customers and Suppliers.

        (a)   Section 4.22(a) of the Company Disclosure Letter sets forth a true and complete list of:

            (i)  each customer of the Company or any of its Subsidiaries who, on a consolidated basis, made purchases in an aggregate amount equal to $5,000,000 or more, for the twelve (12) month period ended February 28, 2015 (the "Top Customers"); and

           (ii)  each trade supplier of the Company or any of its Subsidiaries who, on a consolidated basis, had sales in an aggregate amount equal to $3,000,000 or more, for the twelve (12) month period ended February 28, 2015 (the "Top Suppliers").

        (b)   Since January 1, 2014, there has been no termination, cancellation or, to the Company's knowledge, threatened termination or cancellation of, or any material modification or change in the business relationship between the Company or any of its Subsidiaries and any of the Top Customers or Top Suppliers. As of the date hereof, none of the Top Customers or Top Suppliers has notified the Company or any of its Subsidiaries in writing of its intention to materially decrease or materially limit its purchases from the Company or any of its Subsidiaries. As of the date hereof, to the Company's knowledge there exists no material dispute with any Top Customer or Top Supplier.

        Section 4.23.    Finders' Fees.     Except for Merrill Lynch, Pierce, Fenner & Smith Incorporated, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who will be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

        Section 4.24.    Opinion of Financial Advisor.     The Company has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's stockholders from a financial point of view, an accurate and complete copy of which opinion will be made available to Parent promptly following the execution and delivery of this Agreement for informational purposes.

        Section 4.25.    Antitakeover Statute; Rights Plan.     Assuming the accuracy and completeness of the representation and warranty in Section 5.10, (a) the Company has taken all actions necessary such that the restrictions on "business combinations" in Section 203 of the Delaware General Corporation Law do not apply to the Merger, this Agreement and the transactions contemplated hereby, (b) no other "fair price", "moratorium", "control share acquisition", "business combination" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States is applicable to the transactions contemplated by this Agreement (the statutes and regulations referred to in clauses (a) and (b) collectively, "Takeover Statutes"), and (c) the Company has taken all actions necessary to render the Rights Plan inapplicable to this Agreement, the Merger and the other transactions contemplated hereby and to ensure that (i) neither Parent, Merger Sub nor any of their Affiliates will become an "Acquiring Person" (as such term is defined in the Rights Plan) by reason of the execution, announcement or consummation of this Agreement or the transactions contemplated hereby, including the Merger, (ii) neither a "Stock Acquisition Date," a "Flip-In Date," nor a "Flip-over Transaction or Event" (each as defined in the Rights Plan) shall occur and no Rights shall become exercisable by reason of the execution, announcement or consummation of this Agreement or the transactions contemplated hereby (including the Merger), and (iii) the Rights Plan shall expire at the Effective Time without payment of any consideration to any holder of the Rights.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PARENT

        Subject to Section 11.05, except as set forth in the Parent Disclosure Letter, Parent represents and warrants to the Company that:

        Section 5.01.    Corporate Existence and Power.     Each of Parent and Merger Subsidiary is a corporation incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of Parent and Merger Subsidiary has all corporate power and authority required to own, operate, lease and encumber its properties and carry on its business as now conducted, except for any failure to have such corporate power or authority which has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Subsidiary was incorporated solely for the purpose of consummating the Merger and the transactions contemplated by this Agreement. All of the outstanding shares of capital stock of Merger Subsidiary have been validly issued, are fully paid and nonassessable and are owned by, and at the Effective Time will be owned by, Parent, free and clear of all Liens.

        Section 5.02.    Corporate Authorization.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate power and authority of Parent and Merger Subsidiary and, subject to the effectiveness of the Parent Written Consent, have been duly authorized by all necessary corporate action of Parent and Merger Subsidiary. This Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary. Parent, in its capacity as sole stockholder of Merger Subsidiary, has executed a revocable stockholder consent adopting this Agreement (the "Parent Written Consent"), which Parent Written Consent by its terms becomes effective immediately following execution of this Agreement.

        Section 5.03.    Governmental Authorization.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action, consent, license, approval, or authorization of, or filing by Parent or Merger Subsidiary with, any Governmental Authority, other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (b) compliance with any applicable requirements of the HSR Act and of laws analogous to the HSR Act existing in foreign jurisdictions, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other state or federal securities laws, and (d) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.04.    Non-contravention.     The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming compliance with the matters referred to in Section 5.03, require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any Contract or other instrument binding upon Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien other than Permitted Liens on any asset of Parent or any of its Subsidiaries, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

        Section 5.05.    Disclosure Documents.     The information supplied by Parent for inclusion in the Proxy Statement will not, at the time the Proxy Statement and any amendments or supplements thereto is first mailed to the stockholders of the Company and at the time of the Company Stockholder Approval, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 5.05 will not apply to statements or omissions included or incorporated by reference in the Proxy Statement based upon information supplied by the Company or any of its representatives or advisors specifically for use or incorporation by reference therein.

        Section 5.06.    Finders' Fees.     Except for Jefferies LLC and KeyBanc Capital Markets, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who will be entitled to any fee or commission from the Parent upon consummation of the transactions contemplated by this Agreement.

        Section 5.07.    Financing.

        (a)   Assuming the accuracy of the representations and warranties set forth in Section 4.05, the aggregate proceeds contemplated by the Commitment Letters will be sufficient to enable Parent and Merger Subsidiary to consummate the Merger upon the terms contemplated by this Agreement, including to pay the Merger Consideration for all of the shares of Company Stock on a fully-diluted basis, to make all payments in respect of the Company Stock Options, Company Restricted Shares, Company Performance Shares, Company Restricted Stock Unit Awards, Company Performance Stock Unit Awards, Company Share Units and Deferred Stock Units, to pay all related fees and expenses of Parent, Merger Subsidiary and their respective Representatives, and to make all other payments required by this Agreement and the Financing.

        (b)   Parent has delivered to the Company true and complete copies of (i) the executed equity commitment letter, dated as of the date hereof, from Investor (the "Equity Commitment Letter"), pursuant to which Investor has committed to invest the amount set forth therein (the "Equity Financing"), and (ii) fully executed commitment letter (the "Debt Commitment Letter") from Jefferies Finance LLC, KeyBank National Association and KeyBanc Capital Markets Inc. (the "Lenders") confirming their respective commitments to provide Parent with debt financing in connection with the transactions contemplated hereby (the "Debt Financing").

        (c)   Except for fee letters with respect to fees and related arrangements with respect to the Debt Financing, of which Parent has delivered true, correct and complete copies to the Company prior to the date of this Agreement (in a redacted form removing only the fee information, but which fee information does not relate to the amounts or conditionality of, or contain any conditions precedent to, the funding of the Financing), there are no side letters or other agreements, contracts or arrangements related to the funding of the full amount of the Debt Financing, other than as expressly set forth in the Debt Commitment Letter and delivered to the Company prior to the date of this Agreement.

        (d)   Each of the Commitment Letters is in full force and effect and is a valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto. None of the Commitment Letters have been amended or modified in any respect, and the respective commitments contained therein have not been withdrawn, rescinded or otherwise modified in any respect. No event has occurred which would constitute a breach or default (or an event which with notice or lapse of time or both would constitute a default), or the failure of any condition, on the part of Parent or its Affiliates under the Commitment Letters or, to the knowledge of Parent on the part of the Lenders or the Investor. There are no conditions precedent to the funding of the full amount of the Financing other than the conditions precedent set forth in the Commitment Letters, and Parent has no reason to believe that it may not be able to satisfy any term or condition of closing of the Financing that is required to be satisfied as a condition of the Financing, or that the Financing may not be made available to Parent on the Closing Date. Parent (or an Affiliate thereof) has fully paid any and all commitment fees or other fees required by the Commitment Letters to be paid.

        (e)   Neither Parent nor Merger Subsidiary is aware of any direct or indirect limitation or other restriction on the ability of the Lenders in the Debt Financing to provide financing for other potential purchasers of the Company.

        (f)    Parent acknowledges and agrees that notwithstanding anything to the contrary in this Agreement, the consummation of the Financing shall not be a condition to the obligation of Parent and Merger Subsidiary to consummate the Merger and the other transactions contemplated hereby.

        Section 5.08.    Solvency.     Assuming (a) the satisfaction of the conditions to Parent's obligations to consummate the Merger and (b) the accuracy of the representations and warranties set forth in

Article 4 of this Agreement and, after giving effect to the transactions contemplated by this Agreement, including the Debt Financing, any alternative financing, the payment of the aggregate Merger Consideration, any repayment or refinancing of debt contemplated in this Agreement or the Debt Commitment Letter, and the payment of all related fees and expenses, the Surviving Corporation on a consolidated basis will be Solvent as of the Effective Time and immediately after the consummation of the transactions contemplated hereby. For purposes of this Agreement, "Solvent" when used with respect to any Person, means that, as of any date of determination, (i) the amount of the "fair saleable value" of the assets of such Person will, as of such date, exceed (A) the value of all "liabilities of such Person, including contingent and other liabilities," as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

        Section 5.09.    Litigation.     Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (a) there is no Action pending against, or, to the knowledge of the Parent threatened in writing against, Parent or any of its Affiliates before or by (or, in the case of threatened Actions that would be before) any Governmental Authority and (b) neither Parent nor Merger Subsidiary is subject to any Order.

        Section 5.10.    Ownership of Shares.     Neither Parent nor Merger Subsidiary, nor any of their "affiliates" or "associates" is or has been at any time in the three years prior to the date of this Agreement an "interested stockholder" of the Company (as such terms are defined in Section 203 of the Delaware General Corporation Law).

        Section 5.11.    Absence of Certain Agreements.     Neither Parent nor any of its Affiliates has entered into any Contract, or authorized, committed or agreed to enter into any Contract, pursuant to which: any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company (i) agrees to vote to adopt this Agreement or the Merger or (ii) agrees to vote against any Superior Proposal.

        Section 5.12.    Management Agreements.     Other than this Agreement, as of the date hereof, there are no Contracts between Parent or Merger Subsidiary or any of their Affiliates or Representatives, on the one hand, and any member of the Company's management or the board of directors, on the other hand, relating in any way to the transactions contemplated by this Agreement or the operations of the Company after the Effective Time.

        Section 5.13.    Limited Guaranty.     Concurrently with the execution of this Agreement, Parent has delivered to the Company the guaranty of Investor, dated as of the date of this Agreement, in favor of the Company with respect to certain obligations of Parent and Merger Subsidiary under this Agreement (the "Limited Guaranty"). The Limited Guaranty is in full force and effect and is a legal, valid and binding obligation of Investor, enforceable (except for the Bankruptcy and Equity Exception) against Investor in accordance with its terms. There is no default under the Limited Guaranty by Investor, and no event has occurred that, with or without notice, lapse of time or both, would constitute a default thereunder by Investor.

        Section 5.14.    Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans.     In connection with the due diligence investigation of the Company by Parent and Merger Subsidiary, Parent and Merger Subsidiary have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Merger Subsidiary hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Subsidiary are familiar, that Parent and Merger Subsidiary are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that Parent and Merger Subsidiary will have no claim, right or obligation under this Agreement or otherwise (including under Article 9) against the Company or any of its Subsidiaries, or any of their respective Representatives, or any other Person, with respect thereto. Accordingly, Parent and Merger Subsidiary hereby acknowledge that none of the Company nor any of its Subsidiaries, nor any of their respective Representatives, nor any other Person, has made or is making any representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking statements or business plans).

ARTICLE 6

COVENANTS OF THE COMPANY

        Section 6.01.    Conduct of the Company.     Except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), as expressly contemplated by this Agreement, as set forth in Section 6.01 of the Company Disclosure Letter or as required by Applicable Law, from the date hereof until the Effective Time, (A) the Company shall, and shall cause each of its Subsidiaries to, conduct its business in all material respects in the ordinary course and use its commercially reasonable efforts to preserve intact its business organizations and relationships with Third Parties and to keep available the services of its present officers and key employees, and (B) the Company shall not, and shall cause each of its Subsidiaries not to, take any action that may reasonably be expected to result in any of the conditions to the Merger set forth in Section 9.01 or Section 9.02 to not be satisfied. Without limiting the generality of the foregoing, except (x) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (y) as expressly contemplated by this Agreement or (z) set forth in Section 6.01 of the Company Disclosure Letter, the Company shall not, nor shall it permit any of its Subsidiaries to:

        (a)   amend its certificate of incorporation, bylaws or other similar organizational documents;

        (b)   (i) split, combine or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for dividends by any of its wholly-owned Subsidiaries and except for quarterly cash dividends not in excess of $0.06 per share, or (iii) redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Company Securities or any Company Subsidiary Securities except pursuant to any Company Employee Plan or any other existing contract or commitment;

        (c)   (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of any Company Securities or Company Subsidiary Securities, other than the issuance of (A) any shares of Company Stock upon the exercise of Company Stock Options issued and outstanding as of the date hereof and solely in accordance with the terms of such Company Stock Options, (B) any shares of Common Stock pursuant to the terms of any Company Restricted Shares, Company Performance Shares, Company Restricted Stock Unit Awards, Company Performance Stock Unit Awards, Company Stock Units and Deferred Stock Units issued and outstanding as of the date hereof and solely in accordance with the terms of such Company Restricted Shares, Company Performance Shares, Company Restricted Stock Unit Awards, Company Performance Stock Unit Awards, Company Share Units and Deferred Stock Units, as applicable, (C) any Company Subsidiary Securities to the Company

or any other Subsidiary of the Company, and (D) shares of Company Stock pursuant to the ESPP or (ii) amend any term of any Company Security or any Company Subsidiary Security;

        (d)   acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, (i) any material amount of assets, properties or interests, other than (x) as expressly required pursuant to the terms of any Material Contracts in force on the date hereof, (y) purchases of raw materials, finished goods and supplies in the ordinary course of business consistent with past practice or (z) any capital expenditures by the Company or its Subsidiaries to the extent permitted under Section 6.01(n), or (ii) any Person, any securities of any Person, or any company or business;

        (e)   sell, lease, transfer, encumber, dispose of or otherwise subject to any Lien (other than a Permitted Lien), (i) any of its material assets, properties or interests, other than (x) as expressly required pursuant to the terms of any Material Contracts in force on the date hereof or (y) sales of products to customers in the ordinary course of business consistent with past practice, or (ii) any equity securities of the Company or any of its Subsidiaries, or any of their businesses or line of business;

        (f)    other than in connection with actions permitted by Section 6.01(d) or in the ordinary course of business, make any material loans, advances or capital contributions to, or investments in, any other Person (other than (i) loans or advances between and among the Company and/or any of its wholly-owned Subsidiaries and (ii) capital contributions to or investments in wholly-owned Subsidiaries);

        (g)   incur any indebtedness for borrowed money or guarantees thereof, other than (i) (A) up to $190,000,000 of indebtedness under lines of credit existing on the date of this Agreement (excluding indebtedness outstanding on the date of this Agreement on the term loan portion of any such line of credit), (B) any indebtedness incurred in the ordinary course of business under the Company's Master Receivables Purchase Agreement with Bank of America N.A. having an aggregate principal amount outstanding that is not in excess of $15,000,000 (provided that any such indebtedness is prepayable without premium or penalty, other than customary breakage costs) or (ii) indebtedness incurred between or among the Company and/or any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries or guarantees by the Company of indebtedness of any wholly-owned Subsidiary;

        (h)   other than as required by Applicable Law or as required under any Company Employee Plan or Company International Plan in effect as of the date hereof, (i) grant, increase or agree to grant or increase any severance or termination pay to (or amend any existing severance pay or termination arrangement with) any current or former officer, employee, director, or individual consultant of the Company or any of its Subsidiaries (other than to non-officer employees with annual base salary of less than $150,000 in the ordinary course of business consistent with past practice), (ii) establish, adopt, modify, amend or terminate any collective bargaining agreement, Company Employee Plan or Company International Plan (or agreement that would be a Company Employee Plan or Company International Plan if in existence as of the date hereof), other than modifications to any Company Employee Plan or Company International Plan that are made in the ordinary course of business consistent with past practice and do not result in a material increase in cost to Parent, or (iii) increase or agree to increase the direct or indirect compensation, commission, bonus or other benefits payable to any current or former officer, employee, director, or individual consultant of the Company or any of its Subsidiaries (other than to non-officer employees with average annualized total cash compensation of less than $200,000 in the ordinary course of business consistent with past practice), (iv) hire or terminate the employment of any officer of the Company or any of its Subsidiaries other than terminations of employment for cause, or (v) enter into or make any loans to any of its current or former officers, employees, directors, or individual consultants (other than loans to non-officer employees with annual base salary of less than $150,000 in the ordinary course of business consistent with past practice);

        (i)    communicate with employees of the Company or any of its Subsidiaries regarding the future compensation, commission, bonus, benefits or other treatment (if any) that they will receive following the Closing, other than (i) any such communication which is consistent with prior directives or documentation provided to Parent by the Company (in which case, the Company shall provide Parent with prior notice of, and the opportunity to review and comment upon, any such communication), (ii) any such communication which addresses any employee's right to receive Merger Consideration or any employee's treatment of his or her equity awards, or (iii) any such communication which addresses any employee in their capacity as a stockholder of the Company;

        (j)    change the Company's principles of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, or as agreed to by its independent public accountants;

        (k)   enter into, renew, extend, amend or terminate any Contract that is or would constitute a Material Contract, other than any renewal or extension of Material Contracts in the ordinary course of business consistent with past practice;

        (l)    waive, settle or compromise any material pending or threatened Action, whether or not insured, other than waivers, settlements or compromises that involve only the payment of monetary damages by the Company or any of its Subsidiaries in an amount not to exceed $500,000 with respect to any single Action or $1,000,000 in the aggregate;

        (m)  waive, settle or compromise any insurance claims in excess of $500,000 in any single claim or $1,000,000 in the aggregate;

        (n)   make any capital expenditures with respect to the Company or its Subsidiaries, other than (i) capital expenditures contemplated by the Company's Fiscal Year 2015 Forecast set forth in Section 6.01(n) of the Company Disclosure Letter or (ii) capital expenditures incurred on or after September 1, 2015 in accordance with the terms set forth in Section 6.01(n) of the Company Disclosure Letter;

        (o)   adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or its Subsidiaries;

        (p)   (i) make or change any material Tax election, change any annual Tax accounting period, adopt or change any material method of Tax accounting, amend any U.S. federal or state income or franchise Tax Return (or any other material Tax Returns), in each case, for material adjustments, or file claims for material Tax refunds, (ii) enter into any material closing agreement, (iii) settle any material Tax claim, audit or assessment, or (iv) surrender any right to claim a material Tax refund, offset or other reduction in Tax liability; or

        (q)   agree, resolve or commit to do any of the foregoing.

        Section 6.02.    Company Stockholder Meeting.     The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as promptly as reasonably practicable after the No-Shop Period Start Date and after the Proxy Statement is cleared by the SEC for the purpose of voting on the approval and adoption of this Agreement and the Merger. In furtherance of the foregoing, the Company shall use commercially reasonable efforts to cause the Proxy Statement to be mailed to the record holders as of the record date established for the Company Stockholder Meeting no later than five Business Days after the later of (x) the date on which the SEC (or the staff of the SEC) confirms that it has no further comments on the Proxy Statement and (y) the No-Shop Period Start Date. Subject to Section 6.04, the Company shall (a) include in the Proxy Statement the recommendation of the Board of Directors of the Company that the shareholders of the Company approve the Merger and adopt this Agreement, (b) use its commercially reasonable efforts to solicit proxies and obtain the Company Stockholder Approval and (c) otherwise comply in all material respects with the legal requirements applicable to the Company Stockholder Meeting. The Company shall have the right to make one or more successive postponements or adjournments of the Company Stockholder Meeting (i) for the absence of a quorum, (ii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board of Directors of the Company has determined in good faith after consultation with outside counsel is reasonably necessary under Applicable Law or fiduciary duty and for such supplemental or amended disclosure to be disseminated and reviewed by the Company's stockholders prior to the Company Stockholder Meeting, (iii) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Company Stockholder Approval or (iv) if otherwise required by Applicable Law or fiduciary duty.

        Section 6.03.    Access to Information.     From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, the Company shall (a) give Parent and its Representatives, upon reasonable notice, reasonable access during normal business hours to the offices, properties, businesses, operations and books and records of the Company and each of its Subsidiaries, and (b) furnish to Parent and its Representatives such financial and operating data and other information as such Persons may reasonably request. The Company shall cause the agents and Representatives of the Company and its Subsidiaries to reasonably cooperate with Parent and Parent's prospective lenders and investors, as well as Parent's and Parent's prospective lenders' and investors' Representatives in connection with such investigation and examination. Any investigation pursuant to this Section 6.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. Nothing in this Section 6.03 shall require the Company to provide any access, or to disclose any information if, in the opinion of the Company's outside counsel, providing such access or disclosing such information would (i) violate any Applicable Law (including antitrust or privacy laws) or (ii) jeopardize the attorney-client privilege and such privilege cannot be protected by the Company through exercise of its reasonable efforts.

        Section 6.04.    Go-Shop; No Solicitation; Other Offers.

        (a)   Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date hereof and continuing until 11:59 p.m. (New York City time) on the date that is 30 days thereafter (the "No-Shop Period Start Date"), the Company and its Subsidiaries and their respective directors, officers, employees, Affiliates, financial advisors, attorneys, accountants and other advisors or representatives (collectively, "Representatives") shall have the right to directly or indirectly: (i) solicit, initiate, facilitate and encourage Acquisition Proposals, including by way of providing access to non-public information relating to the Company or its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall promptly (and in any event within one Business Day) provide to Parent any non-public information relating to the Company or its Subsidiaries that is provided to any Person given such access which was not previously provided to or made available to Parent and (ii) enter into and maintain or continue discussions or negotiations with respect to potential Acquisition Proposals or otherwise cooperate with, or assist or participate in, or facilitate, any such inquiries, proposals, discussions or negotiations.

        (b)   Subject to Section 6.04(c) and Section 6.04(d), from the No-Shop Period Start Date until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article 10, neither the Company nor any of its Subsidiaries or their respective officers and directors shall, and the Company and its Subsidiaries shall not authorize any of its or their respective Representatives to, directly or indirectly, (i) solicit, initiate or take any action to knowingly facilitate or knowingly encourage the submission of any Acquisition Proposal, (ii) enter into, engage or participate in any discussions or negotiations with or furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, any Third Party in connection with or for the purpose of facilitating or encouraging an Acquisition Proposal, (iii) except for an Acceptable Confidentiality Agreement, enter into any agreement in principle, letter of intent, memorandum of understanding, merger agreement, acquisition agreement, option agreement or other similar agreement relating to an Acquisition Proposal (any such documentation referred to in this clause (iii), "Acquisition Proposal Documentation"), (iv) grant any waiver, amendment or release under any Takeover Statutes or the Rights Plan, or (v) grant any waiver, amendment or release under any standstill or confidentiality agreement; provided, that, notwithstanding the foregoing, the Company shall be permitted to waive, amend, release or fail to enforce any provision of any confidentiality, "standstill" or similar obligation of any Person if the Board of Directors of the Company determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law. Subject to Section 6.04(c) and Section 6.04(d) and except with respect to any Person from whom the Company has received a written Acquisition Proposal prior to the No-Shop Period Start Date that satisfies the requirements of Section 6.04(c)(i) (such Person, an "Excluded Party", provided that any Person shall immediately and irrevocably cease to be an Excluded Party if, at any time after the No-Shop Period Start Date, the Acquisition Proposal submitted by such Person is withdrawn or terminated (it being understood that a modification of such Acquisition Proposal shall not be deemed to be a withdrawal or termination)), on the No-Shop Period Start Date, the Company shall, and shall cause any of its Subsidiaries and its and their Representatives to cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party and its Representatives with respect to any Acquisition Proposal. Within forty-eight hours following the No-Shop Period Start Date, to the extent not prohibited by an Acceptable Confidentiality Agreement, the Company shall provide Parent with a list of Excluded Parties, including the identity of each Excluded Party and a copy of the Acquisition Proposal submitted by each Person on the basis of which the Board of Directors of the Company made the determination that such Person shall be an Excluded Party.

        (c)   Notwithstanding anything contained in Section 6.04(b) to the contrary, if at any time on or after the No-Shop Period Start Date and prior to obtaining the Company Stockholder Approval, (i) the Company or any of its Representatives has received an Acquisition Proposal (which did not result from any material breach of this Section 6.04) that the Board of Directors of the Company determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes or would reasonably be expected to lead to a Superior Proposal and (ii) other than with respect to taking such actions with an Excluded Party (but only for so long as a Person remains an Excluded Party), the Board of Directors of the Company determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law, then the Company, directly or indirectly through its Representatives, may (A) engage in negotiations or discussions with such Third Party and its Representatives, (B) furnish to such Third Party or its Representatives non-public information relating to the Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall provide to Parent promptly (and in any event within one Business Day) any such information that is provided to any such Person which was not previously provided to or made available to Parent and (C) take any nonappealable, final action that any court of competent jurisdiction orders the Company to take.

        (d)   Subject to the other provisions of this Section 6.04, neither the Board of Directors of the Company nor any committee thereof shall (i) (A) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal, (B) fail to make, withdraw or modify in a manner adverse to Parent or publicly propose to withhold or withdraw (or modify or qualify in a manner adverse to Parent or Merger Subsidiary) the Company Board Recommendation (or recommend an Acquisition Proposal or authorize the Company to enter into Acquisition Proposal Documentation (other than an Acceptable Confidentiality Agreement)), (C) fail to include the Company Board Recommendation in the Proxy Statement, or (D) publicly recommend any Acquisition Proposal subject to Regulation 14D under the 1934 Act in a solicitation or recommendation statement on

Schedule 14D-9 filed with respect to any such Acquisition Proposal (any action described in this clause (i), an "Adverse Recommendation Change") or (ii) execute (or allow the Company or any of its Subsidiaries to execute) any Acquisition Proposal Documentation (other than an Acceptable Confidentiality Agreement). Notwithstanding the foregoing or anything contained in this Section 6.04 to the contrary, prior to obtaining the Company Stockholder Approval, if (1) in response to an Intervening Event, the Board of Directors of the Company or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law, or (2) the Company receives an Acquisition Proposal (which did not result from any material breach of this Section 6.04) that the Board of Directors of the Company or any committee thereof determines in good faith, after consultation with its financial advisor and outside legal counsel, constitutes a Superior Proposal, (x) the Board of Directors of the Company or any committee thereof may make an Adverse Recommendation Change in respect of such Intervening Event or such Superior Proposal and/or (y) in the case of a Superior Proposal, the Board of Directors of the Company or any committee thereof may authorize, and pursuant to such authorization the Company or any of its Subsidiaries may execute, Acquisition Proposal Documentation, which shall include a definitive acquisition agreement, with respect to such Superior Proposal (and in connection therewith grant any waiver, amendment or release under any Takeover Statues or the Rights Plan) if, in the case of this clause (y), the Company concurrently terminates this Agreement pursuant to Section 10.01(d)(i); provided, however, that the Board of Directors of the Company or any committee thereof shall not effect an Adverse Recommendation Change in respect of an Intervening Event or a Superior Proposal, and neither the Company nor any of its Subsidiaries shall execute any Acquisition Proposal Documentation and the Company shall not terminate this Agreement pursuant to Section 10.01(d) with respect to such Superior Proposal unless (w) the Company has given Parent at least four Business Days' prior written notice of its intention to take such action (which notice shall, in the event of a Superior Proposal, to the extent permitted by the terms of any Acceptable Confidentiality Agreement, specify the identity of the party making such Superior Proposal and attach the most current version of the proposed agreement under which such Superior Proposal is proposed to be consummated, and in the event of an Intervening Event, provide a reasonably detailed description of such Intervening Event); provided, that it is agreed that such notice of intent in and of itself shall not constitute an Adverse Recommendation Change or a violation of any provisions of this Section 6.04, (x) the Company has negotiated, and has caused its Representatives to negotiate, in good faith with Parent during such four Business Day period (the "Negotiation Period"), to the extent Parent wishes to negotiate, to enable Parent to propose in writing revisions to the terms of this Agreement, which revisions shall be evidenced by an offer to amend this Agreement that would, upon the Company's acceptance, be binding on the Company, Parent and Merger Subsidiary, and, if applicable, the Commitment Letters and the Limited Guaranty, such that such Superior Proposal would no longer constitute a Superior Proposal or the failure to make an Adverse Recommendation Change with respect to such Intervening Event would no longer be inconsistent with its fiduciary duties under applicable Law, (y) following the end of the Negotiation Period, the Board of Directors of the Company or any committee thereof shall have considered in good faith such binding offer, if any, and shall have determined that the Superior Proposal would continue to constitute a Superior Proposal or the failure to make an Adverse Recommendation Change with respect to such Intervening Event would continue to be reasonably likely to be inconsistent with its fiduciary duties under Applicable Law, if the revisions proposed in such binding offer, if any, were to be given effect and (z) in the event of any material change to the material terms of such Superior Proposal, the Company shall, in each case, have delivered to Parent an additional notice consistent with that described in clause (w) above and the Negotiation Period shall have recommenced, except that the Negotiation Period shall be at least three Business Days (rather than the four Business Days otherwise contemplated by clause (w) above); and provided, further, however, that any purported termination of this Agreement pursuant to this sentence shall be void and of no force or effect, unless the Company pays Parent the Go-Shop Termination Fee or Termination Fee, as applicable, in accordance with Section 11.04. In addition, nothing contained in this Agreement shall prevent the Company or the Board of Directors of the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the 1934 Act (or any similar communication to its stockholders in connection with the making or amendment of a tender offer or exchange offer) or from making any disclosure to its stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal, which in each case, the Board of Directors of the Company has determined in good faith, after consultation with outside legal counsel, that the failure to do so would be reasonably likely to violate U.S. federal or state securities laws or other Applicable Law or would be reasonably likely to be inconsistent with the Company's Board of Directors' fiduciary duties under applicable Law (provided that neither the Company nor its Board of Directors may recommend any Acquisition Proposal unless permitted by this Section 6.04), (ii) issuing a "stop, look and listen" disclosure or similar communication of the type contemplated by Rule 14d-9(f) under the 1934 Act (provided that the Company shall not effect or disclose pursuant to such rules or otherwise a position which constitutes an Adverse Recommendation Change unless permitted by this Section 6.04) or (iii) contacting and engaging in discussions with any Person or group and their respective Representatives who has made an Acquisition Proposal solely for the purpose of clarifying such Acquisition Proposal and the terms thereof.

        (e)   After the No-Shop Period Start Date, the Company shall promptly (and in any event, within 48 hours) notify Parent after receipt by the Company or any of its Subsidiaries (or any of its or their Representatives) of any Acquisition Proposal or any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that the Company knows is considering making, or has made, an Acquisition Proposal, which notice shall include the material terms and conditions of any such Acquisition Proposal, indication or request (including, if applicable, copies of any written proposals or offers, including any proposed Acquisition Proposal Documentation, which in each case may be redacted to the extent necessary to comply with the terms of any Acceptable Confidentiality Agreement) and, to the extent disclosure is permitted by an Acceptable Confidentiality Agreement, the identity of the Third Party or group of Third Parties making such Acquisition Proposal, and the Company shall keep Parent reasonably informed on a prompt and timely basis of any material developments with respect to or material changes to such Acquisition Proposals and shall provide copies of any revised written proposals or offers, including any revisions to any proposed Acquisition Proposal Documentation (which in each case may be redacted if necessary to comply with the terms of any Acceptable Confidentiality Agreement) promptly upon receipt thereof, and in any event within 48 hours.

        (f)    The Company shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or similar agreement (or any amendment to any existing confidentiality or other agreement) with any Person that prohibits the Company from providing to Parent any of the information required to be provided to Parent under this Section 6.04 within the time periods contemplated hereby. For the avoidance of doubt, all information provided to Parent pursuant to this Section 6.04 will be subject to the terms of the Confidentiality Agreement.

        (g)   Until the earlier of the Effective Time and the termination of this Agreement in accordance with Article 10, (i) the approval and other actions of the Company and its Board of Directors for purposes of causing any Takeover Statutes and the Rights Plan to be inapplicable to Parent, Merger Subsidiary and their Affiliates, the Merger and the other transactions contemplated by this Agreement shall be irrevocable and unconditional and no Adverse Recommendation Change or any other action shall change such approval or action, and (ii) except as otherwise permitted by this Section 6.04, the Rights Plan shall not be amended or qualified.

        Section 6.05.    FIRPTA Certificate.     On the Closing Date, the Company shall provide to Parent a certificate, dated as of the Closing Date, to the effect that the Company Securities are not a U.S. real property interest within the meaning of the Code Section 1445, in the form and manner set forth in Treasury Regulation Section 1.1445-2(c) and reasonably acceptable to Parent, duly executed by a responsible officer of the Company, which certification shall be timely filed with the U.S. Internal Revenue Service.

        Section 6.06.    No Other Representations and Warranties.     Except for the representations and warranties set forth in Article 5, the Company acknowledges and agrees that no other representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Merger Subsidiary with respect to their respective businesses, affairs, assets, liabilities, financial conditions, results of operations or prospects or with respect to the accuracy or completeness of any other information provided or made available to the Company by or on behalf of Parent or Merger Subsidiary, and each of Parent and Merger Subsidiary hereby disclaims any such representation or warranty, whether by or on behalf of the Parent or Merger Subsidiary, and notwithstanding the delivery or disclosure to Parent, Merger Subsidiary or any of their Representatives or Affiliates of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing. Neither Parent, Merger Subsidiary, nor any of their respective Representatives or Affiliates will have or be subject to any liability or obligation to the Company or any other Person resulting from the distribution in written or verbal communications to the Company of any information. Notwithstanding anything to the contrary in this Section 6.06 or otherwise, nothing herein precludes any party hereto from pursuing a claim for fraud.

ARTICLE 7

COVENANTS OF PARENT

        Section 7.01.    Conduct of Parent.     Parent shall not, and shall cause its Subsidiaries not to, from the date of this Agreement to the Effective Time, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent or materially impair the ability of Parent and Merger Subsidiary to consummate the Merger or the other transactions contemplated by this Agreement, including the financing thereof.

        Section 7.02.    Obligations of Merger Subsidiary.     Parent shall take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

        Section 7.03.    Voting of Shares.     Parent shall vote all shares of Company Stock beneficially owned by it or any of its Subsidiaries in favor of adoption of this Agreement at the Company Stockholder Meeting.

        Section 7.04.    Director and Officer Liability.     Parent shall, and shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

        (a)   From and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify and hold harmless, and provide advancement of expenses to, the present and former officers and directors of the Company and its Subsidiaries (each, an "Indemnified Person") in respect of acts or omissions in their capacity as an officer or director of the Company or any of its Subsidiaries or any of their respective predecessors or as an officer, director, employee, fiduciary or agent of another enterprise if the Indemnified Person was serving in such capacity at the request of the Company or any of its Subsidiaries or any of their respective predecessors, in any case occurring at or prior to the Effective Time to the fullest extent permitted by Delaware Law or any other Applicable Law or provided under the certificate of incorporation, bylaws, any indemnification agreements and any other governing documents of the Company and its Subsidiaries in effect on the date hereof. In the event of any threatened or pending claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a "Proceeding") to which an Indemnified Person is, has been or becomes a party or with respect to which an Indemnified Person is, has been or becomes otherwise involved (including as a witness), arising in whole or in part out of, or pertaining in whole or in part to, the fact that the Indemnified Person is or was an officer or director of the Company or any of its Subsidiaries or any of their respective predecessors or is or was serving at the request of the Company or any of its Subsidiaries or any of their respective predecessors as an officer, director, employee, fiduciary or agent of another enterprise (including any Proceeding arising out of or pertaining to matters occurring or existing or alleged to have occurred or existed, or acts or omissions occurring or alleged to have occurred, at or prior to the Effective Time, or arising out of or pertaining to this Agreement and the transactions and actions contemplated hereby), (i) Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, advance fees, costs and expenses (including attorney's fees and disbursements) incurred by each Indemnified Person in connection with and prior to the final disposition of such Proceedings, such fees, costs and expenses (including attorney's fees and disbursements) to be advanced within twenty Business Days of receipt by Parent from the Indemnified Person of a request therefor, provided that such Indemnified Person delivers an undertaking to the Surviving Corporation, agreeing to repay such advanced fees, costs and expenses if it is determined by a court of competent jurisdiction in a final nonappealable order that such Indemnified Person was not entitled to indemnification with respect to such fees, costs and expenses, and (ii) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification could be sought by such Indemnified Person hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding or such Indemnified Person otherwise consents in writing. If any claim for indemnification is asserted or made by any Indemnified Person pursuant to this Section 7.04, any determination required to be made with respect to whether such Indemnified Person's conduct complies with the standards under Delaware Law, the Surviving Corporation's certificate of incorporation, other Applicable Law or any applicable indemnification agreement shall be made by independent legal counsel selected by such Indemnified Person that is reasonably acceptable to the Surviving Corporation. If any Proceeding is brought against any Indemnified Person in which indemnification could be sought by such Indemnified Person under this Section 7.04, (A) the Surviving Corporation shall have the right to control the defense thereof after the Effective Time, (B) each Indemnified Person shall be entitled to retain his or her own counsel in connection with such Proceeding, and (C) no Indemnified Person shall be liable for any settlement effected without his or her prior express written consent. Neither Parent nor the Surviving Corporation shall be liable for any settlement, compromise or consent to the entry of judgment or termination unless such settlement, compromise or consent is approved in writing in advance by the Surviving Corporation.

        (b)   From and after the Effective Time, Parent shall cause to be maintained in effect all provisions in the Surviving Corporation's certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) and in the certificate of incorporation, bylaws and other governing documents of the Company's Subsidiaries regarding (i) elimination of liability of directors, (ii) indemnification of officers, directors and employees and (iii) advancement of expenses, in each case, that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.

        (c)   Prior to the Effective Time, the Company may obtain and fully pay the premium for the non-cancellable extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies and the Company's existing fiduciary liability insurance policies (collectively, "D&O Insurance"), in each case for a claims reporting or discovery period ending six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time, from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance, with terms, conditions, retentions and limits of liability that are no less favorable to the Indemnified Persons than the coverage provided under the Company's existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided that the maximum aggregate annual premium for such policies for any such year shall not be in excess of 300% of the amount per annum the Company paid in its last full fiscal year (which amount the Company represents and warrants is set forth in Section 7.04(c) of the Company Disclosure Letter); provided, further, that if the premiums of such "tail" policy exceed such amount, the Company may obtain such a "tail" policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount. If the Company does not obtain such "tail" insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect, for a period of at least six years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company's current insurance carrier or with an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company's existing policies as of the date hereof, or the Surviving Corporation shall purchase from the Company's current insurance carrier or from an insurance carrier with the same or better credit rating as the Company's current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such six-year period with terms, conditions, retentions and limits of liability that are no less favorable to the Indemnified Persons than as provided in the Company's existing policies as of the date hereof; provided that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an annual premium amount in excess of 300% of the amount per annum the Company paid in its last full fiscal year (which amount the Company represents and warrants is set forth in Section 7.04(c) of the Company Disclosure Letter); and provided, further, that if the premiums of such insurance coverage exceed such amount, the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.

        (d)   Notwithstanding anything herein to the contrary, if an Indemnified Person is or has been a party to or is or has been otherwise involved (including as a witness) in any Proceeding (whether arising before, at or after the Effective Time) on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.04 shall continue in effect with respect to such Indemnified Person until the final disposition of such Proceeding.

        (e)   If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.04.

        (f)    The rights of each Indemnified Person under this Section 7.04 shall be in addition to any rights such Person may have under the certificate of incorporation, bylaws or other governing documents of the Company or any of its Subsidiaries, under Delaware Law or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries.

        (g)   The provisions of this Section 7.04 shall survive consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person referred to in this Section 7.04 and his or her heirs and representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

        Section 7.05.    Employee Matters.

        (a)   From and after the Closing, Parent shall honor, pay, perform and satisfy any and all liabilities, obligations and responsibilities to, or in respect of, each employee who is employed immediately prior to the Closing and who remains in the employ of Parent, the Company, or any of its Subsidiaries after the Closing (each such individual, a "Continuing Employee") arising under the terms of any Company Employee Plan that is an employment, consulting, retention, severance, change-of-control or similar agreement, in accordance with the terms thereof in effect on the Closing; provided, however, that nothing herein shall be construed as prohibiting the amendment or termination of any of the foregoing in accordance with its terms.

        (b)   Following the Closing, (i) Parent shall use commercially reasonable efforts to ensure that no waiting periods, exclusions or limitations with respect to any pre-existing conditions, evidence of insurability or good health or actively-at-work exclusions are applicable to any Continuing Employees or their dependents or beneficiaries under any welfare benefit plans in which such employees may be eligible to participate and (ii) Parent shall provide or cause to be provided that any costs or expenses incurred by Continuing Employees (and their dependents or beneficiaries) up to (and including) the Closing shall be taken into account for purposes of satisfying applicable deductible, co-payment, coinsurance, maximum out-of-pocket provisions and like adjustments or limitations on coverage under any such welfare benefit plans. With respect to each employee benefit plan, policy or practice, including, without limitation, severance, vacation and paid time off plans, policies or practices, sponsored or maintained by Parent or its Affiliates (the "Parent Plans"), Parent shall grant, or cause to be granted to, all Continuing Employees from and after the Closing credit for all service with the Company and its predecessors, prior to the Closing for all purposes (including, without limitation, eligibility to participate, vesting credit, eligibility to commence benefits, early retirement subsidies and severance, but excluding benefit accrual under any defined benefit pension plans) to the same extent as such Continuing Employee was entitled, before the Effective Time, to credit for such service under any similar Company Employee Plan in which such Continuing Employee participated or was eligible to participate immediately prior to the Effective Time; provided, that such service shall not be credited to the extent it would result in a duplication of benefits.

        (c)   As promptly as practicable and in no event later than five Business Days following the date hereof, the Company shall deliver evidence reasonably satisfactory to Parent that the Company has taken all action necessary such that (i) the Company's Matching Equity Program is terminated effective as of the date hereof, (ii) the ESPP is frozen with respect to participation in the ESPP, the contribution of amounts into Stock Purchase Accounts and the purchase of shares of Company Stock under the ESPP, and (iii) the ESPP is terminated as of the Effective Time, provided that the Merger has been consummated; provided, however, that additional shares may be purchased under the ESPP with the proceeds of any dividends paid with respect to Company Stock held in the Stock Purchase Accounts.

        (d)   As promptly as practicable following the date hereof, the Company will take all action necessary to amend the Supplemental Plan to provide no further amounts may be deemed invested in the Stock Fund (as defined in the Supplemental Plan) or invested in Shares (as defined in the Supplemental Plan) and will instead be deemed invested in the Cash Fund (as defined in the Supplemental Plan).

        (e)   Nothing in this Section 7.05, express or implied, is intended to or shall confer upon any other Person, including any Continuing Employee, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no provision of this Section 7.05 shall constitute an amendment of, or an undertaking to amend, any Company Employee Plan or Parent Plan.

        Section 7.06.    No Other Representations and Warranties.     Except for the representations and warranties set forth in Article 4, each of Parent and Merger Subsidiary acknowledges and agrees that no other representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company or its Subsidiaries with respect to their respective businesses, affairs, assets, liabilities, financial conditions, results of operations or prospects or with respect to the accuracy or completeness of any other information provided or made available to Parent or Merger Subsidiary by or on behalf of the Company or its Subsidiaries, and the Company hereby disclaims any such representation or warranty, whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent or Merger Subsidiary, or any of their Representatives or Affiliates of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing. Neither the Company nor any of its Representatives or Affiliates will have or be subject to any liability or obligation to Parent or Merger Subsidiary or any other Person resulting from the distribution in written or verbal communications to Parent or Merger Subsidiary of any such information, including any information, documents, projections, forecasts or other material made available to Parent or to Merger Subsidiary in online "data rooms," confidential information memoranda or management interviews and presentations. Notwithstanding anything to the contrary in this Section 7.06 or otherwise, nothing herein precludes any party hereto from pursuing a claim for fraud.

ARTICLE 8

COVENANTS OF PARENT AND THE COMPANY

        Section 8.01.    Regulatory Undertakings.

        (a)   Subject to the terms and conditions of this Agreement, the Company and Parent shall take, and cause to be taken, all actions and do, and cause to be done, all things necessary, proper or advisable under Applicable Law to consummate, as soon as possible after the date hereof, the Merger and the other transactions contemplated by this Agreement, including (i) preparing and filing as promptly as practicable after the date hereof with any Governmental Authority or other Third Party all documentation to effect all necessary, proper or advisable filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, waivers, clearances, registrations, permits, authorizations and other confirmations (collectively, "Approvals") from any Governmental Authority or other Third Party that are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement; provided that the obligations set forth in this sentence shall not be deemed to have been breached as a result of actions by the Company or its Subsidiaries permitted by Section 6.04.

        (b)   In furtherance and not in limitation of the foregoing, each of Parent and the Company and their respective Affiliates shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Merger and the other transactions contemplated hereby with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice (the "Antitrust Division") as promptly as practicable after the date hereof and in any event within 7 Business Days of the date hereof, and each of Parent and the Company and their respective Affiliates as promptly as practicable after the date hereof shall make any such other filings as are necessary, proper or advisable under Applicable Laws in non-U.S. jurisdictions governing antitrust, competition, trade regulation or similar matters. Each Party shall have responsibility for its respective filing fees associated with filings pursuant to the HSR Act and any other similar filings required in any other jurisdiction. Each of Parent and the Company shall (i) respond as promptly as practicable to any inquiries received from the FTC or the Antitrust Division for additional information or documentation and to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust, competition, trade regulation or similar matters, and (ii) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the Antitrust Division not to consummate the Merger or any of the other transactions contemplated by this Agreement, except with the prior written consent of the other Parties.

        (c)   Parent shall (and shall cause its Affiliates to) offer to take (and if such offer is accepted, commit to and take (and cause its Affiliates to take)) with respect to itself and its Affiliates and the Company and its Subsidiaries any and all actions necessary, proper or advisable to avoid and eliminate each and every impediment under any antitrust, competition, trade regulation or other Applicable Law that may be asserted by the FTC, the Antitrust Division, any State Attorney General, any other Governmental Authority or any other Person with respect to the Merger or any of the other transactions contemplated by this Agreement so as to enable the consummation thereof as promptly as practicable after the date hereof, including (i) proposing, negotiating, offering to commit and effect (and if such offer is accepted, committing to and effecting), by order, consent decree, hold separate order, trust, or otherwise, the sale, divestiture, license, disposition or hold separate of assets or businesses of Parent, the Company or the Surviving Corporation, or their respective Subsidiaries or Affiliates, (ii) proposing, negotiating, and offering to commit to take any action (including any action that limits its freedom of action, ownership or control with respect to, or its ability to retain or hold, any of the businesses, assets, product lines, properties or services of Parent, the Company or the Surviving Corporation, or their respective Subsidiaries or Affiliates), and if the offer is accepted, committing to and taking such action, (iii) terminating, relinquishing, modifying or waiving existing or future relationships, ventures, contractual rights, obligations or other arrangements of Parent, the Company or the Surviving Corporation, or their respective Subsidiaries or Affiliates, (iv) creating any relationships, ventures, contractual rights, obligations or other arrangements of Parent, the Company or the Surviving Corporation, or their respective Subsidiaries or Affiliates and (v) entering or offering to enter into agreements and stipulating to the entry of an order or decree or filing appropriate applications with any Governmental Authority in connection with any of the actions contemplated by the foregoing clauses (i) through (iv) (provided that the Company shall not be obligated to take any such action unless the taking of such action is expressly conditioned upon the consummation of the Merger and the other transactions contemplated hereby), in each case, as may be necessary, proper or advisable in order to (A) obtain clearance under the HSR Act, (B) obtain any other Approval from any Governmental Authority, (C) avoid the entry of, or to effect the dissolution of or to vacate or lift, any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that would otherwise have the effect of restraining, preventing or delaying the consummation of the Merger or any of the other transactions contemplated hereby, or (D) avoid the commencement of any action or proceeding that seeks to prohibit the Merger or any other transaction contemplated by this Agreement. In addition, Parent shall vigorously defend (including through litigation on the merits) against any claim asserted by any Governmental Authority or any other Person in order to avoid the entry of, or have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that could restrain, prevent or delay the consummation of the Merger or any of the transactions contemplated by this Agreement, including by defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement, the Merger or any of the other transactions contemplated hereby. The Company and its counsel shall have the opportunity to participate in any litigation, action, suit or proceeding described in the preceding sentence, and Parent and its counsel shall cooperate with and keep informed the Company and its counsel in connection with such litigation, action, suit or proceeding.

        (d)   From the date hereof until the expiration or termination of the applicable waiting period under the HSR Act with respect to the Merger, Parent shall not (and shall cause its Affiliates not to) take any action (including the acquisition by it or its Affiliates of any interest in any Person that derives revenues from products, services or lines of business similar to the products, services or lines of business of the Company and its Subsidiaries) if such action would reasonably be expected to materially increase the risk of not obtaining the consents, approvals or clearance under any antitrust, competition, trade regulation or other Applicable Law necessary to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable after the date hereof.

        (e)   Each Party shall (i) promptly notify the other Parties of any written communication to that Party from the FTC, the Antitrust Division, any State Attorney General or any other Governmental Authority and, subject to Applicable Law, permit the other Parties to review in advance any proposed written communication to any of the foregoing and incorporate the other Party's reasonable comments, (ii) not participate in or agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filing, investigation or inquiry concerning any antitrust, competition or trade regulation matters in connection with this Agreement or the Merger unless it consults with the other Parties in advance and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate thereat and (iii) furnish the other Parties with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective Representatives, on the one hand, and any Governmental Authority or members or their respective staffs, on the other hand, with respect to any antitrust, competition or trade regulation matters in connection with this Agreement and the Merger, except that any materials concerning the Company's valuation of the transaction, the Company's internal financial information or competitively sensitive information of the Company and its Subsidiaries may be redacted or limited to outside counsel pursuant to any applicable joint defense or common interest agreement. Without limiting the foregoing, Parent agrees that, at any time in an investigation, if a Governmental Authority suggests or proffers a settlement of the investigation to permit the Merger and the other transactions contemplated by this Agreement to be consummated, Parent shall promptly (and in any event within one (1) calendar day) communicate the terms of the offer to the Company.

        Section 8.02.    Certain Filings.

        (a)   The Company and Parent shall prepare and file with the SEC as promptly as practicable after the date hereof (and in any event use commercially reasonable efforts to file within 20 Business Days after the date hereof), a proxy statement in preliminary form relating to the Company Stockholder Meeting (such proxy statement, including any amendment or supplement thereto, the "Proxy Statement"). The Company and Parent shall cooperate with one another (i) in connection with the preparation of the Proxy Statement, (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Proxy Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

        (b)   Parent and its counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement each time before it is filed with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel. The Company shall provide Parent and its counsel with (i) any comments or other communications, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the Company's response to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given).

        Section 8.03.    Parent Financing.

        (a)   Parent shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in or contemplated by the Debt Commitment Letter as soon as practicable following the date of this Agreement on the terms and conditions, taken as a whole (including the "market flex" provisions) described in the Debt Commitment Letter, including using its reasonable best efforts to (i) comply with its obligations under the Debt Commitment Letter, (ii) negotiate and enter into the Debt Financing Documents and other definitive agreements with respect to the Debt Commitment Letter, for which the amount of commitments shall be no less and the conditions to funding shall be no more restrictive than as set forth in the Debt Commitment Letter, (iii) satisfy on a timely basis all conditions applicable to Parent and Merger Subsidiary contained in the Debt Commitment Letter (including definitive agreements related thereto), including the payment of any commitment, engagement or placement fees required as a condition to the Debt Financing, and (iv) consummate the Debt Financing at or prior to the Closing, subject to the satisfaction or waiver of the conditions contained in this Agreement. Parent shall not agree to any amendment or modification to be made to, or any waiver of any provision or remedy, under the Debt Commitment Letter without the prior written consent of the Company if such amendments, modifications or waivers could reasonably be expected to (A) reduce the aggregate amount of the Debt Financing below the amount required to consummate the Merger, repay or refinance the debt contemplated in this Agreement or the Debt Commitment Letter and pay all related fees and expenses, (B) impose new or additional conditions to the receipt of the Debt Financing, (C) prevent, impede or materially delay the consummation of the transactions contemplated by this Agreement or (D) adversely impact the ability of Parent or Merger Subsidiary to enforce its rights against the other parties to the Debt Commitment Letter; provided, that this sentence shall not prohibit any amendment to the Debt Commitment Letter solely to add lenders, lead arrangers, bookrunners, syndication agents or similar entities which had not executed the Debt Commitment Letter as of the date hereof. Upon any amendment, supplement or modification of the Debt Commitment Letter in accordance with this Section 8.03, Parent shall provide a copy thereof to the Company and the term "Debt Commitment Letter" shall mean the Debt Commitment Letter as so amended, supplemented or modified.

        (b)   If funds in the amounts set forth in the Debt Commitment Letter, or any portion thereof, become unavailable to Parent on the terms and conditions set forth therein, Parent shall, and shall cause its Affiliates, as promptly as practicable following the occurrence of such event to (i) notify the Company in writing thereof, (ii) use reasonable best efforts to obtain substitute financing (on terms and conditions that are not materially less favorable to Parent and Merger Subsidiary, taken as a whole, than the terms and conditions as set forth in the Debt Commitment Letter, taking into account any "market flex" provisions thereof) sufficient to enable Parent to consummate the Merger and the other transactions contemplated hereby in accordance with its terms (the "Substitute Financing") and (iii) use reasonable best efforts to obtain a new commitment letter that provides for such Substitute Financing and, promptly after execution thereof, deliver to the Company true, complete and correct copies of the new commitment letter and fee letter (in a redacted form removing only the fee information, but which fee information does not relate to the amounts or conditionality of, or contain any conditions precedent to, the funding of the Debt Financing) and related definitive financing documents with respect to such Substitute Financing; provided that Parent shall not be required to (x) seek any Substitute Financing less favorable, in any material respect, on an economic basis, to Parent than the terms contained in the Financing Commitment Letters or (y) pay any fees or other compensation in any form materially greater than those contemplated by the Debt Commitment Letter or any related fee letter (whether to secure waiver of any conditions contained therein or otherwise). Upon obtaining any commitment for any such Substitute Financing, such financing shall be deemed to be a part of the "Debt Financing" and any commitment letter for such Substitute Financing shall be deemed the "Debt Commitment Letter" for all purposes of this Agreement. Notwithstanding the foregoing, no new commitment letter or new fee letter may expand upon the conditions precedent or contingencies to the funding at the Closing of the Debt Financing as set forth in the Debt Commitment Letter in effect on the date hereof or which would reasonably be expected to adversely affect the ability or likelihood of Parent or Merger Subsidiary to timely consummate the transactions contemplated by this Agreement.

        (c)   Parent and Merger Subsidiary shall give the Company prompt notice: (i) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to any Debt Commitment Letter or definitive document related to the Debt Financing, (ii) of the receipt of any written notice or other written communication from any party to any Debt Commitment Letter with respect to any actual or threatened breach, default, withdrawal, termination or repudiation by any party to any Debt Commitment Letter or any definitive document related to the Debt Financing or any provisions of the Debt Commitment Letter or any definitive document related to the Debt Financing, (iii) of any material written dispute or disagreement between or among Parent and any of the other parties to the Debt Commitment Letter or any definitive document related to the Debt Financing that would result or reasonably be likely to result in all or a portion of the Debt Financing not being available to Parent at the Closing, (iv) of any amendment or modification of, or waiver under, the Debt Commitment Letter or any related fee letters and (v) if for any reason Parent or Merger Subsidiary believes in good faith that it will not be able to timely obtain all or any portion of the Debt Financing. Promptly following any written request by the Company therefor, Parent shall (x) provide the Company any information requested by the Company in writing relating to any circumstance referred to in clause (i), (ii), (iii), (iv) or (v) of the immediately preceding sentence, (y) keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing (or Substitute Financing obtained in accordance with Section 8.03(b)) (z) and provide to the Company copies of all documents related to the Debt Financing (or Substitute Financing obtained in accordance with Section 8.03(b)), other than any ancillary agreements subject to confidentiality agreements (except to the extent such agreements relate to the amounts or conditionality of, or contain any conditions precedent to, the funding of the Debt Financing (or Substitute Financing obtained in accordance with Section 8.03(b)), including any "market flex" provisions).

        (d)   Prior to the Closing, the Company shall use reasonable best efforts, and shall use commercially reasonable efforts to cause its Representatives, at Parent's sole expense, to cooperate with Parent's efforts to consummate the Debt Financing, including the following: (i) participation by management with appropriate seniority and expertise in a reasonable number of meetings, presentations, road shows, due diligence sessions and sessions with rating agencies in connection with the Debt Financing, (ii) assisting with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Debt Financing, and identifying any portion of the information set forth in marketing materials that would constitute material, non-public information regarding the Company or its Subsidiaries or any of their respective securities, (iii) delivery of customary authorization letters that authorize the distribution of the confidential information memorandum in connection with the Debt Financing to prospective lenders, (iv) furnishing Parent and Merger Subsidiary and the Financing Sources with the Required Financial Information in Compliant form, and other financial and other pertinent information regarding the Company as may be reasonably requested by Parent that are necessary for the satisfaction of the obligations and conditions set forth in the Debt Commitment Letter (v) assisting Parent in the preparation of the pro forma financial statements required in connection with the Debt Commitment Letter, (vi) ensuring that the Financing Sources benefit from the existing lending relationships of the Company and its Subsidiaries, (vii) obtaining accountants' comfort letters reasonably requested by Parent, (viii) solely to the extent required by the Debt Commitment Letter, assisting Parent and Merger Subsidiary in procuring corporate and facilities ratings in connection with the Debt Financing, (ix) subject to customary confidentiality arrangements, providing other customary and reasonable due diligence materials to the Financing Sources and potential lenders necessary to consummate the Financing, (x) facilitating the entrance into one or more credit or other agreements reasonably satisfactory to Parent in connection with the Debt Financing to the extent direct borrowings or debt incurrences by the Company or its Subsidiaries are contemplated by the Debt Commitment Letter, including participation by senior management of the Company and its Subsidiaries in the negotiation of such agreements, provided that neither the Company nor any of its Subsidiaries shall be required to enter into any such agreement prior to the Effective Time, (xi) providing customary payoff letters requested by Parent or the Financing Sources relating to the repayment of existing indebtedness of the Company and the release of related Liens to the extent such debt is required to be repaid hereunder, and (xii) facilitating the entrance into other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Debt Financing as may be reasonably requested by Parent in connection with the Debt Financing and otherwise reasonably facilitating the pledge of collateral and providing of guarantees contemplated by the Debt Commitment Letter, including participation by senior management of the Company and its Subsidiaries in the negotiation of such documents and instruments (provided that the Company and its Subsidiaries shall not be required to enter into any such document or instrument prior to the Effective Time); provided that, notwithstanding anything to the contrary contained in this Agreement (including this Section 8.03), (A) nothing in this Agreement (including this Section 8.03) shall require any such cooperation to the extent that it would (1) require the Company or any of its Subsidiaries or Representatives, as applicable, to waive or amend any terms of this Agreement or agree to pay any commitment or other fees or reimburse any expenses prior to the Effective Time, unless reimbursed by Parent in connection therewith, or incur any liability or give any indemnities or otherwise commit to take any action that is not contingent upon the Effective Time, (2) require the Company or any of its Subsidiaries to take any action that will conflict with or violate the Company's organizational documents or any Applicable Law or result in the contravention of, or that would reasonably be expected to result in a violation or breach of, or default under, any Contract to which the Company or any of its Subsidiaries is a party, (3) require the Company or any of its Subsidiaries to enter into or approve, prior to the Effective Time, any financing or purchase agreement for the Financing, or (4) result in any officer or director of the Company or any of its Subsidiaries incurring any personal liability with respect to any matters relating to the Debt Financing, (B) no action, liability or obligation of the Company or any of its Subsidiaries or any of their respective Representatives under any certificate, agreement, arrangement, document or instrument relating to the Financing shall be effective until the Effective Time, (C) notwithstanding anything to the contrary, none of the Company or any of its Subsidiaries or any of their respective Representatives shall be required to provide any information or make any presentations with respect to capital structure, or the incurrence of the Financing or other pro forma information relating thereto or the manner in which Parent intends to operate, or cause to be operated, the business of the Surviving Corporation and its Subsidiaries after the Effective Time and (D) Parent shall promptly reimburse the Company or promptly cause the Company to be reimbursed for all reasonable and documented out-of-pocket costs and expenses (including the reasonable attorneys' fees of outside counsel) incurred by the Company or any of its Subsidiaries in connection with the actions and cooperation pursuant to this Section 8.03. Parent shall indemnify and hold harmless the Company, its Subsidiaries and its Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Debt Financing (including any action taken in accordance with this Section 8.03(d)) and any information utilized in connection therewith; provided that the foregoing shall not apply in respect of (i) historical information relating to the Company or its Subsidiaries or other information furnished by the Company or its Subsidiaries or (ii) willful acts or omissions or gross negligence of the Company or any of its Subsidiaries. All material non-public information regarding the Company and its Subsidiaries provided to Parent, Merger Subsidiary and their Representatives and Affiliates pursuant to this Section 8.03(d) shall be kept confidential in accordance with the Confidentiality Agreement. In addition to the foregoing, the Company shall, and shall use its commercially reasonable efforts to cause its Representatives to, furnish promptly (and in any event within three Business Days prior to the Closing Date) all documentation and information reasonably requested by Parent relating to the Company and its Subsidiaries required by U.S. regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

        (e)   Parent and Merger Subsidiary acknowledge and agree that the obtaining of the Debt Financing, or any Substitute Financing, is not a condition to Closing.

        Section 8.04.    Public Announcements.     Except in connection with actions taken pursuant to and in accordance with Section 6.04, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution), making any other public statement or scheduling any press conference or conference call with investors or analysts with respect to this Agreement or the transactions contemplated hereby and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation.

        Section 8.05.    Further Assurances.

        (a)   Subject to the terms and conditions set forth in this Agreement, each of Parent, Merger Subsidiary and the Company shall use (and the Company shall cause each of its Subsidiaries to use) commercially reasonable efforts to (i) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (ii) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

        (b)   At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

        Section 8.06.    Notices of Certain Events.     Each of the Company and Parent shall promptly notify the other of:

        (a)   any written notice or other written communication from any Person alleging that the consent of such Person is required in connection with the transactions contemplated by this Agreement;

        (b)   any written notice or other written communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

        (c)   any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened in writing against the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that relate to the consummation of the transactions contemplated by this Agreement.

        Section 8.07.    Section 16 Matters.     Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) by each individual who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the 1934 Act.

        Section 8.08.    Defense of Litigation.     The Company shall control and keep Parent reasonably informed with respect to any material developments regarding, the defense or settlement of any Proceeding brought by any of the Company's stockholders against the Company or its directors or officers arising out of or relating to transactions contemplated by this Agreement and shall provide Parent the opportunity to participate in such defense or settlement; provided, that the Company shall not settle any such Proceeding without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed).

ARTICLE 9

CONDITIONS TO THE MERGER

        Section 9.01.    Conditions to the Obligations of Each Party.     The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

        (a)   the Company Stockholder Approval shall have been obtained in accordance with Delaware Law;

        (b)   no restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction preventing the consummation of the Merger shall have taken effect after the date hereof and shall still be in effect; and

        (c)   any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated.

        Section 9.02.    Conditions to the Obligations of Parent and Merger Subsidiary.     The obligation of Parent and Merger Subsidiary to consummate the Merger is further subject to the satisfaction (or waiver, if permissible under Applicable Law) at or prior to the Effective Time of each of the following conditions:

        (a)   (i) the representations and warranties of the Company contained in Sections 4.01 (first sentence only), 4.02(a), 4.23 and 4.25 of this Agreement shall be true and correct in all respects as of the date of this Agreement and at and as of the Effective Time as though made at and as of such time (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct in all respects only as of such time), (ii) the representations and warranties of the Company contained in Section 4.05(a) and 4.05(b) (first sentence only) of this Agreement shall be true and correct at as of the date of this Agreement and at and as of the Effective Time as though made at and as of such time, except for immaterial inaccuracies and (iii) all other representations and warranties of the Company contained in this Agreement shall be true and correct as of the date of this Agreement and at and as of the Effective Time as though made at and as of such time (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true only as of such time), in each case without regard to any qualifications as to Company Material Adverse Effect or materiality contained in such representations and warranties, except where the failure of any such representations or warranties in this clause (iii) to be so true and correct, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect;

        (b)   the Company shall not have breached in any material respect, or failed to perform in all material respects, the obligations required to be performed by it under this Agreement contemplated to be performed at or prior to the Effective Time;

        (c)   since the date of this Agreement, there shall not have been any Circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect and that is continuing; and

        (d)   the Company shall have delivered to Parent a certificate signed by an executive officer of the Company dated as of the date of the Effective Time certifying that the conditions specified in Section 9.02(a), Section 9.02(b) and Section 9.02(c) have been satisfied.

        Section 9.03.    Conditions to the Obligations of the Company.     The obligation of the Company to consummate the Merger is further subject to the satisfaction (or waiver, if permissible under Applicable Law) at or prior to the Effective Time of each of the following conditions:

        (a)   (i) the representations and warranties of Parent contained in Sections 5.01 and 5.02 of this Agreement shall be true and correct in all respects as of the date of this Agreement and at and as of the Effective Time as though made at and as of such time (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct only as of such time) and (ii) all other representations and warranties of Parent contained in this Agreement shall be true and correct as of the date hereof and at and as of the Effective Time as though made at and as of such time (other than any such representation and warranty that by its terms addresses matters only as of another specified time, which shall be true and correct only as of such time), in each case without regard to any qualifications as to Parent Material Adverse Effect or materiality contained in such representations and warranties, except where the failure of any such representations or warranties in this clause (ii) to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect;

        (b)   Parent shall not have breached in any material respect, or failed to perform in all material respects, the material obligations required to be performed by it under this Agreement contemplated to be performed at or prior to the Effective Time; and

        (c)   Parent shall have delivered to the Company a certificate signed by an executive officer of Parent dated as of the date of the Effective Time certifying that the conditions specified in Section 9.03(a) and Section 9.03(b) have been satisfied.

        Section 9.04.    Frustration of Closing Conditions.     Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 9.01, Section 9.02 or Section 9.03, as the case may be, to be satisfied if such failure was caused by such Party's breach in any material respect of any provision of this Agreement or failure in any material respect to use the standard of efforts required from such Party to consummate the Merger and the other transactions contemplated hereby.

ARTICLE 10

TERMINATION

        Section 10.01.    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company or by Parent as sole stockholder of Merger Subsidiary), it being understood that any termination by Parent shall also constitute a termination by Merger Subsidiary:

        (a)   by mutual written agreement of the Company and Parent;

        (b)   by either the Company or Parent, if:

            (i)  the Merger has not been consummated on or before October 6, 2015 (the "End Date"); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any Party whose breach of any provision of this Agreement was a principle cause of or resulted in the failure of the Merger to be consummated by such time;

           (ii)  there shall be any permanent injunction or other order issued by any court of competent jurisdiction preventing, prohibiting or making illegal the consummation of the Merger and such injunction or other order shall have become final and nonappealable; or

          (iii)  at the Company Stockholder Meeting (including after taking into account any adjournment, postponement or recess thereof), the Company Stockholder Approval shall not have been obtained; or

        (c)   by Parent, if,

            (i)  an Adverse Recommendation Change shall have occurred; or

           (ii)  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Company set forth in this Agreement shall have occurred and such breach would cause the condition set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied, and such condition is incapable of being satisfied by the End Date or, if curable, such breach is not cured by the Company prior to the earlier of (x) the twentieth (20th) Business Day after the Company's receipt of written notice thereof from Parent or (y) the End Date; or

        (d)   by the Company, if:

            (i)  prior to the Company Stockholder Approval, the Board of Directors of the Company authorizes the Company to enter into Acquisition Proposal Documentation concerning a Superior Proposal; provided that (x) the Company has complied in all material respects with the applicable provisions of Section 6.04 as such provisions expressly relate to such Superior Proposal and (y) concurrently with such termination the Company enters into the Acquisition Proposal Documentation and complies with its obligations under Section 6.04(d) and Section 11.04 to pay the Go-Shop Termination Fee or the Termination Fee, as applicable;

           (ii)  a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement shall have occurred and such breach would cause the conditions set forth in Section 9.03(a) or Section 9.03(b) not to be satisfied, and such condition is incapable of being satisfied by the End Date or, if curable, such breach is not cured by Parent prior to the earlier of (x) the twentieth (20th) Business Day after Parent's receipt of written notice thereof from the Company or (y) the End Date; or

          (iii)  (x) the Marketing Period has ended and all of the conditions set forth in Section 9.01 and Section 9.02 have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but are then capable of being satisfied if the Closing were to occur), (y) the Company provided written notice to Parent and Merger Subsidiary that it was ready and willing to consummate the transactions contemplated by this Agreement (subject to the satisfaction of all of the conditions set forth in Article 9) and (z) Parent and Merger Subsidiary fail to consummate the Merger within two Business Days following the later of (1) the Company's delivery of such notice and (2) the date on which the Closing should have occurred pursuant to Section 2.01(b); provided, however, that during such period of two Business Days, no Party shall be entitled to terminate this Agreement pursuant to Section 10.01(b)(i).

        The Party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other Party.

        Section 10.02.    Effect of Termination.     If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any Party (or any stockholder, director, officer, employee, agent, consultant or representative of such Party) to the other Parties; provided that, subject to Sections 11.04 and 11.14, no such termination shall relieve any Party of any liability for damages (which the Parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs) incurred or suffered by the other Party resulting from fraud or willful breach. The provisions of this Section 10.02 and Sections 8.03(d) (last two sentences only), 11.04, 11.06, 11.07, 11.08, 11.09 and 11.10 shall survive any termination hereof pursuant to Section 10.01.

ARTICLE 11

MISCELLANEOUS

        Section 11.01.    Notices.     All notices, requests and other communications to any Party hereunder shall be in writing (including electronic mail ("e-mail") transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Parent or Merger Subsidiary, to:

    NM Z Parent Inc.
    c/o New Mountain Capital, L.L.C.
    787 Seventh Ave, 49th Floor
    New York, NY 10019
    Attention: Matthew Holt
    E-mail: mholt@newmountaincapital.com

        with a copy to:

    Fried, Frank, Harris, Shriver & Jacobson LLP
    One New York Plaza
    New York, New York 10004
    Attention: John Sorkin and Abigail Bomba
    E-mail: john.sorkin@friedfrank.com and abigail.bomba@friedfrank.com if to the Company, to:

    Zep Inc.
    1310 Seaboard Industrial Blvd. NW
    Atlanta, Georgia 30318
    Attention: Mark R. Bachmann and Valerie Barney
    E-mail: mark.bachmann@zep.com and valerie.barney@zepinc.com with a copy to:

    King & Spalding LLP
    1180 Peachtree Street
    Atlanta, Georgia 30309
    Attention: Russell B. Richards and C. William Baxley
    E-mail: rrichards@kslaw.com and bbaxley@kslaw.com

or to such other address or e-mail as such Party may hereafter specify for the purpose by notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt.

        Section 11.02.    Survival of Representations and Warranties.     The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time.

        Section 11.03.    Amendments and Waivers.

        (a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement or, in the case of a waiver, by each Party against whom the waiver is to be effective; provided that after the Company Stockholder Approval has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under Delaware Law without such approval having first been obtained. Notwithstanding anything in this Agreement to the contrary, the definitions of "Financing Sources" and "Lenders" and the provisions of Sections 10.01, 11.04 (e), 11.04 (f), 11.04(g), 11.06(a) , 11.07, 11.08, 11.09, 11.12 and this Section 11.03(a) (and any provision of this Agreement to the extent an amendment, modification, waiver or termination of such provision would modify the substance of any such Section) may not be amended, modified, waived or terminated in a manner that adversely affects the Financing Sources without the prior written consent of the Financing Sources adversely affected thereby.

        (b)   No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

        Section 11.04.    Expenses; Termination Fees.

        (a)   Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

        (b)   (i) If this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) as a result of an Adverse Recommendation Change in respect of a Superior Proposal or by the Company pursuant to Section 10.01(d)(i) and either (A) such termination occurs on or before the No-Shop Period Start Date or (B) the Company enters into a definitive agreement with an Excluded Party with respect to a Superior Proposal in accordance with Section 10.01(d)(i) on or before the date that is the later of (I) the date that is 10 days after the No-Shop Period Start Date and (II) the date that is one day after the date on which the last Negotiation Period ends, then the Company shall pay to Parent by wire transfer of immediately available funds $8,750,000 (the "Go-Shop Termination Fee"). If (x) this Agreement is terminated by Parent pursuant to Section 10.01(c)(i) or by the Company pursuant to Section 10.01(d)(i) and (y) the Go-Shop Termination Fee is not payable pursuant to the preceding sentence, or if this Agreement is terminated by the Company or Parent pursuant to Section 10.01(b)(i) and at the time of such termination Parent would have been entitled to terminate this Agreement pursuant to Section 10.01(c)(i), then the Company shall pay to Parent by wire transfer of immediately available funds $17,500,000 (the "Termination Fee"). The Go-Shop Termination Fee and the Termination Fee, as applicable, shall be payable by the Company in the case of a termination (I) by Parent pursuant to Section 10.01(c)(i) or Section 10.01(b)(i) if at the time of such termination Parent would have been entitled to terminate this Agreement pursuant to Section 10.01(c)(i), within one Business Day after such termination and (II) by the Company pursuant to Section 10.01(d)(i), substantially concurrently with and as a condition to such termination.

           (ii)  If (A) this Agreement is terminated by Parent or the Company pursuant to Section 10.01(b)(iii) and at the time of termination all conditions to the consummation of the Merger set forth in Section 9.01 and Section 9.03, other than the condition set forth in Section 9.01(a), have been satisfied or waived (or are then capable of being satisfied) and (B) an Acquisition Proposal shall have been publicly announced after the date of this Agreement and not withdrawn prior to the Company Stockholder Meeting, then the Company shall promptly (but in no event more than two Business Days following receipt of an invoice therefor) reimburse Parent for all expenses and out-of-pocket costs incurred by Parent and its Affiliates in connection with this Agreement and the transactions hereby (including the Financing), by wire transfer of same day funds to one or more accounts designated by Parent (the Parties agree that in no event shall the aggregate amount of expense reimbursement pursuant to this clause exceed $5,000,000); provided, that if within twelve months following the date of such termination, the Company enters into

  Acquisition Proposal Documentation (which Acquisition Proposal is later consummated) or consummates an Acquisition Proposal (provided that for purposes of this proviso, each reference to "20%" in the definition of Acquisition Proposal shall be deemed to be a reference to "50%"), then the Company shall pay to Parent in immediately available funds, the Termination Fee (less the amount of expense reimbursement actually paid to Parent pursuant to this Section 11.04(b)(ii)) upon the consummation of such Acquisition Proposal.

          (iii)  If this Agreement is terminated (x) by the Company pursuant to Section 10.01(d)(ii) or Section 10.01(d)(iii) or (y) by the Company or Parent pursuant to Section 10.01(b)(i), if, at the time of such termination, the Company would have been entitled to terminate this Agreement pursuant to Section 10.01 (d)(ii) or Section 10.01(d)(iii), then, in each case, Parent shall pay to the Company by wire transfer of immediately available funds $33,750,000 (the "Parent Termination Fee") within one Business Day after such termination.

        (c)   In no event shall (i) a Termination Fee be payable if a Go-Shop Termination Fee is payable or (ii) more than one Termination Fee, Go-Shop Termination Fee or Parent Termination Fee be payable, whether or not the Termination Fee, Go-Shop Termination Fee or Parent Termination Fee, as applicable, may be payable at different times or upon the occurrence of different events.

        (d)   The Parties acknowledge and agree that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company or Parent, as the case may be, fails to timely pay the amount due pursuant to this Section 11.04, and, in order to obtain such payment, the Company or Parent, as the case may be, commences a Proceeding that results in a court judgment in its favor, such paying Party shall pay to the other Party or Parties, as applicable, its reasonable and documented out-of-pocket costs and expenses (including attorneys' fees and expenses) in connection with such Proceeding, together with interest on the amount of such payment from the date such payment was required to be made under this Section 11.04 until the actual date of payment at a rate per annum equal to the prime interest rate published in The Wall Street Journal on the date such interest begins accruing.

        (e)   If the Go-Shop Termination Fee or the Termination Fee is payable and paid by the Company pursuant to Section 11.04(b)(i) or Section 11.04(b)(ii), Parent and Merger Subsidiary agree that (i) Parent's right to receive the Go-Shop Termination Fee or the Termination Fee, as applicable, from the Company shall be Parent's and Merger Subsidiary's sole and exclusive remedy against the Company and its Representatives relating to or arising out of this Agreement and the transactions contemplated hereby, (ii) upon payment of the Go-Shop Termination Fee or the Termination Fee, as applicable, neither the Company nor any of its Representatives shall have any further liability or obligation to Parent, Merger Subsidiary or any of their respective Representatives relating to or arising out of this Agreement or the transactions contemplated hereby, including for (A) any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the transactions contemplated by this Agreement to be consummated and (B) any consequential, special, indirect or punitive damages, and (iii) none of Parent, Merger Subsidiary, nor any other Person shall be entitled to bring or maintain any Action against the Company or any of its Representatives arising out of or in connection with this Agreement or the transactions contemplated by this Agreement (or the abandonment or termination thereof) or any matters forming the basis for such termination. Notwithstanding the foregoing, nothing in this Section 11.04(e) shall limit the right of Parent to bring or maintain any Action for injunction, specific performance or other equitable relief to the extent provided in Section 11.14, unless and until this Agreement has been terminated and the Go-Shop Termination Fee or the Termination Fee, as applicable, has been paid in accordance with this Section 11.04. Under no circumstances will Parent be entitled to receive both a grant of specific performance, on the one hand, and the Go-Shop Termination Fee or the Termination Fee, on the other hand.

        (f)    If the Parent Termination Fee is payable and paid to the Company pursuant to Section 11.04(b)(iii), the Company agrees that (i) the Company's right to receive the Parent Termination Fee plus any amounts owed pursuant to Section 8.03(d) and Section 11.04(d) (the "Recoverable Amounts") from Parent (or from Investor pursuant to the Limited Guaranty) shall be the Company's sole and exclusive remedy against Parent, Investor, any Financing Source, and their respective Representatives relating to or arising out of this Agreement and the transactions contemplated hereby, (ii) upon payment of the Recoverable Amounts, none of Parent, Investor nor any Financing Source, nor any of their respective Representatives, shall have any further liability or obligation to the Company, the Company's stockholders, or any of their respective Representatives relating to or arising out of this Agreement or the transactions contemplated hereby, including for (A) any loss suffered as a result of any breach of any covenant or agreement in this Agreement or the failure of the transactions contemplated by this Agreement to be consummated and (B) any consequential, special, indirect or punitive damages, and (iii) none of the Company, the Company's stockholders, nor any other Person shall be entitled to bring or maintain any Action against Parent, the Investor, any Financing Source or any of their respective Representatives arising out of or in connection with this Agreement or the transactions contemplated by this Agreement (or the abandonment or termination thereof) or any matters forming the basis for such termination. Notwithstanding the foregoing, nothing in this Section 11.04(f) shall limit the right of the Company (x) to bring or maintain any Action for injunction, specific performance or other equitable relief to the extent provided in Section 11.14, unless and until this Agreement has been terminated and the Parent Termination Fee has been paid in accordance with this Section 11.04, or (y) to bring or maintain any Action against Parent or any of its Affiliates arising out of or in connection with a breach of the Confidentiality Agreement. Under no circumstances will the Company be entitled to receive both a grant of specific performance and the Parent Termination Fee.

        (g)   Notwithstanding anything herein to the contrary, no Financing Source shall have any liability for any obligations or liabilities of the parties hereto or for any claim (whether in tort, contract or otherwise), based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall the Company or any of its Affiliates, and the Company agrees not to and to cause its Affiliates not to, (a) seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Financing Source or (b) seek to enforce the commitments against, make any claims for breach of the Debt Commitment Letter against, or seek to recover monetary damages from, or otherwise sue, the Financing Sources for any reason, including in connection with the Debt Commitment Letter or the obligations of lenders thereunder. Nothing in this Section 11.04(g) shall in any way limit or qualify the liabilities of the Financing Sources and the other parties to the Debt Financing (or the definitive documents entered into pursuant thereto) to each other thereunder or in connection therewith.

        Section 11.05.    Disclosure Letter.     The Parties agree that any reference in a particular Section of either the Company Disclosure Letter or the Parent Disclosure Letter shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant Party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties of such Party that are contained in this Agreement to the extent that such disclosure is set forth with such specificity that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such Sections. The mere inclusion of an item in either the Company Disclosure Letter or the Parent Disclosure Letter as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

        Section 11.06.    Binding Effect; Benefit; Assignment.

        (a)   The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns, and no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns, other than: (i) with respect to the provisions of Section 7.04 which shall inure to the benefit of the persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (ii) at and after the Effective Time, the rights of the holders of shares of Company Stock to receive the Merger Consideration in accordance with the terms and conditions of this Agreement, and (iii) at and after the Effective Time, the rights of the holders of Company Stock Options, Company Restricted Shares, Company Performance Shares, Company Restricted Stock Unit Awards, Company Performance Stock Unit Awards, Company Share Units and Deferred Stock Units to receive the payments contemplated by the applicable provisions of Section 2.05. Notwithstanding the foregoing, the Financing Sources shall be express third-party beneficiaries of Sections 10.01, 11.03(a), 11.04(e), 11.04(f), 11.04(g), 11.07, 11.08, 11.09, 11.12 and this Section 11.06(a). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties.

        (b)   No Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other Parties; provided, however, that, prior to the Closing, Parent or Merger Subsidiary may (i) assign all (but not less than all) of its rights or obligations hereunder to a wholly-owned (direct or indirect) subsidiary of Parent or Merger Subsidiary or any Affiliate of Parent or Merger Subsidiary, provided that no such assignment shall relieve the assigning Party of its obligations hereunder, and (ii) collaterally assign any or all of its rights, but not its obligations, under this Agreement to any Lender. Nothing in this Agreement shall prevent or otherwise impede the transfer or other assignment of the equity interests in Parent or Merger Subsidiary (or both) to any Affiliate thereof.

        Section 11.07.    Governing Law.     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

        Section 11.08.    Jurisdiction.

        (a)   The Parties agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, exclusively in any federal court located in the State of Delaware or other Delaware state court, and each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 11.01 shall be deemed effective service of process on such Party. Notwithstanding the foregoing, each party irrevocably agrees and consents to be subject to the exclusive jurisdiction of the United States District Court of the Southern District of New York or any New York State court, in each case, sitting in the Borough of Manhattan, and any appellate court therefrom in any suit, action or proceeding against any Financing Source arising out of, or relating to, the transactions contemplated hereby, the Debt Commitment Letter, the Debt Financing or the performance of services thereunder.

        (b)   EACH OF PARENT, MERGER SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY DESIGNATES THE CORPORATION SERVICE COMPANY (IN SUCH CAPACITY, THE "PROCESS AGENT"), WITH AN OFFICE AT 2711 CENTERVILLE ROAD, SUITE 400, CITY OF WILMINGTON, COUNTY OF NEW CASTLE, DELAWARE 19808 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT; PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO EACH OTHER SUCH PARTY IN THE MANNER PROVIDED IN SECTION 11.01 OF THIS AGREEMENT. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN WILMINGTON, DELAWARE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

        Section 11.09.    WAIVER OF JURY TRIAL.     EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING ANY ACTION INVOLVING THE LENDERS OR ANY OF THEIR AFFILIATES UNDER THE DEBT COMMITMENT LETTER.

        Section 11.10.    WAIVERS IRREVOCABLE.     EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE WAIVERS IN SECTION 11.08(a) AND SECTION 11.09 ARE INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

        Section 11.11.    Counterparts; Effectiveness.     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by all of the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

        Section 11.12.    Entire Agreement.     This Agreement, the Confidentiality Agreement, the Commitment Letters and the Limited Guaranty constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter of this Agreement.

        Section 11.13.    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        Section 11.14.    Specific Performance.

        (a)   The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof (and, more specifically, that irreparable damage would occur if the Merger were not consummated and the Company's stockholders and holders of Company Stock Options, Company Restricted Shares, Company Performance Shares, Company Restricted Stock Unit Awards, Company Performance Stock Unit Awards Company Share Units and Deferred Stock Units did not receive the aggregate Merger Consideration in accordance with the terms but subject to the conditions of this Agreement) and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the Parties' obligation to consummate the Merger and Parent's obligation to pay, and the Company's stockholders' and holders of Company Stock Options', Company Restricted Shares', Company Performance Shares', Company Restricted Stock Unit Awards', Company Performance Stock Unit Awards', Company Share Units' and Deferred Stock Units' right to receive, the aggregate Merger Consideration pursuant to the Merger, subject in each case to the terms and conditions of this Agreement) in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity, and the Parties further waive any requirement for the securing or posting of any bond or proof of actual damages in connection with any such remedy.

        (b)   The right of the Company to obtain an injunction, or other appropriate form of specific performance or equitable relief, in each case, solely with respect to causing Parent to cause the Equity Financing to be funded (whether under this Agreement or the Equity Commitment Letter) and/or to consummate the Closing shall be subject to the requirements that (i) all of the conditions set forth in Sections 9.01 and 9.02 have been satisfied (other than those conditions that by their terms are to be satisfied at or shortly before the Closing (provided, such conditions would be satisfied if the Closing were to occur on any relevant date during the pendency of such action for specific performance) and those conditions that Parent's breach of this Agreement or the Commitment Letters has caused not to be satisfied), (ii) the Debt Financing has been funded or would concurrently be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing and (iii) the Company has irrevocably confirmed in writing that if specific performance or other equitable relief is granted and the Equity Financing and Debt Financing are funded, then the Closing will occur. To avoid doubt, the foregoing sentence shall not apply to or otherwise limit the right of the Company to such injunctions, specific performance or other equitable relief for obligations other than with respect to the obligations of Parent and Merger Subsidiary to cause the Equity Financing to be funded and/or to consummate the Closing.

[The remainder of this page has been intentionally left blank;
the next page is the signature page.]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

ZEP INC.
By:	/s/ JOHN K. MORGAN
	Name:	John K. Morgan
	Title:	Chairman, President and Chief Executive Officer

NM Z PARENT INC.
By:	/s/ MATTHEW HOLT
	Name:	Matthew Holt
	Title:	President

NM Z MERGER SUB INC.
By:	/s/ MATTHEW HOLT
	Name:	Matthew Holt
	Title:	President

Annex B

April 7, 2015

The Board of Directors
Zep Inc.
1310 Seaboard Industrial Blvd. NW
Atlanta, Georgia 30318

Members of the Board of Directors:

        We understand that Zep Inc., a Delaware corporation ("Zep"), proposes to enter into an Agreement and Plan of Merger (the "Agreement"), among Zep, NM Z Parent Inc., a Delaware corporation ("NMZ") and NM Z Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of NMZ ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into Zep (the "Merger") and each outstanding share of the common stock, par value $0.01 per share, of Zep ("Zep Common Stock") will be converted into the right to receive $20.05 in cash, without interest (the "Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of Zep Common Stock of the Consideration to be received by such holders in the Merger.

        In connection with this opinion, we have, among other things:

  (i)
  reviewed certain publicly available business and financial information relating to Zep;

  (ii)
  reviewed certain internal financial and operating information with respect to the business, operations and prospects of Zep furnished to or discussed with us by the management of Zep, including certain financial forecasts relating to Zep prepared by the management of Zep (such forecasts, "Zep Forecasts");

  (iii)
  discussed the past and current business, operations, financial condition and prospects of Zep with members of senior management of Zep;

  (iv)
  reviewed the trading history for Zep Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

  (v)
  compared certain financial and stock market information of Zep with similar information of other companies we deemed relevant;

  (vi)
  compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

  (vii)
  considered the results of our prior efforts on behalf of Zep in 2014 to solicit, at the direction of Zep, indications of interest and definitive proposals from third parties with respect to a possible acquisition of Zep;

  (viii)
  reviewed a draft, dated April 7, 2015, of the Agreement (the "Draft Agreement"); and

  (ix)
  performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

        In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of Zep that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Zep Forecasts, we have been advised by Zep, and we have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Zep as to the future financial performance of Zep.

        We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Zep, nor have we made any physical inspection of the properties or assets of Zep. We have not evaluated the solvency or fair value of Zep, NMZ or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of Zep, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on Zep, NMZ or the contemplated benefits of the Merger. We also have assumed, at the direction of Zep, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

        We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger, any related transactions or any other agreement, arrangement or understanding entered into in connection with or related to the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Zep Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to Zep or in which Zep might engage or as to the underlying business decision of Zep to proceed with or effect the Merger. We also are not expressing any view or opinion with respect to, and we have relied, at the direction of Zep, upon the assessments of representatives of Zep regarding, legal, regulatory, accounting, tax and similar matters relating to Zep or the Merger, as to which matters we understand that Zep obtained such advice as it deemed necessary from qualified professionals. In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Merger or any other matter.

        We have acted as financial advisor to Zep in connection with the Merger and will receive a fee for our services, a portion of which is payable upon delivery of this opinion and the principal portion of which is contingent upon consummation of the Merger. In addition, Zep has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

        We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of (i) Zep and/or certain of its affiliates, and (ii) NMZ and/or certain of its affiliates, including New Mountain Capital, L.L.C. ("New Mountain Capital") and/or certain of its affiliates and portfolio companies.

        We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to Zep and/or certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, joint bookrunner and joint lead arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements of Zep and/or certain of its affiliates, and (ii) having provided or providing certain treasury management services and products to Zep and/or certain of its affiliates.

        In addition, we and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to NMZ and/or certain of its affiliates, including New Mountain Capital and/or certain of its affiliates and portfolio companies, and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or acting as administrative agent, collateral agent, joint bookrunner and/or joint lead arranger for, and/or as a lender under, certain term loans, letters of credit, credit and leasing facilities and other credit arrangements (including acquisition financing) of NMZ and/or certain of its affiliates, including New Mountain Capital and/or certain of its affiliates and portfolio companies, (ii) having provided or providing certain derivatives, foreign exchange and other trading services to NMZ and/or certain of its affiliates, including New Mountain Capital and/or certain of its affiliates and portfolio companies, (iii) having provided or providing certain managed investments services and products to NMZ and/or certain of its affiliates, including New Mountain Capital and/or certain of its affiliates and portfolio companies, and (iv) having provided or providing certain treasury management services and products to NMZ and/or certain of its affiliates, including New Mountain Capital and/or certain of its affiliates and portfolio companies.

        It is understood that this letter is for the benefit and use of the Board of Directors of Zep (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

        Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

        Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Zep Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal Rights

(a)
Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)
Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)
Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)
Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.
Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.
Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.
Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.
Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

  (3)
  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

  (4)
  In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

(c)
Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)
Appraisal rights shall be perfected as follows:

(1)
If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)
If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)
Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f)
Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)
At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)
After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)
The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)
The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)
From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)
The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Zep Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Zep Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ZEP INC. 1310 SEABOARD INDUSTRIAL BLVD., NW ATLANTA, GA 30318-2825 M93525-S33069 ZEP INC. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3. For Abstain Against 1. Approve and adopt the Merger Agreement, dated April 7, 2015 (the "Merger Agreement"), by and among Zep Inc., NM Z Parent Inc., and NM Z Merger Sub Inc., and thereby approve the transactions contemplated by the Merger Agreement, including the Merger of NM Z Merger Sub Inc. with and into Zep Inc. (the "Merger"). ! ! ! ! ! ! 2. Advisory (non-binding) proposal to approve compensation that will or may become payable to our named executive officers in connection with the Merger. ! ! ! 3. Adjourn the Special Meeting from time to time, if necessary or appropriate to, among other things, solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to approve and adopt the Merger Agreement. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is indicated, this proxy will be voted FOR Proposals 1, 2 and 3. If any other matters properly come before the meeting, the named proxies will vote in their discretion. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer giving full title of such.

Important Notice Regarding the Availability of Proxy Materials for the Zep Inc. Special Meeting: The Company's Notice of Special Meeting of Stockholders and Proxy Statement for the Special Meeting of Stockholders are available at www.proxyvote.com. IF YOU HAVE ANY QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR SHARES, OR IF YOU NEED TO OBTAIN COPIES OF THE ACCOMPANYING PROXY STATEMENT, PROXY CARDS, ELECTION FORMS OR OTHER DOCUMENTS INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, PLEASE CONTACT OUR PROXY SOLICITOR, GEORGESON INC., TOLL-FREE AT 866-431-2076, OR VIA EMAIL AT ZEP@GEORGESON.COM. M93526-S33069 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD AT 9:00 AM LOCAL TIME ON JUNE 25, 2015 AT 1420 SEABOARD INDUSTRIAL BLVD., NW, ATLANTA, GEORGIA 30318-2825 The stockholder(s) hereby appoint(s) John K. Morgan and Mark R. Bachmann, and each of them, as proxies, each with power to act without the other and with power of substitution, and hereby authorize(s) them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Zep Inc. Common Stock that the stockholder(s) is/are entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders or at any adjournment or postponement thereof, with all powers which the stockholder(s) would possess if present at the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE OF THIS PROXY CARD. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Address Changes/Comments: _______________________________________________________________________________ ________________________________________________________________________________________________________ (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.